EXHIBIT 10.11

[*]	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

AMENDED AND RESTATED

COLLABORATION AND LICENSE AGREEMENT

by and among

CELGENE CORPORATION,

CELGENE ALPINE INVESTMENT COMPANY II, LLC,

and

SUTRO BIOPHARMA, INC.

Dated as of August 2, 2017

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-ii-	*Confidential Treatment Requested.

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List of Exhibits

Exhibit A	-	A-1 Research Plan
	-	A-2 Pre-Development Plan
Exhibit B	-	Target Combinations
Exhibit C	-	Development Candidates
Exhibit D	-	Form of SUTRO Background IP Transfer Agreement
Exhibit E	-	Form of Initial CELGENE Background IP Transfer Agreement
Exhibit F	-	Form of Subsequent CELGENE Background IP Transfer Agreement
Exhibit G	-	In-Life Portion of Exploratory Toxicology Testing
Exhibit H	-	Press Release
Exhibit I	-	San Carlos Facility Improvements
Exhibit J	-	Identified BAC/ADC Programs
Exhibit K	-	JMC Memo

List of Schedules

Schedule 1.98(b)	-	SUTRO Patents
Schedule 6.5.4	-	Agreed Cost Allocation
Schedule 7.2.3	-	Other Payments
Schedule 7.4.1(b)	-	MS Milestone 2 Performance and Quality Requirements
Schedule 8.1.1(b)(ii)(C	-	Minimum Potency Requirements
Schedule 9.1.3(d)	-	Stanford In-License Sublicensing Requirements
Schedule 11.2(a)	-	SUTRO Patents and SUTRO Expression Patents
Schedule 11.2(b)	-	SUTRO In-Licenses
Schedule 14.3	-	Assignee Assumption Form

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AMENDED AND RESTATED COLLABORATION AND LICENSE AGREEMENT

This AMENDED AND RESTATED COLLABORATION AND LICENSE AGREEMENT (this “Agreement”) is entered into on the 2nd day of August, 2017 (the “Amendment Effective Date”) by and among Celgene Corporation, a Delaware corporation (“Celgene Corp.”), with respect to all rights and obligations under this Agreement in the United States (subject to Section 14.14), Celgene Alpine Investment Company II, LLC, a Delaware limited liability company (“Celgene Alpine”), with respect to all rights and obligations under this Agreement outside of the United States (subject to Section 14.14) (Celgene Corp. and Celgene Alpine together, “CELGENE”) and Sutro Biopharma, Inc., a Delaware corporation (“SUTRO”). CELGENE and SUTRO are each referred to herein by name or as a “Party” or, collectively, as the “Parties.”

RECITALS

WHEREAS, SUTRO and CELGENE are parties to that certain Collaboration and License Agreement, entered into on September 26, 2014 (the “Original Effective Date”), as amended by Amendment No. 1 to Collaboration and License Agreement dated April 18, 2016 (“Original Agreement”); and

WHEREAS, the Parties desire to amend and restate the Original Agreement in its entirety as set forth herein;

WHEREAS, the Research Term will end on September 26, 2017;

WHEREAS, CELGENE has identified four (4) Prioritized BAC/ADC Programs, as described below;

WHEREAS, the Parties may collaborate after September 26, 2017 on the conduct of certain pre-development activities with respect to the BAC/ADC Programs so identified by CELGENE, as the Parties may agree from time to time;

WHEREAS, immediately prior to the Amendment Effective Date, CELGENE had certain worldwide development and commercialization rights with respect to the first Development Candidate to achieve IND Clearance in the U.S. in which none of the binding domains is Directed to [*];

WHEREAS, it is currently the Parties’ intention that SUTRO will sell certain equity securities of SUTRO pursuant to, and CELGENE currently intends to participate in, offerings within the time periods and as further specified in Sections 7.2.2 and 7.8; and

WHEREAS, CELGENE wishes to receive an option to obtain U.S. development and commercialization rights (in addition to CELGENE’s existing development and commercialization rights outside of the U.S.) with respect to the second Development Candidate to achieve IND clearance in the U.S. in which none of the binding domains is Directed to [*], and SUTRO wishes to grant such option to CELGENE, in consideration for certain payments by CELGENE to SUTRO, all as set forth in more detail below.

1	*Confidential Treatment Requested.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement, the following terms will have the meanings set forth in this Article 1 unless the context dictates otherwise.

1.1.    “Accounting Principles” means either U.S. generally accepted accounting principles (“GAAP”) or International Financial Reporting Standards (“IFRS”), as designated and used by the applicable Party in preparing its financial statements from time to time.

1.2.    “ADC” means any antibody drug conjugate consisting of an Antibody to which at least one (1) Payload is attached by a Linker, and that contains, uses or is made using SUTRO IP. The term “ADC” includes the nucleic acid sequence encoding the amino acid sequence (including NNAA) of such ADC.

1.3.    “Affiliate” means any Person which, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with a Party to this Agreement, for so long as such control exists, whether such Person is or becomes an Affiliate on or after the Original Effective Date. A Person shall be deemed to “control” another Person if it: (a) with respect to such other Person that is a corporation, owns, directly or indirectly, beneficially or legally, at least fifty percent (50%) of the outstanding voting securities or capital stock (or such lesser percentage which is the maximum allowed to be owned by such Person in a particular jurisdiction) of such other Person, or, with respect to such other Person that is not a corporation, has other comparable ownership interest; or (b) has the power, whether pursuant to contract, ownership of securities or otherwise, to direct the management and policies of such other Person.

1.4.    “Annual Net Sales” means with respect to a particular Licensed Product, total Net Sales by CELGENE, its Affiliates and Sublicensees in the CELGENE Territory of such Licensed Product in a particular Calendar Year.

1.5.    “Antibody” means an antibody, whether designed, identified, generated or developed by a Party, its Affiliates, or any Third Party, prior to or during the Term, and any antigen binding domain or sequence or portion, fragment, variant, modification or derivative thereof. For clarity, an “Antibody” includes the nucleic acid sequence encoding the amino acid sequence of such Antibody, and may be a monoclonal or monospecific antibody or a bispecific or multispecific antibody. For the avoidance of doubt, the term “Antibody” does not include any linking technology, including any Linker or any Payload, which may be conjugated with such Antibody.

1.6.    “Antibody Base” means, with respect to an ADC, the Antibody to which the Payload is conjugated. Such Antibody may be a monoclonal or monospecific antibody or a bispecific or multispecific antibody (including a BAC).

1.7.    “Antitrust Law” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules promulgated thereunder (the “HSR Act”), the Sherman Act, as amended, the Clayton

Act, as amended, the Federal Trade Commission Act, as amended, and any other Laws of the United States, a state or territory thereof, or any foreign government that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

1.8.    “BAC” means any construct with bi- or multispecific binding capabilities generally consisting of at least two (2) binding domains, one (1) of which may be an Antibody, which binding domains recognize distinct epitopes, and that contains, uses or is made using SUTRO IP. For clarity, a BAC may (a) recognize epitopes on the same protein, on different proteins on the same cell, or on different protein targets on different cells, or, if applicable, (b) include one (1) or more non-natural amino acids (“NNAAs”), and a “BAC” includes the nucleic acid sequence encoding the amino acid sequence of such BAC. For the avoidance of doubt, (i) the term “BAC” does not include any linking technology, including any Linker or Payload, which may be conjugated with such BAC, and (ii) a BAC is an Antibody.

1.9.    “Binder” means the variable region of an Antibody (i.e., the amino acid sequence of such Antibody that confers specificity for a target, including the paratope), and any portion, fragment, variant, modification or derivative thereof, so long as such portion, fragment, variant, modification or derivative continues to confer specificity for the same target. For clarity, a “Binder” includes the nucleic acid sequence encoding the amino acid sequence of such Binder. A “Binder” is an Antibody. The term “Binder” may be, but is not limited to, any of the following:

1.9.1    “CELGENE Binder”, which means a Binder that is (a) Controlled by CELGENE or any of its Affiliates as of the Original Effective Date or thereafter during the Term and (b) provided by CELGENE to the Collaboration pursuant to Section 2.2.3(c)(i); or

1.9.2    “PD Binder”, which means a Binder that is in the public domain, as agreed by the Parties pursuant to Section 2.2.3(e); or

1.9.3    “SUTRO Binder”, which means a Binder that is (a) Controlled by SUTRO or any of its Affiliates as of the Original Effective Date or thereafter during the Term and (b) provided by SUTRO to the Collaboration pursuant to Section 2.2.3(a)(i).

1.10.    “BLA” means a Biologics License Application (as more fully described in 21 C.F.R. 601.20 et seq. or its successor regulation) and all amendments and supplements thereto submitted to the FDA, or any equivalent filing, including an MAA, in a country or regulatory jurisdiction other than the United States with the applicable Regulatory Authority, or any similar application or submission for Regulatory Approval filed with a Regulatory Authority to obtain marketing approval for a biologic product in a country or in a group of countries.

1.11.    “Business Combination” means with respect to a Party, any of the following events:

(a)    any Third Party (or group of Third Parties acting in concert) acquires, directly or indirectly, shares of such Party representing fifty percent (50%) or more of the voting shares (where voting includes being entitled to vote for the election of directors) then outstanding of such Party;

(b)    such Party consolidates with or merges into another corporation or entity which is a Third Party, or any corporation or entity which is a Third Party consolidates with or merges into such Party, in either event pursuant to a transaction in which more than fifty percent (50%) of the voting shares of the acquiring or resulting entity (including, in the event of a transaction in which such Party becomes a wholly-owned subsidiary of another entity, the parent entity of such acquiring or resulting entity) outstanding immediately after such consolidation or merger are not held by the holders of the outstanding voting shares of such Party immediately preceding such consolidation or merger; or

(c)    such Party conveys, transfers or leases all or substantially all of its assets to a Third Party.

1.12.    “Business Day” means a day on which banking institutions in New York City, New York are open for business, excluding any Saturday or Sunday.

1.13.    “Calendar Quarter” means the period beginning on the Original Effective Date and ending on the last day of the calendar quarter in which the Original Effective Date falls, and thereafter each successive period of three (3) consecutive calendar months ending on the last day of March, June, September, or December, respectively; provided that, the final Calendar Quarter shall end on the last day of the Term or, in the event an applicable Royalty Term extends beyond the last day of the Term pursuant to Section 13.6.3, the last day of such Royalty Term.

1.14.    “Calendar Year” means the period beginning on the Original Effective Date and ending on December 31 of the calendar year in which the Original Effective Date falls, and thereafter each successive period of twelve (12) consecutive calendar months beginning on January 1 and ending on December 31; provided that, the final Calendar Year shall end on the last day of the Term or, in the event an applicable Royalty Term extends beyond the last day of the Term pursuant to Section 13.6.3, the last day of such Royalty Term.

1.15.    “[*] DC” means each and every Development Candidate in which at least one (1) binding domain is Directed to [*]. In addition, notwithstanding anything to the contrary in this Agreement, each (if any) of the following Development Candidates shall be deemed a “[*] DC”, and shall not be deemed a “Non-[*] DC” for purposes of this Agreement: (a) the first Development Candidate to have achieved IND Clearance in the U.S. in which none of the binding domains is Directed to [*], and (b) any WRDC. For clarity, the immediately preceding sentence is not intended to limit in any way the number of [*] DCs under this Agreement.

1.16.    “CELGENE Background IP” means, collectively:

(a)    “CELGENE Background Know-How,” which means Know-How that (i) is Controlled by CELGENE or any of its Affiliates as of the Original Effective Date or thereafter during the Term, (ii) arises outside of the Collaboration, (iii) is provided by CELGENE to the Collaboration pursuant to Section 2.2.3(c)(i) for the Parties’ research, development, manufacture or commercialization of a Collaboration BAC or Collaboration ADC Directed to a Target Combination, and (iv) is necessary or reasonably useful for the research, development, manufacture or commercialization of any Collaboration BAC or Collaboration ADC Directed to a Target Combination or its corresponding Development Candidate, Licensed Products or Diagnostic Products, as applicable, in the Field; and

4	*Confidential Treatment Requested.

(b)    “CELGENE Background Patents,” which means Patents Controlled by CELGENE or any of its Affiliates as of the Original Effective Date or thereafter during the Term that (i) Cover CELGENE Background Know-How or (ii) are provided by CELGENE to the Collaboration pursuant to Section 2.2.3(c)(i) for the Parties’ research, development, manufacture or commercialization of a Collaboration BAC or Collaboration ADC Directed to a Target Combination.

1.17.    “CELGENE IP” means CELGENE Background IP and CELGENE Core Technology. For the avoidance of doubt, CELGENE IP includes all CELGENE Patents.

1.18.    “CELGENE Patent” means any Patent Controlled by CELGENE or any of its Affiliates (a) that solely Covers the composition of matter, method of use, or formulation of any BAC or ADC Directed to a Target Combination or its corresponding Development Candidate, Licensed Products or Diagnostic Products, including any Permitted Modifications, and (b) for which SUTRO is a sole or joint inventor and for which such Patent is assigned by SUTRO to CELGENE under Section 9.4.1(c) with respect to Inventions described in Section 9.4.1(b)(iii).

1.19.    “CELGENE Territory” means (a) with respect to each [*] DC and its corresponding Licensed Products and Diagnostic Products, the entire world, and (b) with respect to each Non-[*] DC and its corresponding Licensed Products and Diagnostic Products, the entire world except the United States.

1.20.    “cGMP” means all applicable standards relating to manufacturing practices for fine chemicals, intermediates, bulk products and/or finished pharmaceutical products, including (a) all applicable requirements detailed in the FDA’s current Good Manufacturing Practices regulations, 21 CFR Parts 210 and 211 and The Rules Governing Medicinal Products in the European Community, Volume IV, Good Manufacturing Practice for Medicinal Products, as each may be amended from time to time, and (b) all applicable Laws promulgated by any governmental authority having jurisdiction over the manufacture of any Collaboration BAC, Collaboration ADC, Development Candidate, Licensed Product or Diagnostic Product.

1.21.    “Clinical Trial” means a human clinical trial, including any Phase 1 Clinical Trial, Phase 2 Clinical Trial, Phase 3 Clinical Trial, study incorporating more than one of these phases, or post-Regulatory Approval clinical trial.

1.22.    “CMO” means a CELGENE CMO or a CELGENE Cell-Based CMO, as applicable.

1.23.    “Collaboration ADC” means any BAC in a BAC/ADC Program which CELGENE, by written notice to SUTRO, elects to modify to include the design, identification, generation, development and characterization of ADCs in which the Antibody Base of any such ADC is a BAC from the applicable BAC/ADC Program.

1.24.    “Collaboration BAC” means a BAC first identified, discovered, generated or developed either (a) during the conduct of the Collaboration in accordance with this Agreement or (b) (to the extent included in a BAC/ADC Program in accordance with this Agreement) in any Internal Program of SUTRO (whether prior to or during the Research Term).

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1.25.    “Commercially Reasonable Efforts” means, with respect to a Party’s obligations under this Agreement, including the [*], [*] (including [*]), [*] and [*] of [*] and [*], as applicable, the level of efforts used by such Party (or with respect to [*], the [*] of [*] by [*], [*], [*] or [*], provided that in no event shall such [*] be [*] than [*]), with respect to a [*] or [*], as applicable, at a [*], [*] or [*] as the relevant [*] or [*], as applicable, and that, with respect to [*] (including [*]), and [*], has [*] and [*] similar to the relevant [*] or [*], taking into account [*] of [*], [*] and [*] and [*], [*] of [*], [*] of the [*], [*], [*], [*] or [*], [*], the likelihood of [*] of [*] (including [*] and [*] or [*] to be [*]), [*] of the [*] to the applicable Party (including the [*] to [*] of [*] or other [*]), [*], [*] and other [*]. Commercially Reasonable Efforts shall be determined on a [*], [*] and [*] for a [*], and it is [*] that the level of effort will be [*] for [*], and will [*], [*] in the [*] of the [*] and the [*], [*] and [*].

1.26.    “Control”, “Controls” or “Controlled” means, with respect to any intellectual property, material or item of a Person, the ability of such Person (whether through ownership or license (other than a license granted in this Agreement)) to grant to the other Party and/or its Affiliates, as applicable, the licenses or sublicenses as provided herein without violating the terms of any then-existing agreement with any Third Party and (subject to the immediately succeeding sentence) without creating or increasing any payment obligation to a Third Party, including any royalty or milestone payment (the “Additional Payments”). Notwithstanding the foregoing, if on or after the Original Effective Date and for such time as the other Party agrees to pay and does in fact pay all Additional Payments (subject to Section 7.5.5, as applicable) with respect to such Party’s use of or license to such intellectual property, such intellectual property shall be deemed to be included in the definition of “Control”, if it otherwise satisfies such definition. Furthermore, notwithstanding anything to the contrary, but subject to the immediately succeeding sentence of this Section, with specific respect to Patents and Know-How, if a Business Combination occurs with respect to a Person after the Original Effective Date, then and thereafter such Person’s Controlled Patents and Controlled Know-How shall not include any previously unlicensed Patents or Know-How, respectively, owned or controlled by (a) the Third Party or Third Parties involved in such Business Combination or (b) any of such Third Party or Third Parties’ respective Affiliates, other than the acquired Party and its direct and indirect subsidiaries. For the avoidance of doubt, (i) any CELGENE Core Technology, SUTRO Core Technology and Joint Inventions discovered, developed, invented, conceived or reduced to practice in connection with the activities performed pursuant to this Agreement, no matter when Controlled, will be Controlled by the applicable Party for purposes of this Agreement; and (ii) any Patent that claims priority to any other Patent first Controlled before such Business Combination will be Controlled thereafter no matter when such Patent is filed or issued.

1.27.    “Cover”, “Covering” or “Covered”, with reference to (a) a Patent, means that the making, using, selling, offering for sale or importing of a product (including a Collaboration BAC or Collaboration ADC) or practice of a method would infringe a Valid Claim (or, in the case of a Valid Claim that has not yet issued, would infringe such Valid Claim if it were to issue), and (b) Know-How, means that the research, manufacture, development or commercialization of a product (including a Collaboration BAC or Collaboration ADC) incorporates, embodies or otherwise make use of such Know-How.

1.28.    “Development Candidate” means any Collaboration BAC or Collaboration ADC included in any BAC/ADC Program (on a molecule-by-molecule basis and including any back-up

6	*Confidential Treatment Requested.

compounds, BACs, ADCs, Antibodies and/or antibody drug conjugates) Directed to a Target Combination that CELGENE decides in its sole discretion through its Candidate Development Committee, or its respective equivalent, to (a) advance to IND-Enabling Studies or (b) designate as a “Development Candidate”. For further clarity, a Development Candidate comprising or containing a Permitted Modification shall be deemed a Development Candidate for all purposes under this Agreement, including for the purpose of milestone and royalty payments pursuant to Sections 7.4 and 7.5. A list of Development Candidates is set forth on Exhibit C, which may be amended from time to time by CELGENE pursuant to Section 2.2.6.

1.29.    “Diagnostic Product(s)” means any product, kit or other similar application containing, or based upon, a Development Candidate, and designed for the diagnosis of diseases or disorders in humans and/or the screening and/or monitoring of medical conditions in patients for the treatment and/or prevention of such diseases or disorders and/or the effects thereof.

1.30.    “Directed to” means “directed to, and specifically binding to”.

1.31.    “Dollars” or “$” means the legal tender of the U.S.

1.32.    “EMA” means the European Medicines Agency, and any successor entity thereto.

1.33.    “EU” means all countries that are officially recognized as member states of the European Union at any particular time during the Term.

1.34.    “Executive Officers” means SUTRO’s Chief Executive Officer and CELGENE’s President, Global Research and Early Development (or CELGENE’s respective designee).

1.35.    “FDA” means the U.S. Food and Drug Administration, and any successor entity thereto.

1.36.    “Field” means any use or purpose, including the treatment, palliation, diagnosis or prevention of any human disease, disorder or condition (but excluding any animal disease, disorder or condition).

1.37.    “First Collaboration Agreement” means that certain Collaboration and License Agreement, dated as of December 7, 2012, by and between Celgene Corp. and SUTRO, as amended from time to time, and “First Collaboration” means the “Collaboration” as defined in the First Collaboration Agreement.

1.38.    “First Commercial Sale” means, with respect to each Licensed Product, the first sale for which revenue has been recognized by CELGENE, its Affiliates or Sublicensees or SUTRO, its Affiliates or licensees to any Third Party for use or consumption by the general public of such Licensed Product in any country in the CELGENE Territory or SUTRO Territory, respectively, for which all Regulatory Approvals (including pricing and reimbursement approvals), whether or not legally required in order to sell such Licensed Products in such country, have been granted; in each case provided however that the following shall not constitute a First Commercial Sale:

(a)    any sale to an Affiliate or Sublicensee (in the case of CELGENE) or licensee (in the case of SUTRO) unless such Affiliate or Sublicensee or licensee is the last entity in the distribution chain of the Licensed Product;

(b)    any use of such Licensed Product in Clinical Trials (including post-Regulatory Approval clinical trials), non-clinical development activities or other development activities with respect to such Licensed Product by or on behalf of a Party, or disposal or transfer of such Licensed Product for a bona fide charitable purpose; and

(c)    compassionate use.

1.39.    “First DC IND Clearance Date” means the date, if any, on which the first Development Candidate from any of the Identified BAC/ADC Programs achieves IND Clearance anywhere in the world.

1.40.    “Format” means the constant region of an Antibody (i.e., the amino acid sequence of such Antibody that does not confer specificity for a target) that could promote the assembly of such Antibody, and any portion, fragment, variant, modification or derivative thereof, so long as such portion, fragment, variant, modification or derivative does not confer specificity for the same target. For clarity, a “Format” includes the nucleic acid sequence encoding the amino acid sequence of such Format. The term “Format” may be, but is not limited to, any of the following:

1.40.1    “CELGENE Format”, which means a Format that is (a) Controlled by CELGENE or any of its Affiliates as of the Original Effective Date or thereafter during the Term and (b) provided by CELGENE to the Collaboration pursuant to Section 2.2.3(c)(i); or

1.40.2    “PD Format”, which means a Format that is in the public domain, as agreed by the Parties pursuant to Section 2.2.3(e); or

1.40.3    “SUTRO Format”, which means a Format that is (a) Controlled by SUTRO or any of its Affiliates as of the Original Effective Date or thereafter during the Term and (b) provided by SUTRO to the Collaboration pursuant to Section 2.2.3(a)(i).

1.41.    “FPFV” means, with respect to a Clinical Trial, the first visit by the first subject enrolled in such Clinical Trial for dosing with a Licensed Product.

1.42.    “FTE Rate” means an hourly charge of $[*] for each full-time scientific or technical person of SUTRO, which amount is based on an annual cost of $[*] per full-time person and [*] person-hours performed.

1.43.    “Fully Burdened Manufacturing Costs” means costs to supply applicable active pharmaceutical ingredients, finished products, related inputs and services (including BACs, ADCs, Development Candidates and Licensed Products) (a) supplied by an unaffiliated Third Party, or (b) manufactured directly by SUTRO; it being understood and agreed that (i) in the case of costs referred to in clause (a) of this sentence where an unaffiliated Third Party is the manufacturer, Fully Burdened Manufacturing Costs shall equal [*] percent ([*]%) of the amount invoiced by such unaffiliated Third Party, plus any reasonable direct and identifiable internal costs and out-of-pocket costs, actually incurred by SUTRO and/or its Affiliates in connection with the oversight

8	*Confidential Treatment Requested.

(as reasonably agreed in advance by the Parties) of the manufacturing process of the Third Party, and (ii) in the case of costs referred to in clause (b) of this sentence where SUTRO is the manufacturer, Fully Burdened Manufacturing Costs shall equal [*] percent ([*]%) of the fully burdened costs of manufacturing the applicable product, which manufacturing costs: (x) shall include the cost of raw materials, direct and identifiable labor costs, and other direct and identifiable variable costs and appropriate direct and identifiable costs (or appropriate allocation thereof) for equipment pools, plant operations, yield losses (to the extent consistent with industry practice) and plant support services (including utilities, maintenance, engineering, safety, human resources, finance, plant management and other similar activities), and (y) shall be calculated in accordance with GAAP and SUTRO’s policies and procedures for its other products, in each case consistently applied (and such plant operations and support services costs shall be allocated consistent with GAAP and the other SUTRO products in that facility), and (z) notwithstanding anything to the contrary, shall exclude all costs which cannot be linked to a specific manufacturing activity such as charges for corporate overhead which are not controllable by the manufacturing plant.

1.44.    “GCP” means the ethical and scientific quality standards for designing, conducting, recording, and reporting trials that involve the participation of human subjects as are required by applicable Regulatory Authorities or Law in the relevant jurisdiction. In the United States, GCP shall be based on Good Clinical Practices established through FDA guidances (including Guideline for Good Clinical Practice – ICH Harmonized Tripartite Guideline (ICH E6), as amended from time to time), and, outside the United States, GCP shall be based on Guideline for Good Clinical Practice – ICH Harmonized Tripartite Guideline (ICH E6), as amended from time to time.

1.45.    “GLP” means the then-current good laboratory practice standards promulgated or endorsed by the FDA, as defined in U.S. 21 C.F.R. Part 58 (or such other comparable regulatory standards in jurisdictions outside the U.S. to the extent applicable to the relevant toxicology and/or safety study, as they may be updated from time to time).

1.46.    “Identified BAC/ADC Program” means the following BAC/ADC Programs: BCMA ADC Program, [*] Program, [*] Program, and [*] Program, each as described in the applicable subsection of Exhibit J. Each BAC/ADC Identified Program only includes the molecules identified in the applicable subsection of Exhibit J, as may be updated from time to time as mutually agreed by the Parties.

1.47.    “Immuno-Oncology Target” means any antigens that are expressed on the cell surface of immune effector cells or tumor cells that can form specific interactions between the cognate receptor-ligand pair(s) for the purpose of immune modulation and that can also be presented on the surface of antigen presenting cells.

1.48.    “IND” means an investigational new drug application (including any amendment or supplement thereto) submitted to the FDA pursuant to Part 312 of Title 21 of the U.S. Code of Federal Regulations, including any amendments thereto. References herein to IND shall include, to the extent applicable, any comparable filing(s) outside the U.S. for the investigation of any product in any other country or group of countries (such as a Clinical Trial Application (“CTA”) in the EU).

9	*Confidential Treatment Requested.

1.49.    “IND Clearance” means acceptance of an IND by the FDA to conduct clinical testing of the applicable pharmaceutical product.

1.50.    “IND-Enabling Study” means any study with the goal of using the results of such study to support the filing of an IND for a Development Candidate or Licensed Product, including any in vivo animal toxicology study conducted pursuant to GLP.

1.51.    “Indication” means any human disease or condition, or sign or symptom of a human disease or condition.

1.52.    “Internal Program of SUTRO” means any research and/or development (but not commercialization) program engaged in by or on behalf of SUTRO or (subject to Section 8.1.3) its Affiliates, solely for its or such Affiliates’ own accord and not with, for or on behalf of any Third Party, relating to BACs, ADCs, Antibodies and/or antibody drug conjugates.

1.53.    “Invention” means any (a) Know-How (including inventions) discovered, developed, invented, conceived or reduced to practice, whether or not patentable, by or on behalf of either Party or its respective Affiliates or Sublicensees (in the case of CELGENE) or licensees (in the case of SUTRO), whether solely or jointly with the other Party or its Affiliates or any Third Party, pursuant to the conduct of activities under the Collaboration (including development and commercialization of [*] DCs and Non-[*] DCs) and (b) intellectual property rights in any of the foregoing.

1.54.    “Know-How” means all tangible and intangible:

(a)    information, techniques, technology, practices, trade secrets, inventions (whether patentable or not), methods, knowledge, know-how, skill, experience, data, results (including pharmacological, toxicological and clinical test data and results, research data, reports and batch records), analytical and quality control data, analytical methods (including applicable reference standards), full batch documentation, packaging records, release, stability, storage and shelf-life data, and manufacturing process information, results or descriptions, software and algorithms; and

(b)    compositions of matter, cells, cell lines, assays, animal models and physical, biological or chemical material, including Antibodies, Binders, Formats, Linkers, Payloads, BACs, ADCs, Development Candidates, Licensed Products and Diagnostic Products.

(c)    As used in this Agreement, “clinical test data” shall be deemed to include all information related to clinical or non-clinical testing, including patient report forms, investigators’ reports, biostatistical, pharmaco-economic and other related analyses, regulatory filings and communications, and the like.

1.55.    “Law” or “Laws” means all laws, statutes, rules, regulations, orders, judgments, or ordinances having the effect of law of any national, multinational, federal, state, provincial, county, city or other political subdivision.

10	*Confidential Treatment Requested.

1.56.    “Licensed Product” means any pharmaceutical product comprising or containing a Development Candidate, whether or not as the sole active ingredient and in any dosage form or formulation. For clarity, a Diagnostic Product is not a Licensed Product.

1.57.    “Linker” means any chemical composition or method, including methods of manufacture, that attaches a Payload to a binding domain (including any Antibody). The term “Linker” may be, but is not limited to, any of the following:

1.57.1    “CELGENE Linker”, which means a Linker that is (a) Controlled by CELGENE or any of its Affiliates as of the Original Effective Date or thereafter during the Term and (b) provided by CELGENE to the Collaboration pursuant to Section 2.2.3(c)(i); or

1.57.2    “PD Linker”, which means a Linker that is in the public domain, as agreed by the Parties pursuant to Section 2.2.3(e); or

1.57.3    “SUTRO Linker”, which means a Linker that is (a) Controlled by SUTRO or any of its Affiliates as of the Original Effective Date or thereafter during the Term and (b) provided by SUTRO to the Collaboration pursuant to Section 2.2.3(a)(i).

1.58.    “MAA” means a regulatory application filed with the EMA or MHLW seeking Regulatory Approval of a Licensed Product, and all amendments and supplements thereto filed with the EMA or MHLW.

1.59.    “Major EU Country” means any of the following countries: France, Germany, Italy, Spain or the United Kingdom.

1.60.    “MHLW” means the Ministry of Health, Labour and Welfare of Japan, or the Pharmaceuticals and Medical Devices Agency, or any successor to either of them, as the case may be.

1.61.    “Net Sales” means with respect to any Licensed Product, the gross amounts invoiced by CELGENE, its Affiliates and Sublicensees (each, a “Selling Party”) to Third Party customers for sales of such Licensed Product, less the following deductions actually incurred, allowed, paid, or accrued, or specifically allocated in its financial statements in accordance with (as applicable to the Selling Party) Accounting Principles, for:

(a)    discounts (including trade, quantity and cash discounts) actually allowed, cash and non-cash coupons, retroactive price reductions, and charge-back payments and rebates granted to any Third Party (including to governmental entities or agencies, purchasers, reimbursers, customers, distributors, wholesalers, and group purchasing and managed care organizations or entities (and other similar entities and institutions));

(b)    credits or allowances, if any, on account of price adjustments, recalls, claims, damaged goods, rejections or returns of items previously sold (including Licensed Product returned in connection with recalls or withdrawals) and amounts written off by reason of uncollectible debt, provided that if the debt is thereafter paid, the corresponding amount shall be added to the Net Sales of the period during which it is paid;

(c)    rebates (or their equivalent), administrative fees, chargebacks and retroactive price adjustments and any other similar allowances granted by a Selling Party (including to governmental authorities, purchasers, reimburses, customers, distributors, wholesalers, and managed care organizations and entities (and other similar entities and institutions)) which effectively reduce the selling price or gross sales of the Licensed Product;

(d)    insurance, customs charges, freight, postage, shipping, handling, and other transportation costs incurred by a Selling Party in shipping Licensed Product to a Third Party;

(e)    import taxes, export taxes, excise taxes (including annual fees due under Section 9008 of the United States Patient Protection and Affordable Care Act of 2010 (Pub. L. No. 111-48) and other comparable Laws), sales taxes, value-added taxes, consumption taxes, duties or other taxes levied on, absorbed, determined and/or imposed with respect to such sales (excluding income or net profit taxes or franchise taxes of any kind); and

(f)    reasonable discounts due to factoring of receivables that are incurred consistent with its other pharmaceutical products of like character in a given country.

There should be no double counting in determining the foregoing deductions from gross amounts invoiced to calculate “Net Sales” hereunder. The calculations set forth in this definition shall be determined in accordance with Accounting Principles consistently applied.

If non-monetary consideration is received by a Selling Party for any Licensed Product, Net Sales will be calculated based on the average price charged for such Licensed Product, as applicable, during the preceding royalty period, or in the absence of such sales, the fair market value of the Licensed Product, as applicable, as determined by the Parties in good faith. Notwithstanding the foregoing, Net Sales shall not be imputed to transfers of Licensed Products, as applicable, for use in Clinical Trials, non-clinical development activities or other development activities with respect to Licensed Products by or on behalf of the Parties, for bona fide charitable purposes or for compassionate use or for Licensed Product samples, if no monetary consideration is received for such transfers.

Net Sales shall be determined on, and only on, the first sale by CELGENE or any of its Affiliates or Sublicensees to a non-Sublicensee Third Party.

If a Licensed Product is sold as part of a Combination Product (defined below), Net Sales will be the product of (i) Net Sales of the Combination Product calculated as above (i.e., calculated as for a non-Combination Product) and (ii) the fraction [*], where:

[*]

If [*] cannot be determined by reference to non-Combination Product sales as described above, then Net Sales will be calculated as above, but the gross invoice price in the above equation shall be determined by mutual agreement reached in good faith by the Parties prior to the end of the accounting period in question based on an equitable method of determining the same that takes into account, in the applicable country, variations in dosage units and the relative fair market value of each therapeutically active ingredient in the Combination Product.

12	*Confidential Treatment Requested.

As used in this Section, “Combination Product” means a Licensed Product that contains one or more additional active ingredients (whether coformulated or copackaged) that are neither Development Candidates nor generic or other non-proprietary compositions of matter. Pharmaceutical dosage from vehicles, adjuvants and excipients shall be deemed not to be “active ingredients”.

1.62.    “Nomination” or “Nominate” means, with respect to a Collaboration BAC or Collaboration ADC, the nomination by CELGENE, in its sole discretion, of such Collaboration BAC or Collaboration ADC as a Development Candidate pursuant to Section 2.2.6.

1.63.    “Non-[*] DC” means, except as set forth in the next sentence, each and every Development Candidate in which none of the binding domains is Directed to [*]. For the avoidance of doubt, notwithstanding anything to the contrary in this Agreement, (a) the first Development Candidate to have achieved IND Clearance in the U.S. in which none of the binding domains is Directed to [*] and (b) any WRDC shall, in the case of (a) and (b), each be deemed a “[*] DC” and shall not be deemed a “Non-[*] DC” for purposes of this Agreement.

1.64.    “Option Exercise Fee” has the meaning set forth in Section 7.3.2.

1.65.    “[*]” means the period commencing on the Amendment Effective Date and ending on [*].

1.66.    “Patent” means (a) all patents and patent applications in any country or supranational jurisdiction worldwide, (b) any substitutions, divisionals, continuations, continuations-in-part, reissues, renewals, registrations, confirmations, re-examinations, extensions, supplementary protection certificates and the like of any such patents or patent applications, and (c) foreign counterparts of any of the foregoing.

1.67.    “Payload” means, with respect to an ADC, any molecular entity, polypeptide, protein or other molecular or chemical species, other than (a) the binding domain (including any Antibody) to which such entity, polypeptide, protein or species is attached and (b) any Linker used in such attachment. The term “Payload” may be, but is not limited to, any of the following:

1.67.1    “CELGENE Payload”, which means a Payload that is (a) Controlled by CELGENE or any of its Affiliates as of the Original Effective Date or thereafter during the Term and (b) provided by CELGENE to the Collaboration pursuant to Section 2.2.3(c)(i); or

1.67.2    “PD Payload”, which means a Payload that is in the public domain, as agreed by the Parties pursuant to Section 2.2.3(e); or

1.67.3    “SUTRO Payload”, which means a Payload that is (a) Controlled by SUTRO or any of its Affiliates as of the Original Effective Date or thereafter during the Term and (b) provided by SUTRO to the Collaboration pursuant to Section 2.2.3(a)(i).

1.68.    “Person” means any individual, partnership, joint venture, limited liability company, corporation, firm, trust, association, unincorporated organization, governmental authority or agency, or any other entity not specifically listed herein.

13	*Confidential Treatment Requested.

1.69.    “Phase 1 Clinical Trial” means a human clinical trial of a product in any country, the principal purpose of which is to determine the metabolism and pharmacological actions of the product in humans, the side effects associated with increasing doses and, if possible, to gain early evidence of effectiveness, as described in 21 C.F.R. 312.21(a), or a similar clinical study prescribed by the relevant Regulatory Authorities in a country other than the United States.

1.70.    “Phase 2 Clinical Trial” means a human clinical trial of a product in any country that would satisfy the requirements of 21 C.F.R. 312.21(b) and is intended to explore a variety of doses, dose response, and duration of effect, and to generate evidence of clinical safety and effectiveness for a particular Indication or Indications in a target patient population, or a similar clinical study prescribed by the relevant Regulatory Authorities in a country other than the United States. For the avoidance of doubt, if a Clinical Trial is conducted or publicly referred to by CELGENE, its Affiliates or Sublicensee as a “Phase 1/2 Clinical Trial” (or other similar terminology), then for purposes of this Agreement such Clinical Trial shall be deemed a Phase 2 Clinical Trial.

1.71.    “Phase 3 Clinical Trial” means a human clinical trial of a product in any country that would satisfy the requirements of 21 C.F.R. 312.21(c) and is intended to (a) establish that the product is safe and efficacious for its intended use, (b) define contraindications, warnings, precautions and adverse reactions that are associated with the product in the dosage range to be prescribed, and (c) support Regulatory Approval for such product; or a similar clinical study prescribed by the relevant Regulatory Authorities in a country other than the United States; it being understood and agreed that any clinical trial is a Phase 3 Clinical Trial if such trial is a registration trial sufficient for filing an application for a Regulatory Approval for such product in the United States or another country or some or all of an extra-national territory, as evidenced by the acceptance of filing for a Regulatory Approval by the applicable Regulatory Authority for such product after the completion of such trial.

1.72.    “Potential CMO” means a contract manufacturing organization identified by CELGENE for evaluation purposes pursuant to Section 6.2, Section 9.1.3(c) and/or Section 13.6.3(e).

1.73.    “Pre-Development Plan” has the meaning set forth in Section 2.2.

1.74.    “Pre-Existing Licenses” has the meaning set forth in Section 2.15 of the Stanford In-License.

1.75.    “Product Liability” means any product liability claims asserted or filed by a Third Party (without regard to their merit or lack thereof), seeking damages or equitable relief of any kind, relating to personal injury, wrongful death, medical expenses, an alleged need for medical monitoring, consumer fraud or other alleged economic losses, allegedly caused by any Licensed Product, and including claims by or on behalf of users of any Licensed Product (including spouses, family members and personal representatives of such users) relating to the use, sale, distribution or purchase of any Licensed Product sold by CELGENE, its Affiliates, Sublicensees or distributors, or by SUTRO, its Affiliates, licensees or distributors, as applicable, including claims by Third Party payers, such as insurance carriers and unions.

1.76.    “Prosecution and Maintenance” or “Prosecute and Maintain” means, with regard to a Patent, the preparation, filing, prosecution and maintenance of such Patent, as well as re-examinations, reissues, appeals, and requests for patent term adjustments and patent term extensions with respect to such Patent, together with the initiation or defense of interferences, oppositions and other similar proceedings with respect to the particular Patent, and any appeals therefrom. For clarification, “Prosecution and Maintenance” or “Prosecute and Maintain” shall not include any other enforcement actions taken with respect to a Patent.

1.77.    “Regulatory Approval” means the approval, license or authorization of the applicable Regulatory Authority necessary for the marketing and sale of a product for a particular Indication in a country in the world, including separate pricing or reimbursement approvals legally required in order to sell the product in such country, and including the approval by the applicable Regulatory Authority of any expansion or modification of the label for such Indication.

1.78.    “Regulatory Authority” means the FDA in the U.S. or any health regulatory authority in any other country that is a counterpart to the FDA and holds responsibility for granting Regulatory Approval for a product in such country, including the EMA and the MHLW, and any successor(s) thereto.

1.79.    “Regulatory Materials” means the regulatory registrations, applications, authorizations and approvals (including approvals of NDAs, BLAs, 510(k)s, PMAs, supplements and amendments, pre- and post-approvals, pricing and Third Party reimbursement approvals, and labeling approvals), Regulatory Approvals or other submissions made to or with any Regulatory Authority necessary for the research, development (including the conduct of clinical studies), manufacture, or commercialization of a Development Candidate, Licensed Product or Diagnostic Product in a regulatory jurisdiction, together with all related correspondence to or from any Regulatory Authority and all documents referenced in the complete regulatory chronology for each NDA, including all Drug Master File(s) (if any), IND, CTA, MAA and supplemental new drug applications (sNDAs) or foreign equivalents of any of the foregoing.

1.80.    “Research Plan” means the research plan existing as of the Amendment Effective Date and attached as Exhibit A-1 hereto.

1.81.    “Research Term” means the period of time commencing on the Original Effective Date and ending on (and including) September 26, 2017.

1.82.    “Royalty Term” means, on a country-by-country (in the CELGENE Territory) and Licensed Product-by-Licensed Product basis, the longer of (a) the expiration of the last Valid Claim of any CELGENE Patent which Covers the composition of matter, method of use or formulation of any Licensed Product in such country, or (b) ten (10) years following the First Commercial Sale of any such Licensed Product in such country.

1.83.    “Scripps In-License” means that certain license agreement by and between SUTRO and The Scripps Research Institute dated May 30, 2012.

1.84.    “Scripps Know-How” means the Know-How, if any, licensed to SUTRO pursuant to the Scripps In-License.

1.85.    “Scripps Patents” means the Patents licensed to SUTRO pursuant to the Scripps In-License.

1.86.    “Scripps Technology” means the Scripps Patents and the Scripps Know-How.

1.87.    “Second IND” means the second IND filed anywhere in the world by or on behalf of CELGENE and/or its Affiliates with respect to a Development Candidate from any of the Identified BAC/ADC Programs in which none of the binding domains is Directed to [*], excluding any Development Candidate included in the Identified BAC/ADC Program from which the first Development Candidate arises which has achieved the First DC IND Clearance Date and in which none of the binding domains is Directed to [*].

1.88.    “Second IND Clearance Date” means the date, if any, on which the second Development Candidate from any of the Identified BAC/ADC Programs achieves IND Clearance anywhere in the world.

1.89.    “Stanford In-License” means that certain license agreement by and between SUTRO and The Board Of Trustees of the Leland Stanford Junior University, dated October 3, 2007, as may be amended from time to time.

1.90.    “Stanford Know-How” means the Know-How, if any, licensed to SUTRO pursuant to the Stanford In-License.

1.91.    “Stanford Patents” means the Patents licensed to SUTRO pursuant to the Stanford In-License.

1.92.    “Stanford Technology” means the Stanford Patents and the Stanford Know-How.

1.93.    “Sublicensee” means a Third Party to whom CELGENE has granted a license under Know-How or Patents Controlled by CELGENE in connection with CELGENE’s exercise of the rights or performance of the obligations under this Agreement, or a sublicense under Know-How or Patents licensed to CELGENE pursuant to this Agreement, to research, develop, manufacture or commercialize any Collaboration BAC or Collaboration ADC, or its corresponding Development Candidate or Licensed Products, in the Field, but excluding any Third Party acting solely as a distributor. For purposes of further clarity, none of SUTRO or its Affiliates shall be deemed a Sublicensee of CELGENE.

1.94.    “SUTRO Background IP” means any and all SUTRO Binders, SUTRO Formats, SUTRO Linkers and SUTRO Payloads provided by SUTRO to the Collaboration pursuant to Section 2.2.3(a)(i), and any and all Patents and Know-How Controlled by SUTRO and/or its Affiliates as of the Original Effective Date or thereafter during the Term that Cover such SUTRO Binder, SUTRO Format, SUTRO Linker or SUTRO Payload, as applicable, or any other Know-How Controlled by SUTRO and/or its Affiliates that is otherwise contributed or used by or on behalf of SUTRO to or in the Collaboration.

1.95.    “SUTRO Expression Know-How” means the Know-How Controlled by SUTRO and/or its Affiliates as of the Original Effective Date or thereafter during the Term that relates to the in vitro expression of proteins and/or peptides, including any Stanford Know-How.

16	*Confidential Treatment Requested.

1.96.    “SUTRO Expression Patents” means the Patents Controlled by SUTRO and/or its Affiliates as of the Original Effective Date or thereafter during the Term that Cover the in vitro expression of proteins and/or peptides or the SUTRO Expression Know-How, including any Stanford Patents.

1.97.    “SUTRO Expression Technology” means the SUTRO Expression Patents and the SUTRO Expression Know-How, including any Stanford Technology.

1.98.    “SUTRO IP” means, collectively:

(a)    “SUTRO Know-How”, which means Know-How that (i) is Controlled by SUTRO and/or its Affiliates as of the Original Effective Date or thereafter during the Term, and (ii) is necessary or reasonably useful for the research, development, manufacture or commercialization of any Collaboration BAC or Collaboration ADC Directed to a Target Combination or its corresponding Development Candidate, Licensed Products or Diagnostic Products, as applicable, in the Field, provided, however, that the SUTRO Know-How shall in no event include the SUTRO Expression Know-How or the Scripps Know-How; and

(b)    “SUTRO Patents”, which means Patents Controlled by SUTRO and/or its Affiliates as of the Original Effective Date or thereafter during the Term that (i) Cover the SUTRO Know-How; or (ii) are necessary or reasonably useful (A) for the conduct of the research activities set forth in the Research Plan and/or the Pre-Development Plan, as applicable, or (B) the development, manufacture or commercialization of any Collaboration BAC or Collaboration ADC Directed to a Target Combination or its corresponding Development Candidate, Licensed Products or Diagnostic Products, provided, however, that the SUTRO Patents shall in no event include the SUTRO Expression Patents or Scripps Patents. The Patents set forth in Schedule 1.98(b) attached hereto, which are in existence as of the Original Effective Date, are SUTRO Patents.

(c)    For clarity, “SUTRO IP” includes (1) the SUTRO Background IP and (2) the SUTRO Core Technology, other than with respect to the SUTRO Expression Technology.

1.99.    “SUTRO Territory” means with respect to each Non-[*] DC and its corresponding Licensed Products and Diagnostic Products, the United States. For clarity, there is no SUTRO Territory with respect to any and all [*] DCs and their corresponding Licensed Products and Diagnostic Products.

1.100.    “Target” means any antigen, including any antigen expressed either on a tumor cell or immune effector cell that can be utilized for potential therapeutic benefit.

1.101.    “Target Combination” means, subject to the proviso to this sentence, any combination of two (2) or more Targets; it being understood that, solely with respect to the BCMA ADC Program, “Target Combination” shall be deemed to refer to BCMA (as a single Target).

1.102.    “Third Party” means any Person other than SUTRO or CELGENE that is not an Affiliate of SUTRO or of CELGENE.

17	*Confidential Treatment Requested.

1.103.    “Tumor Target” means any antigen expressed on a tumor cell, which can include any immuno-therapy related antigen that is expressed on a tumor cell, targeted to achieve selective binding by a BAC or ADC to tumor cells.

1.104.    “Tumor Targeted Multispecific ADC” means any multispecific ADC or other multispecific antibody drug conjugate Directed solely to Tumor Targets.

1.105.    “United States” or “U.S.” means the United States of America and all of its territories and possessions.

1.106.    “Valid Claim” means a claim of (a) an issued patent in the U.S. or in a jurisdiction outside the U.S., as applicable, that has not expired, lapsed, been cancelled or abandoned, or been dedicated to the public, disclaimed, or held unenforceable, invalid, revoked or cancelled by a court or administrative agency of competent jurisdiction in an order or decision from which no appeal has been or can be taken, including through opposition, reexamination, reissue or disclaimer; or (b) a pending patent application that has not been finally abandoned or finally rejected or expired and which has been pending for no more than five (5) years from the date of filing of the earliest priority patent application to which such pending patent application is entitled to claim benefit.

1.107.    “WRDC” has the meaning set forth in Section 7.3.4.

1.108.    Additional Definitions. Each of the following terms has the meaning described in the corresponding section of this Agreement indicated below:

Definition:	Section:
AAA Expedited Rules	14.1.2
Abandoned ADCs	2.2.6(b)(ii)
Abandoned BACs	2.2.6(b)(ii)
Abandoned Non-[*] DC	2.2.6(b)(iii)
Abandoned Target/Target Combinations	2.2.6(b)(ii)
Additional Payments	1.26
Agreement	Preamble
Alliance Manager	5.1.3
Antitrust Filing	8.2.2
BAC/ADC Program	2.1
BAC Tox Testing	7.4.2
Bankruptcy Code	9.3
Business Program	8.1.3
CELGENE	Preamble
Celgene Alpine	Preamble
CELGENE Background IP Transfer Agreement	2.2.3(c)(i)(2)
CELGENE Background Know-How	1.16(a)
CELGENE Background Patents	1.16(b)
CELGENE Binder	1.9.1
CELGENE Cell-Based CMO	6.5

18	*Confidential Treatment Requested.

Definition:	Section:
CELGENE CMO	6.2
CELGENE Core Technology	9.4.1(b)
Celgene Corp.	Preamble
CELGENE Format	1.40.1
CELGENE Indemnitees	12.2
CELGENE Linker	1.57.1
CELGENE Manufacturing Costs	6.5(b)
CELGENE Manufacturing Notice	6.5
CELGENE Payload	1.67.1
Cell-Free Extract	2.2.6(a)
Claims	12.1
Collaboration	2.1
Collaboration ADC	1.23
Combination Product	1.61
Comparable Third Party Product	7.5.4
Competitive Infringement	9.7.1
Confidential Information	10.1
Conjugation Chemistry	9.4.1(b)
Conjugation Chemistry Improvements	9.1.6
CTA	1.48
Defense Materials	9.9
Disclosing Party	10.1
Discontinuation Date	2.7.2(b)
Exception	9.9(a)
First Collaboration	1.37
GAAP	1.1
HSR Act	1.7
IFRS	1.1
Joint Inventions	9.4.3(b)(i)
Joint Patents	9.4.3(b)(i)
JSC	5.2.1
Liquidated Damages Alternative	13.6.3(d)
Litigation Conditions	12.3
Losses	12.1
Material Receiving Party	2.7.1
Materials	2.7.1
New Committee	5.1.1(a)
NNAA	1.8
Notifying Party	4.1.1(d)(ii)
Other Scripps Patents	9.1.7
Party or Parties	Preamble
Patent Committee	5.3.1
Patent Liaison	5.3.7
Patent Strategy	5.3.6(b)
PD Binder	1.9.2

Definition:	Section:
PD Format	1.40.2
PD Linker	1.57.2
PD Payload	1.67
Permitted Modification	9.4.1(b)
Post-Regulatory Approval Opt-Out Period	4.6.1(b)
Pre-Regulatory Approval Opt-Out Period	4.6.1(a)
Prioritized BAC/ADC Programs	2.2.1(a)
Product-Specific SUTRO Patent	9.5.1(a)
Production Issue	6.5(a)
Purpose	2.7.1
Qualified Recipient	9.9(a)
Received Materials	9.9(a)
Receiving Party	10.1
Residual Information	10.2
Second Indication	7.4.3(d)
Selling Party	1.61
Specifications	6.1.2
Subcommittee	5.1.1(b)
SUTRO	Preamble
SUTRO Background IP Transfer Agreement	2.2.3(a)(i)(2)
SUTRO Binder	1.9.3
SUTRO Core Technology	9.4.2(b)
SUTRO Expression DMF	4.1.1(b)
SUTRO Format	1.40.3
SUTRO In-Licenses	11.2(b)
SUTRO Indemnitees	12.1
SUTRO Linker	1.57.3
SUTRO Know-How	1.98(a)
SUTRO Opt-Out	4.6.1
SUTRO Opt-Out Date	4.6.1
SUTRO Patents	1.98(b)
SUTRO Payload	1.67
T2 Period	7.4.2(a)
Term	13.1
Third Party Technology	9.1.7
Transfer Record	2.7.1
Transferring Party	2.7.1

ARTICLE II

COLLABORATION; RESEARCH PLAN AND PRE-DEVELOPMENT PLAN

2.1.    Collaboration Overview. Pursuant to this Agreement (including the Research Plan) and as further provided in this Article 2, the Parties may collaborate on the conduct of research and development activities, with the following goals: (a) designing, identifying, generating and developing BACs and ADCs and, in either case, Directed to a Target Combination (each program to design, identify, generate and/or develop BACs and/or ADCs Directed to a Target Combination pursuant to this Agreement and/or the Research Plan, on a per-Target Combination, a “BAC/ADC Program”) during the Research Term, (b) the conduct of in vitro and in vivo studies and toxicology studies for each BAC/ADC Program in accordance with this Agreement and the Research Plan, (c) Nomination by CELGENE of Development Candidates from BAC/ADC Programs during the Research Term, and (d) the further development and commercialization of Development Candidates during the Term (the “Collaboration”). The Parties acknowledge and agree that the Research Term will end on September 26, 2017, and that after the end of the Research Term the Parties may further collaborate on the conduct of certain pre-development activities with respect to one or more Identified BAC/ADC Program(s), as described in more detail in Section 2.2. For clarity, a BAC or ADC first identified, discovered, generated or developed in any Internal Program of SUTRO (whether prior to or during the Research Term), will be made available for research and development activities as part of a BAC/ADC Program if so desired by either CELGENE or SUTRO. SUTRO shall report in reasonable detail on all BACs and ADCs first identified, discovered, generated or developed in any Internal Program of SUTRO (whether prior to or during the Research Term) to the JSC at the JSC’s regularly scheduled meetings.

2.2.    Research Plan and Pre-Development Plan.

2.2.1    Generally. The Parties acknowledge and agree that as of the Amendment Effective Date, the only prioritized BAC/ADC Programs are the Identified BAC/ADC Programs (“Prioritized BAC/ADC Programs”). On or before September 26, 2017, the JSC may unanimously approve a plan describing certain pre-development activities that SUTRO may conduct with respect to one or more Identified BAC/ADC Program(s) (“Pre-Development Plan”). Upon such approval by the JSC, the Pre-Development Plan shall be included as Exhibit A-2 hereto, and shall replace in entirety the Research Plan. The Pre-Development Plan may be amended only upon the Parties’ mutual written agreement.

(a)    The term of the Pre-Development Plan shall begin on the date of the JSC’s approval and shall continue as decided by the JSC (but in no event later September 26, 2020 unless otherwise mutually agreed upon in writing by the Parties) (“Pre-Development Term”).

(b)    The list of Target Combinations as of Amendment Effective Date with respect to each of the Prioritized BAC/ADC Programs is set forth on Exhibit B, which list may be amended only upon the Parties’ mutual written agreement.

(c)    From the Amendment Effective Date until the end of the Research Term, the Parties’ activities under the Collaboration shall continue to be governed by the Research Plan.

(d)    The Parties will regularly report on the activities contemplated under the Research Plan and the Pre-Development Plan to the JSC for the JSC’s review in accordance with Section 5.2.4.

2.2.2    FTE Rate. Following expiration of the Research Term, the activities performed by SUTRO under the Pre-Development Plan shall be compensated by CELGENE at the FTE Rate, it being understood that such FTE Rate does not include any external costs (including without limitation exploratory toxicology studies, and any costs related to contract research organizations and/or other vendors or subcontractors), all of which will be reimbursed by CELGENE within thirty (30) days of receipt by CELGENE of SUTRO’s invoice rendered on a quarterly basis.

2.2.3    Responsibilities.

(a)    SUTRO Responsibilities. During the Research Term, SUTRO may perform the activities assigned to SUTRO under the Research Plan. As between the Parties, SUTRO shall be primarily responsible for the design, identification, generation and development of BACs and ADCs. It is also anticipated that SUTRO would be primarily responsible for exploratory toxicology studies. In addition, during the Pre-Development Term, SUTRO may perform the activities assigned to SUTRO under the Pre-Development Plan.

(i)    SUTRO Background IP. As of the Original Effective Date, SUTRO Background IP does not contain any Antibodies, SUTRO Binders, SUTRO Formats, SUTRO Linkers or SUTRO Payloads. During the Research Term, SUTRO may elect to contribute Antibodies, SUTRO Binders, SUTRO Formats, SUTRO Linkers and SUTRO Payloads (which, if contributed, shall include Patents and Know-How Controlled by SUTRO and/or its Affiliates Covering such Antibodies, SUTRO Binders, SUTRO Formats, SUTRO Linkers and SUTRO Payloads) to the Collaboration as follows:

(1)    SUTRO shall notify CELGENE of its desire to contribute such Antibody, SUTRO Binder, SUTRO Format, SUTRO Linker or SUTRO Payload by issuing a written notice to CELGENE, which shall identify such Antibody, SUTRO Binder, SUTRO Format, SUTRO Linker or SUTRO Payload.

(2)    Within ten (10) Business Days after receipt of such notice by CELGENE, the Parties shall discuss the implications of inclusion of such Antibody, SUTRO Binder, SUTRO Format, SUTRO Linker or SUTRO Payload. Upon the Parties’ mutual agreement on the inclusion of such Antibody, SUTRO Binder, SUTRO Format, SUTRO Linker or SUTRO Payload, the Parties shall execute a transfer agreement substantially in the form of Exhibit D (each, a “SUTRO Background IP Transfer Agreement”), which shall list the Antibody, SUTRO Binder, SUTRO Format, SUTRO Linker or SUTRO Payload (and the Patents Controlled by SUTRO and/or its Affiliates Covering such Antibody, SUTRO Binder, SUTRO Format, SUTRO Linker or SUTRO Payload) to be contributed to the Collaboration. The identity and/or structure of such Antibody, Binder, Format, Linker or Payload shall be listed as well as the BAC/ADC Program(s) to which such Antibody, Binder, Format, Linker or Payload is primarily being contributed. Upon execution of the SUTRO Background IP Transfer Agreement, (A) such Patents shall be deemed to be “SUTRO Background Patents” and any Know-How Controlled by

SUTRO and/or its Affiliates Covering such Antibody, SUTRO Binder, SUTRO Format, SUTRO Linker and/or SUTRO Payload shall be deemed “SUTRO Background Know-How”, and (B) such Antibody, SUTRO Binder, SUTRO Format, SUTRO Linker and/or SUTRO Payload shall be subject to the license set forth in Section 9.1.1(a)(ii).

(b)    For the avoidance of doubt, (x) any Antibody, SUTRO Binder, SUTRO Format, SUTRO Linker or SUTRO Payload provided by SUTRO to CELGENE for use in the Collaboration may only be used by CELGENE to conduct the Collaboration in accordance with the Research Plan or with respect to any and all BAC/ADC Program(s), unless otherwise expressly limited to one or more particular BAC/ADC Program(s) in the SUTRO Background IP Transfer Agreement, and (y) any Antibody, Binder, Format, Linker or Payload Controlled by SUTRO or any of its Affiliates as of the Original Effective Date or thereafter during the Term shall not be subject to the license set forth in Section 9.1.1(a)(ii), other than an Antibody, SUTRO Binder, SUTRO Format, SUTRO Linker or SUTRO Payload that is (I) provided to the Collaboration in accordance with Section 2.2.3(a)(i), (II) used by SUTRO in a Collaboration ADC or Collaboration BAC (whether or not contributed to the Collaboration in accordance with Section 2.2.3(a)(i)), or (III) based upon or derived from an Antibody, Binder, Format, Linker or Payload described in subclause (I) or subclause (II) and that is identified, discovered, generated or developed during the conduct of the Collaboration in accordance with this Agreement.

(c)    CELGENE Responsibilities. During the Research Term, CELGENE may perform the activities assigned to CELGENE under the Research Plan. It is anticipated that CELGENE would be primarily responsible for GLP toxicology studies.

(i)    CELGENE Background IP and Initial Transfer Option. As of the Original Effective Date, CELGENE Background IP does not contain any Patents, Know-How, Antibodies, CELGENE Binders, CELGENE Formats, CELGENE Linkers or CELGENE Payloads. During the Research Term, CELGENE may elect to contribute Patents, Know-How, Antibodies, CELGENE Binders, CELGENE Formats, CELGENE Linkers and CELGENE Payloads to the Collaboration as follows:

(1)    CELGENE shall notify SUTRO of its desire to contribute such Patents, Know-How, Antibodies, CELGENE Binder, CELGENE Format, CELGENE Linker or CELGENE Payload by issuing a written notice to SUTRO, which shall identify such Patents, Know-How, Antibodies, CELGENE Binder, CELGENE Format, CELGENE Linker or CELGENE Payload.

(2)    Within ten (10) Business Days after receipt of such notice by SUTRO, the Parties shall discuss the implications of inclusion of such Patents, Know-How, Antibody, CELGENE Binder, CELGENE Format, CELGENE Linker or CELGENE Payload. Upon the Parties’ mutual agreement on the inclusion of such Antibody, CELGENE Binder, CELGENE Format, CELGENE Linker or CELGENE Payload, CELGENE shall have the option to make such contribution on the following terms and conditions: (x) if the Parties are in mutual agreement, the Parties shall execute, as and to the extent applicable, an initial transfer agreement substantially in the form of Exhibit E and, for each contribution thereafter, a subsequent transfer agreement substantially in the form of Exhibit F (each, a “CELGENE Background IP Transfer Agreement”), with regard to each relevant contribution, (y) within five (5) Business Days following the execution by both Parties of the initial transfer agreement substantially in the form of Exhibit E, CELGENE shall pay to SUTRO a one-time payment of Fifteen Million Dollars ($15,000,000), with [*] as consideration for SUTRO’s agreement to perform under such agreement; and (z) each CELGENE Background IP Transfer Agreement shall list the Patents or describe the Know-How or list the Antibody, CELGENE Binder, CELGENE Format, CELGENE Linker or CELGENE Payload (and the Patents and Know-How Controlled by CELGENE and/or its Affiliates Covering such Antibody, CELGENE Binder, CELGENE Format, CELGENE Linker or CELGENE Payload) to be contributed to the Collaboration. If an Antibody, CELGENE Binder, CELGENE Format, CELGENE Linker or CELGENE Payload is listed, then the identity and/or structure of such Antibody, Binder, Format, Linker or Payload shall be listed as well as the BAC/ADC Program(s) to which such Antibody, Binder, Format, Linker or Payload is primarily being contributed; it being understood and agreed that, subject to the immediately preceding sentence, no information or data relating to such Antibody, Binder, Format, Linker or Payload other than its identity and/or structure as set forth on the CELGENE Background IP Transfer Agreement is required to be disclosed or provided by CELGENE under this Agreement. Upon execution of the applicable CELGENE Background IP Transfer Agreement, (A) such Patents shall be deemed to be “CELGENE Background Patents” and such Know-How shall be deemed “CELGENE Background Know-How”, and (B) such CELGENE Background Patents, CELGENE Background Know-How, Antibody, CELGENE Binder, CELGENE Format, CELGENE Linker or CELGENE Payload shall be subject to the license set forth in Section 9.1.1(b)(ii). The Parties acknowledge and agree that, as of the Amendment Effective Date, the Parties have executed that certain Subsequent CELGENE Background IP Transfer Agreement, dated as of March 4, 2016, with respect to the use of certain intellectual property licensed to Celgene by [*] which agreement shall continue until expiration of the Option Term with respect to the Identified BAC/ADC Programs (unless any such Program is abandoned by Celgene during the Option Term), subject to certain SUTRO opt-in rights as set forth therein. SUTRO hereby confirms and agrees that it shall not, following expiration of the Research Term, utilize any intellectual property under that certain Initial CELGENE Background IP Transfer Agreement, dated as of February 28, 2015 (as amended March 4, 2016) with respect to the use of certain intellectual property licensed to Celgene by [*] or that certain Subsequent CELGENE Background IP Transfer Agreement, dated as of March 4, 2016, with respect to the use of certain intellectual property licensed to Celgene by [*].

(d)    For the avoidance of doubt, (x) any Antibody, CELGENE Binder, CELGENE Format, CELGENE Linker or CELGENE Payload provided by CELGENE to SUTRO for use in the Collaboration may only be used by SUTRO to conduct the Collaboration in accordance with the Research Plan (and/or the Pre-Development Plan, as applicable) or with respect to any and all BAC/ADC Program(s), unless otherwise expressly limited to one or more particular BAC/ADC Program(s) in the applicable CELGENE Background IP Transfer Agreement, and (y) any Antibody, Binder, Format, Linker or Payload Controlled by CELGENE or any of its Affiliates as of the Original Effective Date or thereafter during the Term shall not be subject to the licenses set forth in Section 9.1.1(b)(ii), other than an Antibody, CELGENE Binder, CELGENE Format, CELGENE Linker or CELGENE Payload that is (I) provided to the Collaboration in accordance with Section 2.2.3(c)(i) or (II) based upon or derived from an Antibody, Binder, Format, Linker or Payload described in subclause (I) and that is identified, discovered, generated or developed during the conduct of the Collaboration in accordance with this Agreement.

24	*Confidential Treatment Requested.

(e)    Public Domain. In the event a Party wishes to contribute a PD Binder, PD Format, PD Linker or PD Payload, the contributing Party shall follow the procedures outlined in Section 2.2.3(a)(i) or 2.2.3(c)(i), as applicable; provided that the non-contributing Party agrees that such Binder, Format, Linker or Payload is in the public domain prior to such contribution (and execution by both Parties of the SUTRO Background IP Transfer Agreement or CELGENE Background IP Transfer Agreement, as applicable, shall signify such agreement). Further, it is understood and agreed that (i) subject to Section 8.1, this Agreement does not prevent either Party in any way from making or using anything that is in the public domain, including any PD Binder, PD Format, PD Linker or PD Payload, at any time before or after the Original Effective Date, and (ii) in the event any Invention arises from the making or using in accordance with the Research Plan of any PD Binder, PD Format, PD Linker or PD Payload that is in the public domain and that is contributed by a Party pursuant to 2.2.3(a)(i) or 2.2.3(c)(i), as applicable, Section 9.4 shall apply to such Invention. For the avoidance of doubt, any PD Binder, PD Format, PD Linker or PD Payload contributed by CELGENE under Section 2.2.3(c)(i) shall not be deemed a CELGENE Binder, CELGENE Format, CELGENE Linker or CELGENE Payload for purposes of this Agreement (including Section 9.4.1), and any PD Binder, PD Format, PD Linker or PD Payload contributed by SUTRO under Section 2.2.3(a)(i) shall not be deemed a SUTRO Binder, SUTRO Format, SUTRO Linker or SUTRO Payload for purposes of this Agreement (including Section 9.4.2)).

(f)    Third Party Sourced IP.

(i)    Mechanism. In the event a Binder, Format, Linker or Payload contributed by a Party is in-licensed from a Third Party, then such Third Party shall be indicated on the applicable SUTRO Background IP Transfer Agreement or CELGENE Background IP Transfer Agreement, as applicable. Further, in the event that:

(1)    CELGENE would be a sublicensee of the rights to an in-licensed SUTRO Binder, SUTRO Format, SUTRO Linker or SUTRO Payload in the event a BAC or ADC incorporating the foregoing (as applicable) becomes a Development Candidate and CELGENE would be developing and/or commercializing such Development Candidate in the CELGENE Territory; or

(2)    SUTRO would be a sublicensee of the rights to an in-licensed CELGENE Binder, CELGENE Format, CELGENE Linker or CELGENE Payload in the event a BAC or ADC incorporating the foregoing (as applicable) becomes a Development Candidate and SUTRO would be developing and/or commercializing such Development Candidate in the SUTRO Territory;

then the Parties shall attach as a schedule to this Agreement the terms and conditions applicable to the non-contributing Party in order of contribution (e.g., Schedule 2.2.3 – A, Schedule 2.2.3 – B, etc.).

(ii)    Compliance. The grant of any and all rights (including the licenses set forth in Section 9.1) to the non-contributing Party by the contributing Party under this Agreement to a Binder, Format, Linker or Payload that is in-licensed by the contributing Party from a Third Party is subject to, and limited by, the terms of the agreement between the contributing Party and such Third Party, and the non-contributing Party agrees to comply with all such terms, including those set forth in any Schedule described in this Section 2.2.3(f). Upon the request of the non-contributing Party, the contributing Party shall provide a fully-executed copy of the agreement(s) with such Third Party, which copy may be reasonably redacted as necessary to protect confidential or commercially sensitive information, provided that such copy shall provide the non-contributing Party with sufficient information to enable such Party to ascertain that it is in compliance with such agreement.

2.2.4    Technical Transfer and Disclosure of Know-How.

(a)    During the Research Term following commencement of exploratory toxicology studies for the first Collaboration BAC or Collaboration ADC, upon CELGENE’s request, SUTRO shall use Commercially Reasonable Efforts to allow certain personnel of CELGENE (to be designated by CELGENE) to participate in one or more sessions at SUTRO’s facilities, subject to the confidentiality obligations under Section 10, to allow such personnel to observe and obtain a reasonable understanding of the SUTRO Expression Know-How and SUTRO expression system (and, for clarity, no tangible embodiments of SUTRO Expression Know-How shall be transferred to CELGENE under this Section 2.2.4 and any access to the SUTRO Expression Know-How in connection with this Section 2.2.4 shall not constitute a license to such SUTRO Expression Know-How). CELGENE shall be responsible for its own expenses in participating in such sessions.

(b)    Within (i) sixty (60) days of the Nomination of a Collaboration BAC or Collaboration ADC as a Development Candidate or (ii) thirty (30) days of any reasonable request of CELGENE, SUTRO shall use Commercially Reasonable Efforts to transfer to CELGENE, at CELGENE’s expense, access to, and copies of, all documents and materials containing the SUTRO Know-How (excluding any SUTRO Expression Know-How) as shall be reasonably requested by CELGENE as necessary or reasonably useful to develop, manufacture and commercialize such Development Candidate.

2.2.5    Expiration or Termination of Research Term. Subject to Section 2.2.6, upon expiration of the Research Term, (a) the Parties shall no longer have any obligation to conduct any activities set forth in the Research Plan, (b) on a Target Combination-by-Target Combination basis, if no Collaboration BAC or Collaboration ADC Directed to a Target Combination has been Nominated as Development Candidates, SUTRO shall no longer have any obligation to conduct any activities set forth in the Pre-Development Plan with respect to such Target Combination (and any Collaboration BACs or Collaboration ADCs Directed to such Target Combination), (c) each Party shall destroy the Materials (as defined in Section 2.7.1) received from the other Party, in accordance with Section 2.7.3, and (d) on a Target Combination-by-Target Combination basis if at least one (1) Collaboration BAC or Collaboration ADC Directed to such Target Combination has been Nominated as a Development Candidate, then the Parties may continue development and commercialization activities with respect to such Development Candidate as set forth in Article 3. The Parties shall, within twenty (20) Business Days after such expiration or termination of the Research Term, establish a list of Development Candidates for which the Parties may continue development and commercialization activities, shall indicate for each Development Candidate whether at least one (1) binding domain of such Development Candidate is Directed to [*], or whether none of the binding domains of such Development Candidate is Directed to [*], and shall

26	*Confidential Treatment Requested.

indicate which Development Candidate is either the first or second Development Candidate in which none of the binding domains is Directed to [*], provided that (i) if no Development Candidate in which none of the binding domains is Directed to [*] has achieved IND Clearance in the U.S. as of such time, such list shall be later updated by the Parties to indicate which Development Candidate is either the first or second Development Candidate in which none of the binding domains is Directed to [*] after IND Clearance in the U.S. is achieved by such Development Candidate and (ii) each Development Candidate included in any Identified BAC/ADC Program shall automatically be deemed included on such list. For clarity, CELGENE shall not have any right to any BAC or ADC first identified, discovered, generated or developed in any Internal Program of SUTRO after the expiration of the Research Term.

2.2.6    Nomination of Development Candidates.

(a)    During the Research Term. During the Research Term (and any additional period thereafter permitted under Section 2.2.6(b)), on a BAC/ADC Program-by-BAC/ADC Program basis, in the event CELGENE (through its Candidate Development Committee or its respective equivalent), in its sole discretion, Nominates a Collaboration BAC or Collaboration ADC as a Development Candidate (or a BAC/ADC Program, in which case all Collaboration BACs and/or Collaboration ADCs, including all applicable Development Candidates relating thereto, included in such BAC/ADC Program at such time are deemed Nominated by CELGENE for purposes of this Section 2.2.6(a)), CELGENE shall provide written notice thereof to SUTRO. As of the date of such written notice, (i) the applicable BAC/ADC Program shall no longer be one of the Prioritized BAC/ADC Programs (provided, for clarity, such BAC/ADC Program shall remain an Identified BAC/ADC Program) and the Parties shall cease conduct of activities set forth on the Research Plan with respect to such Prioritized BAC/ADC Program (except as otherwise agreed upon by the Parties (but subject to Section 6.1.1)), (ii) Exhibit C shall be automatically amended to include the applicable Development Candidate(s) and the Parties shall update Exhibit C to indicate the applicable Target Combination and whether each Development Candidate is a [*] DC or may be a Non-[*] DC, (iii) the licenses set forth in Section 9.1.2 shall become effective with respect to such Development Candidate(s), (iv) upon CELGENE’s request, SUTRO promptly will provide CELGENE (at SUTRO’s cost) with a reasonable quantity of Cell-Free Extract for such Development Candidate(s), all pursuant to a supply agreement to be promptly entered into by the Parties after Nomination of the Collaboration BAC(s) or Collaboration ADC(s) on terms and conditions [*] that are customary for supply arrangements of this type, and (v) the Parties may engage in the development and commercialization activities set forth in Article 3 with respect to such Development Candidate(s). “Cell-Free Extract” means all extract derived from e. coli that contains the translational and transcriptional machinery sufficient to produce a protein or mAb of interest encoded as DNA, and including all reagents necessary for such production. The Parties may, through the JSC, update Exhibit C from time to time during the Research Term to include additional Collaboration BACs and/or Collaboration ADCs as Nominated by Celgene as provided in this Section 2.2.6(a); provided that, for clarity, no such Nomination shall be deemed to modify Exhibit J, or to expand or otherwise modify the Pre-Development Plan. Notwithstanding the foregoing, effective as of the expiration of the Research Term, the Parties understand and agree that the Collaboration BACs and Collaboration ADCs included in any Identified BAC/ADC Programs and identified on Exhibit J shall be deemed to have been Nominated as Development Candidates pursuant to Section 2.2.6(b)(i), and added to Exhibit C.

27	*Confidential Treatment Requested.

(b)    End of Research Term.

(i)    Beginning ninety (90) days prior to the expiration of the Research Term, the Parties will meet to review all Collaboration BACs and Collaboration ADCs (“Collaboration Non-NNAA ADCs”) that have not been Nominated as Development Candidates prior to such meeting. CELGENE may request reasonable information and clarifications within twenty (20) Business Days after such meeting, and SUTRO will respond to such requests in good faith within fifteen (15) Business Days after such request. CELGENE may Nominate any such Collaboration BAC or Collaboration Non-NNAA ADC as a Development Candidate in accordance with Section 2.2.6(a) after receipt of SUTRO’s response, but in no event after the end of the Research Term unless SUTRO has failed to provide the foregoing information and clarifications requested by CELGENE with respect to a Collaboration BAC or Collaboration Non-NNAA ADC, in which case the time during which CELGENE may Nominate such Collaboration BAC or Collaboration Non-NNAA ADC shall be extended to fifteen (15) Business Days after CELGENE’s receipt of such information and clarifications.

(ii)    Any and all Collaboration BACs and Collaboration ADCs that are not Nominated by CELGENE pursuant to Section 2.2.6(b)(i) and that are not otherwise Development Candidates (except for Collaboration BACs or Collaboration ADCs previously Nominated by CELGENE in accordance with Section 2.2.6(a)) shall be referred to, collectively, as “Abandoned BACs” and/or “Abandoned ADCs”, respectively and, unless the associated Target Combinations, are also associated with any Collaboration BAC or Collaboration ADC Nominated by CELGENE, the associated Target Combinations shall be referred to as “Abandoned Target/Target Combinations”. Upon the expiration or termination of the Research Term, (a) the licenses set forth in Section 9.1 shall terminate with respect to any Abandoned BACs and/or Abandoned ADCs, (b) the exclusivity provisions set forth in Section 8.1.1(a) shall terminate with respect to any Abandoned Target/Target Combinations, and (c) CELGENE may not Nominate as a Development Candidate, and neither Party shall be licensed by the other Party under this Agreement to develop, manufacture or commercialize any Abandoned BACs or Abandoned ADCs (or any derivatives or modifications thereof); provided, that each Party shall be free to exercise its rights as provided in Section 9.1.8.

(iii)    In the event (A) any Collaboration BAC and/or Collaboration ADC (or a BAC/ADC Program) Nominated by CELGENE pursuant to 2.2.6(b)(i) is a Non-[*] DC for which in vivo efficacy and exploratory toxicology studies have not been completed at the time of such Nomination and is not subsequently deemed to be a [*] DC (in accordance with the second sentence of Section 1.15) at the time of the First DC IND Clearance Date or Second IND Clearance Date, as applicable, and (B) CELGENE does not file an IND with respect to such Non-[*] DC on or before [*], then: (1) such Non-[*] DC shall be referred to as an “Abandoned Non-[*] DC” and, unless the associated Target Combination is also associated with any other Collaboration BAC or Collaboration ADC Nominated by CELGENE, the exclusivity provisions set forth in Section 8.1.1(a) shall terminate with respect to such Target Combination associated with such Abandoned Non-[*] DC, (2) the licenses set forth in Section 9.1 shall terminate with respect to such Abandoned Non-[*] DC, (3) neither Party shall be licensed by the other Party under this Agreement to develop, manufacture or commercialize such Abandoned Non-[*] DC (or any derivatives or modifications thereof); provided, that each Party shall be free to exercise its rights as provided in Section 9.1.8; and provided, further, that if CELGENE does not

28	*Confidential Treatment Requested.

file an IND with respect to a Non-[*] DC on or before [*] due to a delay in SUTRO’s performance of its obligations under this Agreement, then the timeline for CELGENE to file such IND shall be extended by a period of time reasonably commensurate to the duration of SUTRO’s delay, and (4) CELGENE shall assign to SUTRO, at the time such Non-[*] DC(s) become Abandoned Non-[*] DC(s), all rights to any regulatory filings, reports, and documentation relating to such Abandoned Non-[*] DC(s). Furthermore, in the event that all Non-[*] DCs in a BAC/ADC Program containing one or more Non-[*] DC(s) are abandoned (as defined in the next sentence) following Nomination (whether such Nomination occurs pursuant to Section 2.2.6(a) or 2.2.6(b)(i)) but prior to [*], then all such Non-[*] DC(s) and the related BAC/ADC Program shall also be deemed “Abandoned Non-[*] DC(s)”, and the foregoing sub-clauses (1) through (4) of this Section 2.2.6(b)(iii) (except for the second proviso of (3)) shall apply to such Abandoned Non-[*] DCs. For purposes of the foregoing two sentences, “abandoned” shall mean that CELGENE has decided to cease any development of all Non-[*] DCs in a BAC/ADC Program prior to the filing of an IND with respect to any Non-[*] DC in such BAC-ADC Program, as set forth in a written notice to SUTRO.

2.3.    No Representation. Neither Party provides any representation, warranty or guarantee that the Collaboration will be successful or that any other particular results will be achieved with respect to the Collaboration or any Target Combination, BAC, ADC, Development Candidate, Licensed Product or Diagnostic Product hereunder. Further, failure by either Party to achieve the research goals set forth in the Research Plan (and/or, with respect to SUTRO, the Pre-Development Plan, as applicable) shall not constitute a breach of this Agreement if such Party is otherwise in compliance with this Agreement.

2.4.    Reports; Results. During the Research Term and the Pre-Development Term, each Party shall provide written progress reports on the status of its activities under the Research Plan (and/or, with respect to SUTRO, the Pre-Development Plan, as applicable), on a BAC/ADC Program-by-BAC/ADC Program basis, including detailed summaries of data associated with such activities, at least five (5) Business Days in advance of each JSC meeting with respect to matters that are under the purview of the JSC.

2.5.    Costs. Subject to Section 2.2.2 and Article 6, each Party shall be responsible for any costs and expenses it incurs with respect to the conduct of any activities allocated to it under the Research Plan (and/or, with respect to SUTRO, the Pre-Development Plan, as applicable).

2.6.    Subcontracting.

(a)    Subject to the terms of this Agreement, each Party shall have the right to engage Affiliates or Third Party subcontractors to perform certain of its obligations under this Agreement. Any such Affiliate or subcontractor shall meet the qualifications typically required by such Party for the performance of work similar in scope and complexity to the subcontracted activity, comply with the confidentiality and non-use obligations set forth in Article 10, and perform such work consistent with the terms of this Agreement; provided however that any Party engaging an Affiliate or subcontractor hereunder shall remain fully responsible and obligated for such activities. In addition, any Party engaging a subcontractor shall in all cases retain or obtain Control of any and all Know-How or Patents related to the Collaboration, which may be created by, or used with the relevant Party’s permission by, such subcontractor in connection with such subcontracted activity (other than Know-How and Patents that are not specific to the Collaboration and that are related to the subcontractor’s broader technology platform or business).

29	*Confidential Treatment Requested.

(b)    Each Party shall have the right to audit and inspect the other Party’s activities under the Research Plan (and, with respect to SUTRO, the Pre-Development Plan, as applicable), which shall include the right to access the other Party’s records (including records from its Affiliates and major subcontractors regarding work conducted under the Research Plan and/or, with respect to SUTRO, the Pre-Development Plan, as applicable) and facilities during regular business hours as reasonably requested by the requesting Party to confirm the other Party’s compliance with the requirements of and performance under this Agreement. Such audit and inspection shall not be performed more than once in any Calendar Year and shall be reasonably coordinated in advance between the Parties. Each Party shall use Commercially Reasonable Efforts to obtain the right for the other Party to audit the facilities of the Party’s major subcontractors. If a Party cannot secure such audit rights for the other Party, then to the extent that Party has the right itself to audit its subcontractors’ facilities, it shall conduct such audit as reasonably requested by the auditing Party and on the terms agreed with such subcontractor and share the results with the auditing Party.

2.7.    Material Transfer.

2.7.1    Transfer. Either Party (the “Transferring Party”) may, pursuant to the Research Plan (and/or, with respect to SUTRO, the Pre-Development Plan, as applicable), or as otherwise desired by the Transferring Party, or for purposes of verifying any data or results arising from the Collaboration, provide to the other Party (the “Material Receiving Party”) certain biological or chemical materials (the “Materials”) for use by the Material Receiving Party in furtherance of its rights and the conduct of its obligations under this Agreement (the “Purpose”). All transfers of such Materials by the Transferring Party to the Material Receiving Party shall be documented in a writing (the “Transfer Record”) that sets forth the type and name of the Material transferred, the amount of the Material transferred, the date of the transfer of such Material and the Purpose. The Parties agree that the exchanged Materials shall be used in compliance with applicable Law and shall not be reverse engineered or chemically analyzed, except if specifically provided for in the Research Plan (and/or, with respect to SUTRO, the Pre-Development Plan, as applicable). If applicable, a CELGENE Background IP Transfer Agreement or SUTRO Background IP Transfer Agreement shall be executed separately.

2.7.2    License; Ownership and Destruction.

(a)    License. At the time the Transferring Party provides Materials to the Material Receiving Party as provided herein and to the extent not separately licensed under this Agreement, the Transferring Party hereby grants to the other Party a non-exclusive license under the Patents and Know-How Controlled by it to use such Materials solely for the Purpose, and such license, upon termination of this Agreement (subject to Section 13.6.3), completion of the Purpose, or discontinuation of the use of such Materials (whichever occurs first), shall automatically terminate.

(b)    Ownership and Destruction. Except as otherwise provided under this Agreement, all such Materials delivered by the Transferring Party to the Material Receiving

Party (and any derivatives or modifications thereof), shall remain the sole property of the Transferring Party and shall only be used by the Material Receiving Party in furtherance of the Purpose. The Material Receiving Party shall return to the Transferring Party or, at the Transferring Party’s request, destroy all the Materials (and any derivatives or modifications thereof) promptly upon (and in any case within ten (10) days of) the earliest of (i) termination of this Agreement (subject to Section 13.6.3(c)), (ii) discontinuation of the use of such Materials or (iii) expiration or termination of the Research Term or (limited to Materials delivered in connection with the Pre-Development Plan) the Pre-Development Term (such earliest date, the “Discontinuation Date”), provided that a Party shall not be required to comply with the foregoing for so long as such Party has a license from the other Party to such Materials. The Material Receiving Party shall not cause the Materials to be used by or delivered to or for the benefit of any Third Party without the prior written consent of the Transferring Party unless such Third Party is a Third Party subcontractor as set forth in Section 2.6 or a Sublicensee pursuant to Section 9.1.4.

2.7.3    Destruction of Materials; Restriction on Use by both Parties. Without limiting the foregoing, upon the Discontinuation Date, SUTRO shall promptly, and in any case within ten (10) days of such Discontinuation Date, destroy all quantities of all materials, including all quantities of proprietary CELGENE Binder, CELGENE Format, CELGENE Linker and/or CELGENE Payload and any derivatives or modifications thereof, transferred by CELGENE to SUTRO pursuant to this Agreement; provided that SUTRO shall not be required to comply with the foregoing for so long as SUTRO has a license from CELGENE to such materials. Likewise, upon the Discontinuation Date (subject to Section 13.6.3(c)), CELGENE shall promptly, and in any case within ten (10) days of such Discontinuation Date, destroy all quantities of all materials, including all quantities of proprietary SUTRO Binder, SUTRO Format, SUTRO Linker or SUTRO Payload, and any derivatives or modifications thereof, transferred by SUTRO to CELGENE pursuant to this Agreement; provided that CELGENE shall not be required to comply with the foregoing for so long as CELGENE has a license from SUTRO to such materials.

2.7.4    No Warranties; Liability. THE MATERIALS SUPPLIED BY THE TRANSFERRING PARTY UNDER THIS SECTION 2.7 AND ANY QUANTITIES OF NON-GLP TOXICOLOGY MATERIALS SUPPLIED UNDER ARTICLE 6 ARE SUPPLIED “AS IS” AND, EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT, THE TRANSFERRING PARTY MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE MATERIALS OR USE THEREOF DOES NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER PROPRIETARY RIGHTS OF A THIRD PARTY. The Material Receiving Party assumes all liability for damages that may arise from its use, storage or disposal of the Materials. Except as otherwise set forth in this Agreement, the Transferring Party shall not be liable to the Material Receiving Party for any loss, claim or demand made by the Material Receiving Party, or made against the Material Receiving Party by any Third Party, due to or arising from the use of the Materials, except to the extent such loss, claim or demand is caused by the willful misconduct of the Transferring Party.

2.7.5    No Effect on Manufacture and Supply Provisions. For the avoidance of doubt, this Section 2.7 does not apply to any materials manufactured or supplied by SUTRO, its Affiliates or any CELGENE CMO pursuant to Article 6 (except for quantities of non-GLP toxicology materials supplied thereunder).

2.8.    Records; Results. During the Term, each Party shall maintain complete, current and accurate records of all research and development activities conducted by it hereunder (including under the Research Plan, the Pre-Development Plan, and any post-Regulatory Approval clinical trials), and all data (including clinical and non-clinical data) and other information resulting from such activities. Such records shall fully and properly reflect all work done and results achieved in the performance of the research and development activities in good scientific manner appropriate for regulatory and patent purposes. Each Party shall document all non-clinical studies and Clinical Trials in formal written study records according to Laws, including applicable national and international guidelines such as ICH, GCP, GLP and cGMP. Each Party shall have the right to review and copy such records maintained by the other Party at reasonable times, as reasonably requested by a Party.

ARTICLE III

DEVELOPMENT; COMMERCIALIZATION

3.1.    Development. On a Development Candidate-by-Development Candidate basis, upon Nomination of such Development Candidate, the Parties may engage in the following development activities, as applicable.

3.1.1    CELGENE Territory. As between the Parties, subject to the terms of the Agreement, CELGENE shall have the sole right and responsibility for the development and related manufacturing activities (subject to Sections 4.5 and 6.1.1) in connection with such Development Candidate and its corresponding Licensed Products and Diagnostic Products in the Field in the CELGENE Territory and, with respect to Non-[*] DCs, in the SUTRO Territory through U.S. IND Clearance. CELGENE will, itself or through its Affiliates or Sublicensees, exercise Commercially Reasonable Efforts to clinically develop each such Development Candidate, Licensed Products and Diagnostic Products in the Field in the CELGENE Territory; it being understood and agreed that, as of any time during the Term, the exercise of Commercially Reasonable Efforts by CELGENE (itself or through its Affiliates or Sublicensees) with respect to any Development Candidate and its corresponding Licensed Products and Diagnostic Products included in any BAC/ADC Program shall be deemed to satisfy the requirement to exercise Commercially Reasonable Efforts by CELGENE (itself or through its Affiliates or Sublicensees) with respect to each other Development Candidate and its corresponding Licensed Products and Diagnostic Products included in each such Program. In addition to the reporting requirements set forth in Section 3.1.3, at least once per Calendar Year, CELGENE shall provide to SUTRO a reasonably detailed report regarding CELGENE’s development activities, which shall include with respect to the prior twelve (12) month-period an update of any Clinical Trials conducted by CELGENE, its Affiliates or Sublicensees with respect to all Development Candidates and a description of INDs and MAAs filed and Regulatory Approvals obtained by CELGENE, its Affiliates or Sublicensees for all Development Candidates and Licensed Products. Notwithstanding the foregoing, CELGENE’s reporting obligations under this Section 3.1.1 shall terminate upon a Business Combination of SUTRO.

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3.1.2    SUTRO Territory. As between the Parties, subject to the terms of the Agreement, upon U.S. IND Clearance, SUTRO shall have the sole right and responsibility for the development and related manufacturing activities in connection with any Non-[*] DC and its corresponding Licensed Products and Diagnostic Products in the Field in the SUTRO Territory. SUTRO may, itself or through its Affiliates or licensees, clinically develop such Non-[*] DCs, Licensed Products and Diagnostic Products in the Field in the SUTRO Territory. SUTRO will be subject to the reporting requirements set forth in Section 3.1.3.

3.1.3    Reports. On a Non-[*] DC-by-Non-[*] DC basis, each Party (acting through the JSC) shall provide the other Party with written reports summarizing in reasonable detail (to the extent applicable) the material activities and anticipated plans of such Party, its Affiliates, Sublicensees (in the case of CELGENE) and licensees (in the case of SUTRO) with respect to the development of Non-[*] DCs and their corresponding Licensed Products and Diagnostic Products in the Field in the CELGENE Territory or in the SUTRO Territory, as applicable, reasonably in advance of each quarterly meeting of the JSC. Such reports shall include with respect to such Calendar Quarter, an update of any Clinical Trials conducted by such Party, its Affiliates, Sublicensees or licensees, as applicable, with respect to all Non-[*] DCs and a description of INDs and MAAs filed and Regulatory Approvals obtained by such Party, its Affiliates, Sublicensees or licensees, as applicable, for all Non-[*] DCs and their corresponding Licensed Products. If the receiving Party has any questions with respect to the information set forth in any report provided to it under this Section 3.1.3, the receiving Party shall direct such questions to the other Party’s Alliance Manager, who shall make reasonably available to the receiving Party appropriate technical or scientific personnel who are knowledgeable about the development activities conducted by such other Party to respond to such questions in a timely manner, via teleconference, in person or such other mode of communications as the Parties may mutually agree. Notwithstanding the foregoing, CELGENE’s reporting obligations under this Section 3.1.3 shall terminate upon a Business Combination of SUTRO, and SUTRO’s reporting obligations under this Section 3.1.3 shall terminate upon a Business Combination of CELGENE.

3.1.4    Records; Costs. The recording requirements set forth in Section 2.8 shall apply to the development activities described in this Section 3.1. Subject to Section 4.1.1(d) and Article 6, each Party shall be responsible for any costs and expenses it incurs with respect to any activities conducted by such Party for the development of Development Candidates, Licensed Products and Diagnostic Products.

3.2.    Commercialization. On a Development Candidate-by-Development Candidate basis, upon Regulatory Approval of such Development Candidate in any country in the CELGENE Territory or SUTRO Territory, as applicable, CELGENE and SUTRO, respectively, may engage in the following commercialization activities, as applicable.

3.2.1    CELGENE Territory. As between the Parties, subject to the terms of the Agreement, CELGENE shall have the sole right and responsibility for the commercialization and related manufacturing activities (subject to Article 6) in connection with such Development Candidate and its corresponding Licensed Products and Diagnostic Products in the Field in the CELGENE Territory. CELGENE will, itself or through its Affiliates or Sublicensees, exercise Commercially Reasonable Efforts to commercialize such Development Candidate, Licensed Products and Diagnostic Products in the Field in the CELGENE Territory; it being understood and

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agreed that, as of any time during the Term, the exercise of Commercially Reasonable Efforts by CELGENE (itself or through its Affiliates or Sublicensees) with respect to any Development Candidate and its corresponding Licensed Products and Diagnostic Products included in any BAC/ADC Program shall be deemed to satisfy the requirement to exercise Commercially Reasonable Efforts by CELGENE (itself or through its Affiliates or Sublicensees) with respect to each other Development Candidate and its corresponding Licensed Products and Diagnostic Products included in each such Program. In addition to the reporting requirements set forth in Section 3.2.3, at least once per Calendar Year, CELGENE shall provide to SUTRO a reasonably detailed report regarding CELGENE’s commercialization activities for such prior twelve (12) month-period, including notice of the First Commercial Sale of any Licensed Product by CELGENE, its Affiliates or Sublicensees on a country-by-country basis in the CELGENE Territory.

3.2.2    SUTRO Territory. As between the Parties, subject to the terms of the Agreement, SUTRO shall have the sole right and responsibility for the commercialization and related manufacturing activities in connection with such Development Candidate if it is a Non-[*] DC and its corresponding Licensed Products and Diagnostic Products in the Field in the SUTRO Territory. SUTRO may, itself or through its Affiliates or licensees, commercialize such Non-[*] DC, Licensed Products and Diagnostic Products in the Field in the SUTRO Territory. SUTRO will be subject to the reporting requirements set forth in Section 3.2.3.

3.2.3    Reports. With respect to any Licensed Product comprising or containing a Non-[*] DC, on a Licensed Product-by-Licensed Product basis, each Party (acting through the JSC) shall provide the other Party with written reports on a semi-annual basis summarizing in reasonable detail (to the extent applicable) the material activities and anticipated plans of such Party, its Affiliates, Sublicensees (in the case of CELGENE) and licensees (in the case of SUTRO) with respect to commercialization of such Licensed Product and related Diagnostic Products in the CELGENE Territory or the SUTRO Territory, as applicable, reasonably in advance of each the second and fourth Calendar Quarter meeting of the JSC each year. Such reports shall include with respect to such six (6) month-period, an update of any post-Regulatory Approval clinical trials conducted by such Party, its Affiliates, Sublicensees or licensees, as applicable, with respect to all Licensed Products and notice of the First Commercial Sale of each Licensed Product on a country-by-country basis in the CELGENE Territory or SUTRO Territory, as applicable. If the receiving Party has any questions with respect to the information set forth in any report provided to it under this Section 3.2.3, the receiving Party shall direct such questions to the other Party’s Alliance Manager, who shall make reasonably available to the receiving Party appropriate technical or scientific personnel who are knowledgeable about the development activities conducted by such other Party to respond to such questions in a timely manner, via teleconference, in person or such other mode of communications as the Parties may mutually agree. Notwithstanding the foregoing, CELGENE’s reporting obligations under this Section 3.2.3 shall terminate upon a Business Combination of SUTRO, and SUTRO’s reporting obligations under this Section 3.2.3 shall terminate upon a Business Combination of CELGENE.

3.2.4    Records; Costs. The recording requirements set forth in Section 2.8 shall apply to the commercialization activities described in this Section 3.2, as applicable. Subject to Section 4.1.1(d) and Article 6, each Party shall be responsible for any costs and expenses it incurs with respect to any activities conducted by such Party for the commercialization of Licensed Products and Diagnostic Products.

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3.2.5    Cross-Territorial Restrictions.

(a)    CELGENE Territory. Unless otherwise expressly authorized by CELGENE in writing, SUTRO shall not (i) actively seek prospective purchasers for any Licensed Product for use in the CELGENE Territory, (ii) engage in any advertising or promotional activities relating to any Licensed Product directed primarily to prospective purchasers for use in the CELGENE Territory, or (iii) solicit orders from any prospective purchaser for sale and use in the CELGENE Territory. If SUTRO receives any unauthorized order from a prospective purchaser for the CELGENE Territory, SUTRO shall promptly refer that order to CELGENE and shall not accept any such orders. SUTRO shall not sell any Licensed Product to a purchaser if SUTRO knows that such purchaser intends to resell or otherwise distribute or provide such Licensed Product to a prospective purchaser for use in the CELGENE Territory.

(b)    SUTRO Territory. Unless otherwise expressly authorized by SUTRO in writing, CELGENE shall not (i) actively seek prospective purchasers for any Licensed Product for use in the SUTRO Territory, (ii) engage in any advertising or promotional activities relating to any Licensed Product directed primarily to prospective purchasers for use in the SUTRO Territory, or (iii) solicit orders from any prospective purchaser for sale and use in the SUTRO Territory. If CELGENE receives any unauthorized order from a prospective purchaser for the SUTRO Territory, CELGENE shall promptly refer that order to SUTRO and shall not accept any such orders. CELGENE shall not sell any Licensed Product to a purchaser if CELGENE knows that such purchaser intends to resell or otherwise distribute or provide such Licensed Product to a prospective purchaser for use in the SUTRO Territory.

ARTICLE IV

REGULATORY MATTERS

4.1.    Regulatory Filings; Data and Approvals. For purposes of this Section 4.1, references to each Party shall include (x) Affiliates of such Party designated by such Party, (y) its Sublicensees (in the case of CELGENE) and (z) its licensees (in the case of SUTRO).

4.1.1    Regulatory Filings.

(a)    Prior to Nomination as Development Candidate. On a BAC/ADC Program-by-BAC/ADC Program basis, prior to Nomination of a BAC or ADC in such BAC/ADC Program as a Development Candidate, SUTRO shall have the sole right to prepare, file and maintain all Regulatory Materials necessary for the research, development or manufacture of such BAC or ADC worldwide.

(b)    After Nomination as Development Candidate. On a BAC/ADC Program-by-BAC/ADC Program basis, after Nomination of a BAC or ADC in such BAC/ADC Program as a Development Candidate, CELGENE shall have the sole right to prepare, file and maintain all Regulatory Materials necessary for the research, development or manufacture of such BAC or ADC worldwide, including any and all INDs, provided, however, that SUTRO shall have the sole right, and is obligated to, prepare, file and maintain any Drug Master File covering the

SUTRO Expression Technology (“SUTRO Expression DMF”). To the extent permitted by applicable Laws and following Nomination of a Development Candidate for such BAC/ADC Program, SUTRO shall assign and transfer to CELGENE all Regulatory Materials worldwide that relate to such BAC/ADC Program, including such Development Candidate (excluding for clarity any SUTRO Expression DMF).

(c)    After IND Clearance.

(i)    CELGENE Territory. Following IND Clearance for a Development Candidate anywhere in the CELGENE Territory, CELGENE shall have the sole right to prepare, file and maintain all Regulatory Materials (including pricing and reimbursement approvals) necessary for the development, manufacture or commercialization of such Development Candidate, its corresponding Licensed Products and Diagnostic Products, in the Field in the CELGENE Territory, provided, however, that SUTRO shall have the sole right to prepare, file and maintain any SUTRO Expression DMF. CELGENE shall own all such Regulatory Materials relating to such Development Candidate, Licensed Products and Diagnostic Products in the CELGENE Territory (excluding for clarity any SUTRO Expression DMF).

(ii)    SUTRO Territory. Following IND Clearance for a Non-[*] DC in the SUTRO Territory, SUTRO shall have the sole right to prepare, file and maintain all Regulatory Materials (including pricing and reimbursement approvals) in the SUTRO Territory necessary for the development, manufacture or commercialization of such Non-[*] DC, its corresponding Licensed Products and Diagnostic Products, in the Field in the SUTRO Territory. SUTRO shall own all such Regulatory Materials in the SUTRO Territory. To the extent permitted by applicable Laws and following IND Clearance for such Non-[*] DC in the SUTRO Territory, CELGENE shall assign and transfer to SUTRO all Regulatory Materials for the SUTRO Territory that solely relate to such Non-[*] DC and its corresponding Licensed Products and Diagnostic Products.

(d)    Access.

(i)    Subject to Section 4.1.1(d)(ii), each Party shall have access to, and each Party hereby grants the other Party a right of reference to, all data contained or referenced in such Regulatory Materials, in each case as may be reasonably necessary to enable (A) CELGENE, its Affiliates and Sublicensees to develop, manufacture and commercialize any Development Candidate and its corresponding Licensed Products and Diagnostic Products in and for the Field in and for the CELGENE Territory (provided, however, that with respect to any SUTRO Expression DMF, CELGENE shall only have a right to reference such SUTRO Expression DMF, but no right to access the underlying data) and (B) SUTRO, its Affiliates and licensees to develop, manufacture and commercialize any Non-[*] DC and its corresponding Licensed Products and Diagnostic Products in and for the Field in the SUTRO Territory. Each Party shall provide appropriate notification of such right of the other Party to the Regulatory Authorities.

(ii)    If a Party (the “Notifying Party”) desires to use the data resulting from any work conducted by the other Party and related Regulatory Materials generated by the other Party to support Regulatory Approval in its Territory, then the Notifying Party shall

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notify the other Party in writing. Within forty-five (45) days after its receipt of such notice, the Party that conducted such work shall submit to the Notifying Party a reasonably detailed report setting forth the costs incurred by such other Party in the course of conducting the work that generated such data, which costs shall not include such Party’s internal costs to conduct such work. If the Notifying Party desires to use any such data to support Regulatory Approval in its Territory, then the Notifying Party shall notify the other Party in writing which data it wishes to use within ninety (90) days of such report and the other Party shall invoice the Notifying Party for [*] percent ([*]%) of the applicable costs, which invoice the Notifying Party shall pay within thirty (30) days after receipt thereof, provided that CELGENE shall have no obligation to provide such notice nor shall CELGENE be required to pay any such costs with respect to CELGENE’s or its Affiliates or Sublicensees’ use of, or exercise of its right of reference to, the SUTRO Expression DMF (or any data therein).

4.2.    Regulatory Meetings.

4.2.1    CELGENE Territory. On a Non-[*] DC-by-Non-[*] DC basis, after IND Clearance for such Non-[*] DC in the SUTRO Territory, SUTRO may participate in material meetings with Regulatory Authorities pertaining to the development, manufacture and commercialization of such Non-[*] DC and its corresponding Licensed Products and Diagnostic Products, or Regulatory Approvals thereof, in the CELGENE Territory. CELGENE shall provide SUTRO with reasonable advance written notice of all such meetings and other contact and advance copies of all material related documents and other material relevant information relating to such meetings or such other contact. SUTRO and CELGENE shall discuss any material documents or other material correspondence that CELGENE is planning to submit in connection with Regulatory Approvals in the CELGENE Territory sufficiently in advance of submission so that SUTRO may review and comment on such documents and such other correspondence including in each case the proposed labeling for the corresponding Licensed Products and Diagnostic Products. SUTRO shall not have the right to approve the proposed labeling or any other regulatory filings or submissions for the corresponding Licensed Products and Diagnostic Products except with respect to (A) worldwide, for all BACs and ADCs prior to Nomination as a Development Candidate and (B) in the SUTRO Territory, limited to Non-[*] DCs following IND Clearance. CELGENE shall promptly provide to SUTRO copies of any material documents or other material correspondence pertaining to the corresponding Licensed Products and Diagnostic Products in the CELGENE Territory, on a Non-[*] DC-by-Non-[*] DC basis, and shall promptly provide to SUTRO all proposed labeling, in each case received from the Regulatory Authorities in the CELGENE Territory. Notwithstanding the foregoing, SUTRO’s rights, and CELGENE’s obligations, under this Section 4.2.1 shall terminate upon a Business Combination of SUTRO.

4.2.2    SUTRO Territory. CELGENE may participate in all material meetings and other material contact with Regulatory Authorities pertaining to the development, manufacture and commercialization of a Collaboration BAC, Collaboration ADC or Development Candidate and its corresponding Licensed Products and Diagnostic Products, or Regulatory Approvals thereof, (a) worldwide (prior to Nomination of such Collaboration BAC or Collaboration ADC as a Development Candidate) and (b) in the SUTRO Territory, on a Non-[*] DC-by-Non-[*] DC basis (after IND Clearance for such Development Candidate in the SUTRO Territory). SUTRO shall provide CELGENE with reasonable advance written notice of all such meetings and other contact and advance copies of all material related documents and other material relevant information

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relating to such meetings or such other contact. SUTRO and CELGENE shall discuss any material documents or other material correspondence that SUTRO is planning to submit in connection with (i) Regulatory Approvals worldwide (prior to Nomination of such Collaboration BAC or Collaboration ADC as a Development Candidate) and (ii) Regulatory Approvals in the SUTRO Territory, on a Non-[*] DC-by-Non-[*] DC basis (after IND Clearance for such Development Candidate in the SUTRO Territory), including in each case the proposed labeling for the corresponding Licensed Products and Diagnostic Products. SUTRO shall provide CELGENE with drafts of such documents or correspondence sufficiently in advance of submission so that CELGENE may review and comment on such documents and such other correspondence, which comments shall be considered in good faith by SUTRO. CELGENE shall not have the right to approve the proposed labeling or any other regulatory filings or submissions for the corresponding Licensed Products and Diagnostic Products (A) worldwide (prior to Nomination of such BAC or ADC as a Development Candidate) and (B) in the SUTRO Territory, on a Non-[*] DC-by-Non-[*] DC basis (after IND Clearance for such Development Candidate in the SUTRO Territory). SUTRO shall promptly provide to CELGENE copies of any material documents or other material correspondence pertaining to the corresponding Licensed Products and Diagnostic Products (I) worldwide (prior to Nomination of such Collaboration BAC or Collaboration ADC as a Development Candidate) and (II) in the SUTRO Territory, on a Non-[*] DC-by-Non-[*] DC basis (after IND Clearance for such Development Candidate in the SUTRO Territory), and shall promptly provide to CELGENE all proposed labeling, in each case received from the Regulatory Authorities in the SUTRO Territory. Notwithstanding the foregoing, CELGENE’s rights, and SUTRO’s obligations, under this Section  4.2.2 shall terminate upon a Business Combination of CELGENE.

4.3.    Pricing and Reimbursement Approval Proceedings.

4.3.1    CELGENE Territory. CELGENE and its Affiliates shall take the lead in all pricing and reimbursement approval proceedings relating to Licensed Products in the CELGENE Territory. CELGENE shall consult with SUTRO through the JSC with respect to pricing and reimbursement approvals in the CELGENE Territory with respect to Licensed Products comprising or containing Non-[*] DCs.

4.3.2    SUTRO Territory. SUTRO and its Affiliates shall take the lead in all pricing and reimbursement approval proceedings relating to Licensed Products comprising or containing Non-[*] DCs in the SUTRO Territory. SUTRO shall consult with CELGENE through the JSC with respect to pricing and reimbursement approvals in the SUTRO Territory with respect to Licensed Products comprising or containing Non-[*] DCs.

4.4.    Adverse Event Reporting; Global Safety Database. CELGENE shall be solely responsible for reporting all adverse drug experiences associated with Licensed Products in the Field in the CELGENE Territory, and for establishing, holding and maintaining the global safety database for Licensed Products in the Field; provided that the Parties’ costs and expenses of maintaining the global safety database shall be borne [*] percent ([*]%) by CELGENE and [*] percent ([*]%) by SUTRO. SUTRO shall be solely responsible for reporting all adverse drug experiences associated with Licensed Products comprising or containing Non-[*] DCs in the Field in the SUTRO Territory. Each Party shall provide the other Party with all Licensed Product and Diagnostic Product complaints, adverse event information and safety data from clinical studies, in

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its possession and control, necessary or desirable for the other Party to comply with all applicable Laws with respect to Licensed Products and Diagnostic Products. Further, the Parties shall commence good faith discussions with respect to entering into a separate pharmacovigilance agreement, as and when required by the JSC.

4.5.    [*] DCs. For the avoidance of doubt, after Nomination of a BAC or ADC as a Development Candidate, as between the Parties, subject to the terms of the Agreement, CELGENE shall have the sole right and responsibility for the preparation, filing and maintenance of all Regulatory Materials necessary for the research, development, manufacture and commercialization of such Development Candidate and its corresponding Licensed Products and Diagnostic Products worldwide, but (a) subject to SUTRO’s rights set forth in this Article 4 with respect to (i) BACs and ADCs prior to Nomination of such BAC or ADC as a Development Candidate and (ii) Non-[*] DCs after U.S. IND Clearance; and (b) provided that SUTRO shall have the sole right and responsibility for the preparation, filing and maintenance of any SUTRO Expression DMF.

4.6.    SUTRO Opt-Out.

4.6.1    Notice of Opt-Out. On a Non-[*] DC-by-Non-[*] DC basis, SUTRO shall have the right, in its sole discretion, to elect to exercise a “SUTRO Opt-Out”, pursuant to which SUTRO opts-out of further participation in:

(a)    development and commercialization of the Non-[*] DC (and corresponding Licensed Products and Diagnostic Products) in the SUTRO Territory, such SUTRO Opt-Out to be exercised only during the period prior to the filing of the BLA with the FDA for such Non-[*] (the “Pre-Regulatory Approval Opt-Out Period”); or

(b)    commercialization of the Non-[*] DC (and corresponding Licensed Products and Diagnostic Products) at any time after the first Regulatory Approval by the FDA of the Non-[*] DC (or corresponding Licensed Products) (the “Post-Regulatory Approval Opt-Out Period”);

in each case by providing written notice to CELGENE of such election. Any such SUTRO Opt-Out shall, subject to Section 4.6.3, take effect ninety (90) days after the date of such written notice (the “SUTRO Opt-Out Date”). For purposes of clarity, no rights with respect to the SUTRO Territory shall be transferred by SUTRO to CELGENE until receipt of all applicable consents and approvals under Antitrust Laws, including the termination or expiration of any applicable waiting periods under the HSR Act pursuant to Section 4.6.3.

4.6.2    Effect of Opt-Out. In the event SUTRO exercises the SUTRO Opt-Out with respect to a Non-[*] DC (or corresponding Licensed Product) during the Pre-Regulatory Approval Opt-Out Period or Post-Regulatory Approval Opt-Out Period, the following shall apply:

(a)    with respect to any ongoing Clinical Trials with respect to such Non-[*] DC (or corresponding Licensed Product or Diagnostic Product) conducted by or on behalf of SUTRO for the SUTRO Territory, for which CELGENE has not notified SUTRO prior to the SUTRO Opt-Out Date that it wishes to assume responsibility, SUTRO shall continue to conduct at its expense any ongoing Clinical Trials with respect to such Non-[*] DC only with regard to

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those patients enrolled at the date of the SUTRO Opt-Out Date and may otherwise cease enrollment and cancel all cancelable expenses relating to such Clinical Trials in accordance with applicable Laws; it being understood and agreed that following a SUTRO Opt-Out, in the event of a data lock in such Clinical Trial, upon CELGENE’s request, SUTRO will cooperate with CELGENE as may be reasonably necessary to enable CELGENE to prepare and complete any and all databases, files and reports in the form required for submission to the Regulatory Authorities;

(b)    with respect to any ongoing Clinical Trials with respect to such Non-[*] DC (or corresponding Licensed Product or Diagnostic Product) conducted by or on behalf of SUTRO for the SUTRO Territory for which CELGENE has notified SUTRO prior to the SUTRO Opt-Out Date that it wishes to assume responsibility, in each case, (1) each Party shall cooperate with the other Party to facilitate the orderly transfer to CELGENE of the conduct of such Clinical Trials as soon as reasonably practicable after the SUTRO Opt-Out Date, or, in the event CELGENE is not able to obtain all applicable consents and approvals under Antitrust Laws, to wind down such Clinical Trial, and (2) until such time as the conduct of such Clinical Trials has been successfully transferred to CELGENE or completely wound down, SUTRO shall, at its expense, continue to conduct such Clinical Trials or to wind down such Clinical Trial; it being understood and agreed that following an SUTRO Opt-Out, in the event of a data lock in such Clinical Trial, upon CELGENE’s request, SUTRO will cooperate with CELGENE as may be reasonably necessary to enable CELGENE to prepare and complete any and all databases, files and reports in the form required for submission to the Regulatory Authorities;

(c)    SUTRO shall provide to CELGENE a summary report of the status and results of its (and its Affiliates’ and licensees’) research, development, manufacturing and commercialization activities in connection with such Non-[*] DC prior to the SUTRO Opt-Out Date within thirty (30) days after the SUTRO Opt-Out Date;

(d)    without limiting the generality of the remainder of this Section 4.6.2, SUTRO shall use its Commercially Reasonable Efforts, at no cost to CELGENE, to effect a seamless, timely transition to CELGENE of all research, development, manufacturing and commercialization activities and responsibilities with respect to such Non-[*] DC in accordance with a transition plan to be mutually agreed by the Parties;

(e)    SUTRO promptly will transfer to CELGENE all Regulatory Materials (other than the SUTRO Expression DMF) and Regulatory Approvals owned, controlled or possessed by SUTRO or its Affiliates or licensees with respect to such Non-[*] DC, provided that if SUTRO is required to hold any such Regulatory Materials or Regulatory Approvals to complete the Clinical Trial activities contemplated in Sections 4.6.2(a) and (b) above, then SUTRO shall promptly transfer such Regulatory Materials and Regulatory Approvals to CELGENE after completion of such activities;

(f)    the royalty provisions of Section 7.5.1(b) shall apply to the sale of a Licensed Product that comprises or contains such Non-[*] DC in the SUTRO Territory, with the royalty rates for such Licensed Product being increased by [*] percent ([*]%) in each tier for all Net Sales of such Licensed Product worldwide and the monetary thresholds specified in each tier being doubled;

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(g)    within forty-five (45) days after receipt by or on behalf of CELGENE, its Affiliates or Sublicensees of Regulatory Approval by the FDA in the United States of a Licensed Product containing or comprising such Non-[*] DC for the first Indication, CELGENE shall pay to SUTRO a milestone payment of (i) [*] U.S. dollars ($[*]) if such Licensed Product is a Collaboration ADC, or (ii) [*] U.S. dollars ($[*]) if such Licensed Product is a Collaboration BAC;

(h)    within forty-five (45) days after receipt by or on behalf of CELGENE, its Affiliates or Sublicensees of Regulatory Approval by the FDA in the United States of a Licensed Product containing or comprising such Non-[*] DC for a Second Indication, CELGENE shall pay to SUTRO a milestone payment of (i) [*] U.S. dollars ($[*]) if such Licensed Product is a Collaboration ADC, or (ii) [*] U.S. dollars ($[*]) if such Licensed Product is a Collaboration BAC;

(i)    the licenses granted by CELGENE to SUTRO under Section 9.1.2(b) with respect to such Non-[*] DC and corresponding Licensed Products and Diagnostic Products shall terminate as of the SUTRO Opt-Out Date;

(j)    the CELGENE Territory with respect to such Non-[*] DC and corresponding Licensed Products and Diagnostic Products shall expand to include the SUTRO Territory, and the licenses granted by SUTRO to CELGENE under Section 9.1.2(a) with respect to such Non-[*] DC and corresponding Licensed Products and Diagnostic Products shall be worldwide licenses;

(k)    CELGENE shall have sole responsibility and decision-making authority over all research, development, manufacturing and commercialization activities in connection with such Non-[*] DC and corresponding Licensed Products and Diagnostic Products, which shall no longer be within the purview of the JSC (and in the event SUTRO has opted-out of developing all Non-[*], the JSC shall be disbanded); and

(l)    notwithstanding anything to the contrary in this Agreement, CELGENE shall not be required to use Commercially Reasonable Efforts with respect to the research, development, manufacturing and commercialization of such Non-[*] DC and corresponding Licensed Products and Diagnostic Products in the SUTRO Territory.

SUTRO shall not have any option or right to buy-back the license and rights granted to CELGENE in this Section 4.6.2, which shall continue for the remainder of the Term.

4.6.3    HSR Approval.

(a)    Subject to the terms and conditions of this Agreement, each of the Parties will use its Commercially Reasonable Efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Antitrust Laws to consummate a SUTRO Opt-Out as soon as practicable after any applicable written notice by SUTRO of a SUTRO Opt-Out under Section 4.6, including (i) preparing and filing, in consultation with the other Party and as promptly as practicable and advisable after the date of receipt by CELGENE of such written notice, all documentation to effect all necessary applications, notices, petitions, filings, requests and other documents and to obtain as promptly as practicable all

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consents, clearances, waivers, licenses, orders, registrations, approvals, permits, rulings and authorizations necessary to be obtained from any Third Party and/or any applicable governmental authority in order to consummate such SUTRO Opt-Out, and (ii) taking all reasonable steps as may be necessary to obtain all such material consents, clearances, waivers, licenses, orders, registrations, approvals, permits, rulings and authorizations.

(b)    In furtherance and not in limitation of the foregoing but subject to this Section 4.6, each Party hereto agrees (i) to make or cause to be made, in consultation and cooperation with the other Party and as promptly as practicable and advisable, but no later than fifteen (15) days, after the date of written notice by SUTRO of an SUTRO Opt-Out under Section 4.6, any necessary filing of a Notification and Report Form pursuant to the HSR Act and all other necessary registrations, declarations, notices and filings relating to such SUTRO Opt-Out with other applicable governmental authorities under Antitrust Laws, (ii) to respond as promptly as practicable to any inquiries received and supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and any other Antitrust Laws, (iii) to take all other actions, if any, reasonably necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act and any other Antitrust Laws as soon as practicable, and (iv) not to enter into any agreement with any applicable governmental authority to extend any waiting period under the HSR Act or any other Antitrust Laws without the prior written consent of CELGENE.

(c)    Notwithstanding anything to the contrary in this Agreement, CELGENE shall not be required to sell, divest, hold separate, license or agree to any other structural or conduct remedy with respect to, any operations, divisions, businesses, product lines, customers, assets or relationships of CELGENE or any of its Affiliates. In the event any of the foregoing is required by the applicable governmental authority in order to consummate the SUTRO Opt-Out, CELGENE shall not be required to engage in such conduct, in which case, the CELGENE Territory shall not be expanded to include the SUTRO Territory, and the SUTRO Opt-Out shall be deemed withdrawn and not to have occurred.

4.7.    Assistance. At the reasonable request of either Party, the other Party shall provide reasonable assistance in connection with the regulatory matters set forth in this Article 4.

ARTICLE V

GOVERNANCE

5.1.    Generally.

5.1.1    Committees.

(a)    Pursuant to this Article 5, the Parties will establish a JSC and a Patent Committee within the time frames set forth in Section 5.2.1 and 5.3.1, respectively. The Parties may also determine to establish new committees to oversee particular phases of the Collaboration (each, a “New Committee”), which New Committees will be subject to the oversight of the JSC. Unless otherwise agreed upon by the Parties (including with respect to when such New Committee shall disband), each New Committee shall follow the provisions set forth for the JSC. The JSC and each New Committee shall have decision-making authority with respect to the matters within its purview.

(b)    From time to time, the JSC, Patent Committee or a New Committee may establish subcommittees to oversee particular projects or activities, as it deems necessary or advisable (each, a “Subcommittee”). Each Subcommittee shall consist of such number of members as the JSC, Patent Committee or New Committee, as applicable, determines is appropriate from time to time. Such members shall be individuals with expertise and responsibilities in the relevant areas such as antibody design and development, antibody expression, production and manufacture, protein engineering, pre-clinical development, pharmacology, clinical development, patents, process sciences, manufacturing, quality, regulatory affairs, product development or product commercialization, as applicable to the stage of the project or activity.

5.1.2    Certain Decisions.

(a)    With respect to all Development Candidates and, if applicable, their corresponding Licensed Products and Diagnostic Products, on a Development Candidate-by-Development Candidate basis, upon Nomination of such Development Candidate, CELGENE and SUTRO shall have certain final decision-making authority with respect to the JSC pursuant to and in accordance with Section 5.2.6.

5.1.3    Alliance Managers. Promptly after the Original Effective Date, each Party shall appoint an individual to act as alliance manager for such Party, which may be one of the representatives of such Party on the JSC (each, an “Alliance Manager”). The Alliance Managers shall be the primary point of contact for the Parties regarding the activities contemplated by this Agreement and shall facilitate all such activities hereunder. The Alliance Managers shall attend all meetings of the JSC and shall be responsible for assisting the JSC in performing its oversight responsibilities. The name and contact information for each Party’s Alliance Manager, as well as any replacement(s) chosen by such Party, in its sole discretion, from time to time, shall be promptly provided to the other Party in accordance with Section 14.5.

5.2.    Joint Steering Committee.

5.2.1    Establishment. As soon as possible after the Original Effective Date, the Parties shall establish a joint steering committee (the “JSC”) as more fully described in this Section 5.2. The JSC shall have review, oversight and decision-making responsibilities for all activities performed under the Research Plan, the Pre-Development Plan and/or as otherwise set forth in Section 5.2.4, as more specifically provided herein. Each Party agrees to keep the JSC informed of its progress and activities under the Collaboration.

5.2.2    Membership. The JSC shall be comprised of three (3) representatives (or such other number of representatives as the Parties may mutually agree) from each of CELGENE and SUTRO. Each Party may replace any or all of its representatives on the JSC at any time upon written notice to the other Party in accordance with Section 14.5. Each Party may, subject to the other Party’s prior approval, invite non-member representatives of such Party and any Third Party to attend meetings of the JSC as non-voting participants, provided, that any such representative or Third Party is bound by obligations of confidentiality and non-use consistent with those set forth in Article 10 prior to attending such meeting; provided, further that such Third Party shall not have any voting or decision-making authority on the JSC. Each representative of a Party shall have sufficient seniority and expertise in biotechnology and pharmaceutical drug discovery and development to participate on the JSC. SUTRO shall have the right to designate the chairperson of the JSC; provided that, effective on and after a Business Combination of SUTRO, CELGENE shall have the right to designate the chairperson of the JSC, subject, for clarity, to Section 5.2.6.

5.2.3    Meetings. The first scheduled meeting of the JSC shall be no later than thirty (30) Business Days after establishment of the JSC unless otherwise agreed by the Parties. The JSC shall disband upon the earlier of the expiration or termination of this Agreement. After the first scheduled meeting of the JSC until the JSC is disbanded, the JSC shall meet at least once each Calendar Quarter in person or telephonically, and more or less frequently as the Parties mutually deem appropriate, on such dates and at such places and times as provided herein or as the Parties shall agree. In addition, the JSC shall meet at a mutually agreeable place and time within ten (10) Business Days following SUTRO’s receipt of CELGENE’s notice of a Production Issue, or as otherwise appropriate to discuss the matters described in Section 5.2.4(i). Meetings that are held in person shall alternate between the offices of the Parties, or such other location as the Parties may agree. The members of the JSC also may convene or be polled or consulted from time to time by means of telecommunications, video conferences, electronic mail or correspondence, as deemed necessary or appropriate. Each Party will bear all expenses it incurs in regard to participating in all meetings of the JSC, including all travel and living expenses.

5.2.4    Responsibilities. The JSC shall perform the following functions, subject to the final decision-making authority of the Person set forth in Section 5.2.6:

(a)    review and monitor progress of the Research Plan and the Pre-Development Plan and serve as a forum for exchange of information and facilitate discussions regarding the conduct of the Research Plan and the Pre-Development Plan, and review and approve amendments to the Research Plan;

(b)    review and monitor the Parties’ activities pursuant to Section 2.2.1(a);

(c)    prioritize and initiate Prioritized BAC/ADC Programs, including approval of Target Combinations for Prioritized BAC/ADC Programs;

(d)    oversee the progress of each Prioritized BAC/ADC Program through Nomination of a Collaboration BAC or Collaboration ADC in such BAC/ADC Program as a Development Candidate;

(e)    after Nomination of a Development Candidate in which none of the binding domains is Directed to [*], oversee the progress of the development of such Development Candidate and its corresponding Licensed Products comprising or containing such Development Candidate through Regulatory Approval of a Licensed Product, provided, however, that in the event such Development Candidate is subsequently deemed to be a [*] DC (in accordance with the second sentence of Section 1.15) at the time of the First DC IND Clearance Date or Second IND Clearance Date, as applicable, then beginning at such time this Section 5.2.4(e) shall no longer apply to such deemed [*] DC;

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(f)    after Regulatory Approval of a Licensed Product comprising or containing a Non-[*] DC, oversee the commercialization activities of CELGENE and SUTRO with respect to such Licensed Product, including pre-launch and post-launch activities in the CELGENE Territory and the SUTRO Territory and serve as a forum for coordination of the Parties’ global marketing and branding efforts;

(g)    determine when the Parties shall commence good faith discussions with respect to a pharmacovigilance agreement;

(h)    discuss and attempt to resolve any disputes in the JSC and any Subcommittee;

(i)    discuss any Production Issue of which CELGENE notifies SUTRO under Section 6.5, as well as the production method for any particular Development Candidate and corresponding Licensed Product(s) comprising or containing such Development Candidate;

(j)    such other responsibilities as may be mutually agreed by the Parties from time to time.

(k)    For purposes of clarity, the JSC shall not have any authority beyond the specific matters set forth in this Section 5.2.4, and in particular shall not have any power to amend, modify or waive the terms of this Agreement, or to alter, increase, expand or waive compliance by a Party with, a Party’s obligations under this Agreement. In any case where a matter within the JSC’s authority arises, the JSC shall convene a meeting and consider such matter as soon as reasonably practicable, but in no event later than thirty (30) days after the matter is first brought to the JSC’s attention, or, if earlier, at the next regularly-scheduled JSC meeting.

5.2.5    Minutes. The Party who designates the chairperson of the JSC shall be responsible for preparing and circulating minutes of each meeting of the JSC, setting forth, inter alia, an overview of the discussions at the meeting and a list of any actions, decisions or determinations approved by the JSC. Such minutes shall be effective only after such minutes have been approved by both Parties in writing. Definitive minutes of all JSC meetings shall be finalized no later than ten (10) Business Days after the meeting to which the minutes pertain.

5.2.6    Decisions.

(a)    Except as otherwise set forth in this Agreement, all decisions of the JSC shall be made by consensus, with each Party having one (1) vote. If the JSC cannot agree on a matter within the authority of the JSC within ten (10) Business Days after it has met and attempted to reach such decision, then, either Party may, by written notice to the other, have such issue referred to the Executive Officers for resolution. The Parties’ respective Executive Officers shall meet within fifteen (15) Business Days after such matter is referred to them, and shall negotiate in good faith to resolve the matter.

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(b)    If the Executive Officers are unable to resolve the matter within ten (10) Business Days, or such other time frame the Executive Officers may otherwise agree upon, after the matter is referred to them in accordance with this Section 5.2.6(b), then the chairperson of the JSC shall have the final decision-making authority; provided that (i) upon Nomination of any BAC or ADC as a Development Candidate, the Executive Officer of CELGENE shall have the final decision-making authority with respect to the development, manufacture and/or commercialization of such Development Candidate, except that the Executive Officer of SUTRO shall have the final decision-making authority for matters solely related to the development, manufacture and/or commercialization of any Non-[*] DC for the SUTRO Territory after U.S. IND clearance of such Non-[*] DC, and (ii) notwithstanding anything to the contrary, SUTRO shall in all cases have final decision-making authority with respect to matters that relate solely to the SUTRO Expression Technology.

(c)    Notwithstanding Section 5.2.6(b), the Person having final decision-making authority shall not have the right to exercise its final decision-making authority to unilaterally: (i) determine that it has fulfilled any obligations under this Agreement or that the other Party has breached any obligation under this Agreement, (ii) determine that a milestone event required for the payment of a milestone payment has or has not occurred, (iii) make a decision that is expressly stated to require the mutual agreement of the Parties, (iv) amend the Research Plan or the Pre-Development Plan to require the other Party to conduct any activities, (v) require or restrict the other Party from conducting development or commercialization activities specifically related only to such Party’s Territory, or (vi) otherwise expand its rights or reduce its obligations under this Agreement. Further, in the event the Research Plan is amended to increase the activities to be performed by CELGENE, such amendment shall not be effective unless the Parties mutually agree to such amendment in a written instrument that is executed by both Parties.

5.2.7    Following the Research Term. Following the expiration of the Research Term, the following shall apply:

(a)    JSC. Notwithstanding anything to the contrary contained herein, the Parties understand and agree that the JSC shall, following such time as a Collaboration ADC or Collaboration BAC becomes a [*] DC (in accordance with the second sentence of Section 1.15), no longer oversee or review any of the matters under this Agreement, nor have any decision-making authority with respect to such [*] DC. On a Non-[*] DC-by-Non-[*] DC basis, after IND Clearance for such Development Candidate in the SUTRO Territory, the JSC shall continue to perform the functions set forth in this Section 5.2, solely with respect to such Non-[*] DC.

(b)    Joint Manufacturing Committee; JRC. The Parties understand and agree that, to the extent that SUTRO continues to Manufacture under this Agreement, the Joint Manufacturing Committee (which was formed as a New Committee pursuant to Section 5.1.1(a)) shall remain in effect. Effective as of the expiration of the Research Term, the JRC (which was formed as a New Committee pursuant to Section 5.1.1(a)) shall disband and no longer oversee or review any of the matters under this Agreement nor have any decision-making authority.

(c)    Other Programs. Following such time as a Collaboration ADC or Collaboration BAC becomes a [*] DC (in accordance with the second sentence of Section 1.15), CELGENE shall provide a written progress report at least once per Calendar Year, to SUTRO,

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summarizing in reasonably detail (to the extent applicable) the material activities and anticipated plans with respect to the development and commercialization of such [*] DC, including an update of any Clinical Trials (including post-Regulatory Approval) conducted with respect to such [*] DC, a description of INDs and MAAs filed, and Regulatory Approvals obtained with respect to such [*] DC, and other details to be determined by the JSC, taking into account, among other things, SUTRO’s reporting requirements under applicable Law. In addition to the annual reports described above, Celgene shall keep SUTRO reasonably informed about the progress of any such [*] DC, including by responding to SUTRO’s reasonable requests for updates as soon as reasonably practicable. For clarity, with respect to any [*] DC after IND Clearance for such Development Candidate, such Development Candidate shall never be subject to this Article 5 except as set forth in this Section 5.2.7 and in Section 5.2.4(i).

5.3.    Patent Committee.

5.3.1    Establishment. As soon as possible after the Original Effective Date, the Parties shall establish a patent committee (the “Patent Committee”) as more fully described in this Section 5.3. The Patent Committee shall determine inventorship of intellectual property and facilitate the discussion and coordination of Patent Prosecution and Maintenance, enforcement and defense matters, in accordance with and subject to the terms of Article 9 and the procedure set forth below.

5.3.2    Membership. The Patent Committee shall be comprised of an equal number of representatives from each of CELGENE and SUTRO. Each Party may replace any or all of its representatives on the Patent Committee at any time upon written notice to the other Party in accordance with Section 14.5. Each representative of a Party shall have sufficient seniority and expertise in Patent Prosecution and Maintenance, enforcement and defense to participate on the Patent Committee. Each Party may, subject to the other Party’s prior approval, invite non-member representatives of such Party to attend meetings of the Patent Committee as non-voting participants, subject to the confidentiality obligations of Article 10. CELGENE shall have the right to designate the chairperson of the Patent Committee.

5.3.3    Meetings. The Patent Committee shall convene at such times, places and frequencies as the Patent Committee determines is necessary. Upon expiration or termination of this Agreement in its entirety, the Patent Committee shall disband. Meetings of the Patent Committee that are held in person shall alternate between the offices of the Parties, or such other location as the Parties may agree. The members of the Patent Committee also may convene or be polled or consulted from time to time by means of telecommunications, video conferences, electronic mail or correspondence, as deemed necessary or appropriate. Each Party will bear all expenses it incurs in regard to participating in all meetings of the Patent Committee, including all travel and living expenses.

5.3.4    Responsibilities. The Patent Committee shall perform the following functions, subject to the final decision-making authority of the Person set forth in Section 5.3.6: (a) determine inventorship of Inventions in accordance with U.S. patent laws, it being understood that ownership shall be determined in accordance with, and subject to, the terms of Sections 9.4.1(b), 9.4.2(b) and 9.4.3; and (b) discuss material issues and provide input to each other regarding the Prosecution and Maintenance, enforcement and defense activities described in

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Sections 9.4 through 9.6; and (c) such other responsibilities as may be mutually agreed by the Parties from time to time. The Patent Liaisons shall be responsible for coordinating the implementation of each Party’s strategies for the protection of the foregoing intellectual property rights related to Development Candidates and Licensed Products. For purposes of clarity, the Patent Committee shall not have any authority beyond the specific matters set forth in this Section 5.3.4, and in particular shall not have any power to amend, modify or waive the terms of this Agreement, or to alter, increase, expand or waive compliance by a Party with, a Party’s obligations under this Agreement. In addition, for clarity, the Patent Committee shall not have any authority with respect to matters involving the CELGENE Background IP or SUTRO Expression Technology. In any case where a matter within the Patent Committee’s authority arises, the Patent Committee shall convene a meeting and consider such matter as soon as reasonably practicable, but in no event later than thirty (30) days after the matter is first brought to the Patent Committee’s attention, or, if earlier, at the next regularly-scheduled Patent Committee meeting.

5.3.5    Minutes. A representative of CELGENE shall be responsible for preparing and circulating minutes of each meeting of the Patent Committee, setting forth, inter alia, an overview of the discussions at the meeting and a list of any actions, decisions or determinations approved by the Patent Committee. Such minutes shall be effective only after such minutes have been approved by both Parties in writing. Definitive minutes of all Patent Committee meetings shall be finalized no later than fifteen (15) Business Days after the meeting to which the minutes pertain.

5.3.6    Decisions. Except as otherwise provided herein, all decisions of the Patent Committee shall be made by consensus, with each Party having one (1) vote. If the Patent Committee cannot agree on a matter within the Patent Committee’s authority within five (5) Business Days after it has met and attempted to reach such decision, then, either Party may, by written notice to the other, have such issue referred to the Executive Officers for resolution. The Parties’ respective Executive Officers shall meet within ten (10) Business Days after such matter is referred to them, and shall negotiate in good faith to resolve the matter. If the Executive Officers are unable to resolve the matter within ten (10) Business Days, or such other time frame the Executive Officers may otherwise agree upon, after the matter is referred to them in accordance with this Section 5.3.6, then the decision shall be resolved as set forth below:

(a)    IP Ownership. The Patent Committee shall determine inventorship of Inventions in accordance with U.S. patent laws, it being understood that ownership shall be determined in accordance with, and subject to, the terms of Sections 9.4.1(b), 9.4.2(b) and 9.4.3; provided that the Patent Committee may allocate ownership of a particular item of intellectual property, even if such allocation is not in accordance with the terms of Section 9.4.1(b), 9.4.2(b) or 9.4.3, so long as the Parties mutually agree to such allocation. In the event the Patent Committee cannot agree on a matter regarding ownership of an item of intellectual property, and the Executive Officers are unable to resolve such matter, then such dispute shall be resolved by a Third Party patent counsel selected by the Patent Committee who (and whose firm) is not, and was not at any time during the five (5) years prior to such dispute, an employee, consultant, legal advisor, officer, director or stockholder of, and does not have any conflict of interest with respect to, either Party. Such patent counsel shall determine inventorship in accordance with U.S. patent laws, it being understood that ownership will be determined as follows: (i) if such intellectual property is SUTRO Core Technology or CELGENE Core Technology, in accordance with Sections 9.4.1 and 9.4.2 and (ii) if such intellectual property is not SUTRO Core Technology or CELGENE Core Technology, in accordance with U.S. patent laws. Expenses of the patent counsel shall be shared equally by the Parties.

(b)    Patent Prosecution. The Patent Committee shall discuss material issues and provide input to each other regarding the Prosecution and Maintenance, enforcement and defense of SUTRO Patents and CELGENE Patents. The Patent Liaisons shall be responsible for coordinating the implementation of each Party’s strategies for the protection of the foregoing intellectual property rights related to Development Candidates and Licensed Products; provided that such strategy for both Parties shall require the filing and prosecution of divisional Patent applications as set forth in Section 9.5.3(b) (the foregoing referred to herein as the “Patent Strategy”). All final decisions related to the Prosecution and Maintenance, enforcement or defense of any SUTRO Patent or CELGENE Patent shall be made by the Party with the right to control such Prosecution and Maintenance, enforcement or defense, as applicable, as set forth in Article 9.

Notwithstanding the foregoing sentence, such Party shall not have the right to exercise its final decision-making authority to unilaterally: (i) determine that any obligations have been fulfilled under this Agreement or that a Party has breached any obligation under this Agreement, (ii) make a decision that is expressly stated to require the mutual agreement of the Parties, or (iii)  otherwise expand a Party’s rights or reduce a Party’s obligations under this Agreement.

5.3.7     Patent Liaisons. Promptly after the Original Effective Date, each Party shall appoint an individual to act as a patent liaison for such Party, which may be one of the representatives of such Party on the Patent Committee (each, a “Patent Liaison”). The Patent Liaisons shall be the primary point of contact for the Parties regarding the intellectual property-related activities contemplated by this Agreement and shall facilitate all such activities hereunder. The Patent Liaisons shall attend all meetings of the Patent Committee and shall be responsible for assisting the Patent Committee in performing its oversight responsibilities. The name and contact information for each Party’s Patent Liaison, as well as any replacement(s) chosen by such Party, in its sole discretion, from time to time, shall be promptly provided to the other Party in accordance with Section 14.5.

ARTICLE VI

MANUFACTURE AND SUPPLY

6.1.    Manufacture and Supply of Development Candidate.

6.1.1    Preclinical / Toxicology Material. SUTRO shall manufacture and supply, at SUTRO’s sole cost and expense, quantities of BACs, ADCs and Development Candidates (as applicable) in each of the following circumstances: (a) that are expressly specified in the Research Plan and/or the Pre-Development Plan, (b) that the JSC directs to be manufactured and supplied by SUTRO as reasonably required for the Parties to perform the activities pursuant to the Research Plan and/or the Pre-Development Plan if the supply in subclause (a) is not sufficient, and (c) that are necessary for CELGENE to conduct any IND-Enabling Study (including any GLP toxicology study), provided that, (i) with respect to sub-clauses (b) and (c), the supply of quantities of BACs,

ADCs and Development Candidates for IND-Enabling Studies (including GLP toxicology studies) in excess of [*] ([*]) grams per BAC/ADC Program, on a BAC/ADC Program-by-BAC/ADC Program basis, shall be reimbursed by CELGENE at [*] percent ([*]%) of SUTRO’s Fully Burdened Manufacturing Costs (as defined in Section 1.43(ii)); and (ii) with respect to any Collaboration BACs and/or Collaboration ADCs Nominated by CELGENE pursuant to 2.2.6(b)(i), (A) SUTRO’s obligation to supply quantities of such Development Candidates shall be limited to such quantities that are reasonably necessary for CELGENE to perform all research and exploratory toxicology studies with respect to such Development Candidates during the [*] ([*]) month period after the end of the Research Term, and (B) if CELGENE desires quantities of such Development Candidates for IND-Enabling Studies, SUTRO shall supply such quantities to CELGENE at SUTRO’s Fully Burdened Manufacturing Costs. In connection with SUTRO’s supply of materials under this Section 6.1.1, SUTRO will supply CELGENE with a full process description of how that material was produced and recovered, and the associated analytical methods. Pursuant to the supply agreement referenced in Section 2.2.6(a), SUTRO will also provide Cell-Free Extract and any other non-commercially available materials that SUTRO has produced and used in the reaction, such that CELGENE is able to successfully reproduce the reaction at an appropriate scale in CELGENE laboratories. In addition, CELGENE may conduct further process optimization and development reactions, for which SUTRO will supply Cell-Free Extract and other non-commercially available materials upon CELGENE’s request, in preparation for potentially transferring manufacturing to a CELGENE CMO as contemplated by Section 6.2.

6.1.2    cGMP Material. In the event CELGENE desires SUTRO to manufacture and supply cGMP Development Candidates and their corresponding Licensed Products, for any Development Candidate designated by CELGENE in its sole discretion, in sufficient quantities to permit CELGENE to conduct Clinical Trials and/or commercialize Licensed Products, the Parties shall negotiate in good faith to enter into a separate written agreement regarding such manufacture and supply, including mutually agreed upon quantities, as well as a timeframe for such manufacture and supply consistent with the estimated timeline reasonably proposed by CELGENE, and in accordance with the specifications mutually agreed by the Parties (“Specifications”); provided that SUTRO shall supply such Development Candidate and its corresponding Licensed Products to CELGENE at SUTRO’s Fully Burdened Manufacturing Cost.

6.1.3    Modification of BAC. In the event that during the conduct of any studies or trials, including preclinical, GLP toxicology, non-GLP toxicology or other IND-Enabling Studies or any Clinical Trial, CELGENE identifies an issue with any BAC, ADC or Development Candidate, CELGENE shall have the right to request SUTRO to conduct research and development activities to design, identify, generate or develop an alternate BAC, ADC or Development Candidate Directed to the same Target Combination and that meets the performance specifications of such BAC, ADC or Development Candidate; provided that any re-design or re-engineering work of any BAC, ADC or Development Candidate shall be subject to mutual agreement between the Parties. For the avoidance of doubt, any such alternate BAC, ADC or Development Candidate designed, identified, generated or developed by SUTRO under this Section 6.1.3 shall be governed by the terms of this Agreement, including Articles 8, 9 and 10.

6.1.4    Supply of Back-Up Compound. To the extent CELGENE requests SUTRO to supply a back-up compound for IND-Enabling Studies (including GLP toxicology studies) for the [*] Program, SUTRO will supply such back-up compound to CELGENE in quantities designated by CELGENE. The cost of such supply shall be calculated based on SUTRO’s Fully Burdened Manufacturing Costs and SUTRO shall be reimbursed by Celgene for the costs that are in excess of $[*] within thirty (30) days of receipt of SUTRO’s invoice.

50	*Confidential Treatment Requested.

6.2.    Third Party Manufacturer. In the event that the Parties mutually agree, or CELGENE desires, as determined in its sole discretion, at any time to have a Third Party manufacture and supply any cGMP Development Candidates and/or their corresponding Licensed Products, CELGENE shall be entitled to enter into a manufacturing and supply agreement with such Third Party on the following terms and conditions: (i) the designation of such Third Party supplier shall be subject to the prior written consent of SUTRO, such consent not to be unreasonably withheld or delayed (such supplier, the “CELGENE CMO”), (ii) SUTRO will license and transfer to such CELGENE CMO the relevant processes, documents, and materials included in any Know-How Controlled by SUTRO as necessary or reasonably useful for such manufacture and supply (including without limitation to permit CELGENE to prepare the CMC (and other relevant) portions of Regulatory Materials to be submitted for Regulatory Approval to the applicable Regulatory Authority), and (iii) SUTRO will supply all necessary quantities of Cell-Free Extract to such Third Party necessary for such manufacture and supply; provided that, in connection with SUTRO’s activities described in clauses (ii) and (iii) above, CELGENE promptly shall reimburse SUTRO for [*] percent ([*]%) of the reasonable out-of-pocket costs and expenses incurred by SUTRO in connection with such activities (and SUTRO shall make available to CELGENE reasonable documentary support for such expenses). The transfer by Sutro to the CELGENE CMO of such processes, documents and materials shall be done in collaboration with CELGENE, with representatives of both Parties reviewing all such processes, documents and materials prior to transfer to the CMO, and both Parties shall be involved in such transfer and cooperate in good faith with each other and the CELGENE CMO.

6.3.    Responsibilities. SUTRO shall use Commercially Reasonable Efforts to perform its manufacture and supply obligations under this Agreement, and will comply with all applicable Laws and standards governing any manufacture and supply, including cGMP, GCP and GLP.

6.4.    Assistance. At the reasonable request of either Party, the other Party shall provide reasonable assistance in connection with the manufacturing and supply matters set forth in this Article 6.

6.5.    Transition to Cell-Based Manufacturing. In the event of a Production Issue for a particular BAC/ADC Program, CELGENE will notify SUTRO thereof in writing and upon SUTRO’s request the Production Issue will be discussed at the JSC. In any event, after discussion of a Production Issue at the JSC, CELGENE may upon written notice to SUTRO (“CELGENE Manufacturing Notice”) elect to have the corresponding Collaboration BACs, and related Development Candidates and Licensed Products, manufactured in a cell-based manufacturing system by a contract manufacturing organization designated by CELGENE (“CELGENE Cell-Based CMO”) as necessary to permit CELGENE to conduct activities from pre-clinical research and development through and including Clinical Trials and commercialization of Licensed Products in accordance with the terms of the Agreement. Upon receipt of the CELGENE Manufacturing Notice, SUTRO will transfer to such CELGENE Cell-Based CMO the relevant processes, documents, and materials included in any SUTRO Know-How as necessary or reasonably useful for such manufacture. SUTRO will be relieved of its obligations under this

51	*Confidential Treatment Requested.

Article 6 for the corresponding Collaboration BACs, and corresponding Development Candidates and Licensed Products, of a particular BAC/ADC Program for which CELGENE has provided a CELGENE Manufacturing Notice on such date as determined by the JSC, which date shall in no event be later than the date on which the CELGENE Cell-Based CMO has commenced full scale cGMP manufacturing of such Collaboration BACs, and corresponding Development Candidates and Licensed Products. SUTRO’s sole liability and CELGENE’s sole remedy with respect to a Production Issue under this Section 6.5, except in the case of SUTRO’s material breach of this Agreement (it being understood that a Production Issue shall not be deemed a material breach of this Agreement) or its gross negligence or willful misconduct, shall be the right of CELGENE to off-set the CELGENE Manufacturing Costs as set forth in Section 7.4.5. For purposes of this Agreement:

(a)    “Production Issue” shall mean (a) the inability of the SUTRO expression system to achieve [*]; (b) [*] a Collaboration BAC, or corresponding Development Candidate or Licensed Product, through the SUTRO expression system [*]; (c) the FDA or other Regulatory Authority does not permit conduct of Clinical Trials using, or does not grant Regulatory Approval for, a Collaboration BAC, or corresponding Development Candidate or Licensed Product, due to CMC reasons attributable to SUTRO’s expression system; and (d) the manufacturing of a Collaboration BAC, or corresponding Development Candidate or Licensed Product, using SUTRO’s expression system is subject to material third party intellectual property infringement claims; [*].

(b)    “CELGENE Manufacturing Costs” shall mean the amounts paid by CELGENE to the CELGENE Cell-Based CMO to produce Collaboration BACs through the completion of IND-Enabling Studies for the applicable BAC/ADC Program, as evidenced by written records, such amounts not to exceed $[*] per BAC/ADC Program.

6.5.1    Parallel Exploration of Cell-Based Development. CELGENE may upon written notice to SUTRO elect to explore manufacturing of any Collaboration BAC that is included in an Identified BAC/ADC Program designated in such written notice (a “CELGENE Parallel Notice”), in a CHO Manufacturing system by CELGENE and/or a CELGENE Cell-Based CMO designated by CELGENE. Upon receipt of the CELGENE Parallel Notice, and after execution of a confidentiality agreement among CELGENE, SUTRO, and (if applicable) the CELGENE Cell-Based CMO in a form reasonably acceptable to each of them, SUTRO will transfer to CELGENE (with CELGENE having the right to transfer to a CELGENE Cell-Based CMO) the relevant sequences, processes, documents, and materials included in any SUTRO Know-How as necessary or reasonably useful for the manufacture of the applicable Collaboration BAC. SUTRO obligations under this Article 6 shall continue for such Collaboration BAC, and for the sake of clarity, SUTRO shall remain eligible for the one-time MS Milestone 2 described in Section 7.4.1(b).

6.5.2    Decision Points for Parallel Exploration. For each CELGENE Parallel Notice, the Parties shall examine the characteristics of each of the molecules and the timely availability of sufficient material from CELGENE’s designated CHO Manufacturing system and SUTRO’s cell-free expression system to conduct exploratory toxicology studies and determine which system(s) (if any, or both) should move forward.

52	*Confidential Treatment Requested.

6.5.3    Continuing Development Milestone Eligibility. In the event that CELGENE or the JSC, as applicable, moves forward with a CHO Manufacturing system for a Collaboration BAC as set forth in Section 6.5.2, SUTRO shall remain eligible for all development milestone payments for such Collaboration BAC, as described in Section 7.4.3.

6.5.4    Agreed Cost Allocation. Each of CELGENE and SUTRO hereby agree to pay for the costs allocated to such Party as set forth on Schedule 6.5.4.

ARTICLE VII

FINANCIAL TERMS

7.1.    Initial Upfront Fee. In partial consideration for the licenses granted to CELGENE hereunder, CELGENE shall pay SUTRO a total upfront payment of Eighty One Million and Five Hundred and Sixty Three Thousand Dollars ($81,563,000) within five (5) Business Days after the Original Effective Date as follows:

(a)    Celgene Corp. will pay [*] of such amount; and

(b)    Celgene Alpine will pay [*] of such amount.

Such payment shall be payable by wire transfer of immediately available funds in accordance with Section 7.6, and shall be non-refundable and non-creditable against any other amount due hereunder.

7.2.    Purchase of Shares; Other Payments.

7.2.1    SUTRO Series D-2 Investment. Within five (5) Business Days after the Original Effective Date, SUTRO shall sell to Celgene Corp. and Celgene Corp. shall purchase from SUTRO 18,097,331 shares of Series D-2 Convertible Preferred Stock, par value $0.001 per share, of SUTRO at a purchase price of $ $0.6596 per share, having an aggregate purchase price of Eleven Million and Nine Hundred and Thirty Seven Thousand Dollars ($11,937,000.00) pursuant to the Series D-2 Stock Purchase Agreement.

7.2.2    SUTRO Series E Investment. Within one (1) year of the Amendment Effective Date and upon the closing of SUTRO’s private placement of shares of Series E preferred stock of SUTRO which will be convertible to SUTRO’s common stock (the “Series E Financing” and such shares, the “Series E Shares”), CELGENE may in its sole discretion purchase an amount of Series E Shares equal to, in CELGENE’s sole discretion, either (i) CELGENE’s Series E Equity Pro Rata Amount (as defined below) or (ii) [*] ($[*]), at a price per share equal to the price per share at which SUTRO sells Series E Shares in such Series E Financing, all on the same terms and conditions as applicable to the other purchasers of such Series E Shares. “Series E Equity Pro Rata Amount” means a dollar amount equal to (1) the percentage of SUTRO’s outstanding capital stock, calculated on an issued and outstanding equity basis, held by CELGENE prior to the closing of the Series E Financing, multiplied by (2) the aggregate amount that SUTRO proposes to raise through the Series E Financing. By way of example, if prior to the Series E Financing CELGENE owns [*] percent ([*]%) of the outstanding SUTRO capital stock (calculated on an issued and outstanding equity basis) and SUTRO proposes to raise an aggregate of [*] Dollars ($[*]), through the Series E Financing, then the Series E Equity Pro Rata Amount would be [*] Dollars ($[*]).

53	*Confidential Treatment Requested.

7.2.3    Other Payments. The Parties acknowledge and agree that, prior to the Amendment Effective Date, CELGENE made the payments set forth on Schedule 7.2.3 to SUTRO pursuant to the terms of the Original Agreement.

7.3.    CELGENE Worldwide Rights Option.

7.3.1    Second Option Fee. In addition to (and exclusive of) any BAC/ADC Program containing a [*] DC which does not involve any WRDC, SUTRO hereby grants to CELGENE a one-time option to obtain certain rights for one (1) (and only one (1)) Identified BAC/ADC Program (“CELGENE Worldwide Rights Option”), in consideration for the following payments (collectively, “Option Rights Fee”):

(a)    Celgene Corp. will pay Twelve Million Five Hundred Thousand Dollars ($12,500,000) within five (5) Business Days after the Amendment Effective Date.

(b)    Celgene Corp. will pay Twelve Million Five Hundred Thousand Dollars ($12,500,000) within five (5) Business Days following the First DC IND Clearance Date (the “Second Option Fee”).

(c)    The payments due under Section 7.3.1(a) and (b) shall be payable by wire transfer of immediately available funds in accordance with Section 7.6, and shall be non-refundable and non-creditable against any other amount due hereunder.

7.3.2    Exercise of Worldwide Rights Option. CELGENE shall exercise the CELGENE Worldwide Rights Option, if at all, by providing written notice thereof to SUTRO at any time during the Option Period, which notice, in order to be effective, shall (1) identify the Identified BAC/ADC Program for which the CELGENE Worldwide Rights Option is being exercised (the “Worldwide Rights BAC/ADC Program”) and (2) be accompanied by the following payment (“Option Exercise Fee”) within five (5) Business Days of such notice:

(a)    [*] Dollars ($[*]), if the CELGENE Worldwide Rights Option is exercised with respect to the [*] Program or the [*] Program; or

(b)    [*] Dollars ($[*]), if the CELGENE Worldwide Rights Option is exercised with respect to the [*] Program or the [*] Program.

Notwithstanding the above, CELGENE shall be deemed to have exercised the CELGENE Worldwide Rights Option upon the Second IND Clearance Date, in which case CELGENE shall notify SUTRO promptly after such filing, and shall pay the applicable Option Exercise Fee within five (5) Business Days following filing.

7.3.3    Worldwide Rights Option Termination. The CELGENE Worldwide Rights Option shall automatically terminate on the earliest of: (i) CELGENE’s failure to pay the Option Rights Fee in accordance with Section 7.3.1(a) and/or (b) (as applicable), (ii) CELGENE’s failure to pay the Option Exercise Fee in accordance with Section 7.3.2(a) or (b) (as applicable), (iii) the end of the Option Period.

54	*Confidential Treatment Requested.

7.3.4    Development Candidates. Upon exercise of the Worldwide Rights Option as set forth in this Section 7.3, any Development Candidate from the Worldwide Rights BAC/ADC Program described in Section 7.3.1 (each such Development Candidate following such exercise, a “Worldwide Rights Development Candidate” or “WRDC”) shall be deemed a [*] DC for purposes of the Agreement. For clarity, the Parties understand and agree that CELGENE shall be entitled pursuant to this Agreement, on a BAC/ADC Program-by-BAC/ADC Program basis, to Develop and Commercialize the following Development Candidates (and corresponding Licensed Products and Diagnostic Products) included in any applicable BAC/ADC Program on a worldwide basis following IND Clearance: (a) an unlimited number of Development Candidates (and corresponding Licensed Products and Diagnostic Products) in which at least one (1) binding domain is Directed to [*]; (b) the first Development Candidate to have achieved IND Clearance in the U.S. in which none of the binding domains is Directed to [*], and (c) any WRDC.

7.4.    Milestones.

7.4.1    Manufacturing and Supply Milestones.

(a)    MS Milestone 1. Upon satisfaction of all of the following requirements at any time during the Research Term with respect to SUTRO’s San Carlos manufacturing facility:

(i)    completion by SUTRO of the facility improvements specified in Exhibit I; and

(ii)    passing a GMP audit conducted by or on behalf of CELGENE;

then CELGENE shall make a milestone payment to SUTRO of Ten Million Dollars ($10,000,000) as follows:

(1)    Celgene Corp. will pay [*] of such amount; and

(2)    Celgene Alpine will pay [*].

(b)    MS Milestone 2. Upon successful completion by SUTRO at any time during the Research Term of the first 1,000L GMP production batch of Relevant Antibodies at SUTRO’s San Carlos, California manufacturing facility, with CELGENE person-in-plant observation, that meets the performance and quality requirements specified in Schedule 7.4.1(b), CELGENE shall make a milestone payment to SUTRO of Ten Million Dollars ($10,000,000) as follows:

(1)    Celgene Corp. will pay [*] of such amount; and

(2)    Celgene Alpine will pay [*] of such amount.

For purposes of this Section 7.4.1(b), “Relevant Antibodies” means any of the following: (i) any Collaboration BACs, Collaboration ADCs and/or Development Candidates (whether designed, identified, generated or developed pursuant to this Agreement or the First Collaboration Agreement) and/or (b) any BACs, ADCs, Antibodies and/or antibody drug conjugates designed, identified, generated or developed within the scope of any Internal Program of SUTRO.

55	*Confidential Treatment Requested.

(c)    MS Milestone 3. Upon successful completion by SUTRO at any time on or prior to [*] of (i) the production of freeze-dried Cell-Free Extract [*], then CELGENE shall make a milestone payment to SUTRO of Ten Million Dollars ($10,000,000), within five (5) Business Days following the achievement of such milestone, as follows:

(1)    Celgene Corp. will pay [*] of such amount; and

(2)    Celgene Alpine will pay [*] of such amount.

SUTRO hereby agrees to use its Commercially Reasonable Efforts to promptly perform the matters set forth in Exhibit K during the Term of this Agreement, regardless of whether the milestone is achieved pursuant to subsection (i) or (ii) above.

7.4.2    Tranche 2 Milestone.

(a)    T2 Milestone. If, during the period that commences on the Original Effective Date and ends at the end of the twenty first (21st) month thereafter (“T2 Period”), SUTRO completes the in-life portion of exploratory toxicology testing set forth on Exhibit G for one (1) BAC (for clarity, such BAC having arisen from this Collaboration and not from any Internal Program of SUTRO, unless included in the Collaboration as a BAC/ADC Program) by or on behalf of SUTRO or its Affiliates (“BAC Tox Testing”), upon expiration of the T2 Period, CELGENE shall make a milestone payment to SUTRO of Twenty-Five Million Dollars ($25,000,000) as follows:

(1)    Celgene Corp. will pay [*] of such amount; and

(2)    Celgene Alpine will pay [*] of such amount.

(b)    Payment Only Once. For purposes of clarity, CELGENE only shall be obligated to make a milestone payment corresponding event set forth in this Section  7.4.2 only once, regardless of the number of times such milestone event occurs.

7.4.3     Development Milestones.

(a)    On a Development Candidate-by-Development Candidate basis (other than any WRDC under an Identified BAC/ADC Program, which shall be subject to subsections (b) or (c), as applicable, of this Section 7.4.3), CELGENE shall make the milestone payments set forth below to SUTRO upon the first achievement by or on behalf of CELGENE, its Affiliates or Sublicensees of the milestone events set forth below with respect to such Development Candidate or corresponding Licensed Product.

56	*Confidential Treatment Requested.

Milestone Event (For each Development Candidate or corresponding Licensed Product, as applicable, for the First Indication)	Milestone Payments (in $ millions)
(1) FPFV in a Phase 2 Clinical Trial for such Licensed Product for the first Indication by or on behalf of CELGENE, its Affiliates or Sublicensees.	[*]

(2) FPFV in a Phase 3 Clinical Trial for such Licensed Product for the first Indication by or on behalf of CELGENE, its Affiliates or Sublicensees.	[*]

(3) Solely with respect to each [*] DC, receipt by or on behalf of CELGENE, its Affiliates or Sublicensees of Regulatory Approval by the FDA in the United States of a Licensed Product comprising or containing such [*] DC for the first Indication.

[*]

(4) Receipt by or on behalf of CELGENE, its Affiliates or Sublicensees of Regulatory Approval by the EMA or the first applicable Regulatory Authority in any Major EU Country of such Licensed Product for the first Indication.

[*]

(5) Receipt by or on behalf of CELGENE, its Affiliates or Sublicensees of Regulatory Approval by the MHLW of such Licensed Product for the first Indication.	[*]

(b)    On a WRDC-by-WRDC basis under a [*] Program or [*] Program, CELGENE shall make the milestone payments set forth below to SUTRO upon the first achievement by or on behalf of CELGENE, its Affiliates or Sublicensees of the milestone events set forth below with respect to such WRDC or corresponding Licensed Product.

Milestone Event (For each Development Candidate or corresponding Licensed Product, as applicable, for the First Indication)	Milestone Payments (in $ millions)
(1) FPFV in a Phase 2 Clinical Trial for such Licensed Product for the first Indication by or on behalf of CELGENE, its Affiliates or Sublicensees.	[*]

(2) FPFV in a Phase 3 Clinical Trial for such Licensed Product for the first Indication by or on behalf of CELGENE, its Affiliates or Sublicensees.	[*]

(3) Receipt by or on behalf of CELGENE, its Affiliates or Sublicensees of Regulatory Approval by the FDA in the United States of a Licensed Product comprising or containing such WRDC for the first Indication.

[*]

57	*Confidential Treatment Requested.

Milestone Event (For each Development Candidate or corresponding Licensed Product, as applicable, for the First Indication)	Milestone Payments (in $ millions)

(4) Receipt by or on behalf of CELGENE, its Affiliates or Sublicensees of Regulatory Approval by the EMA or the first applicable Regulatory Authority in any Major EU Country of such Licensed Product for the first Indication.

[*]

(5) Receipt by or on behalf of CELGENE, its Affiliates or Sublicensees of Regulatory Approval by the MHLW of such Licensed Product for the first Indication.	[*]

(c)    On a WRDC-by-WRDC basis under a [*] Program or [*] Program, CELGENE shall make the milestone payments set forth below to SUTRO upon the first achievement by or on behalf of CELGENE, its Affiliates or Sublicensees of the milestone events set forth below with respect to such WRDC or corresponding Licensed Product.

Milestone Event (For each Development Candidate or corresponding Licensed Product, as applicable, for the First Indication)	Milestone Payments (in $ millions)
(1) FPFV in a Phase 2 Clinical Trial for such Licensed Product for the first Indication by or on behalf of CELGENE, its Affiliates or Sublicensees.	[*]

(2) FPFV in a Phase 3 Clinical Trial for such Licensed Product for the first Indication by or on behalf of CELGENE, its Affiliates or Sublicensees.	[*]

(3) Receipt by or on behalf of CELGENE, its Affiliates or Sublicensees of Regulatory Approval by the FDA in the United States of a Licensed Product comprising or containing such WRDC for the first Indication.

[*]

(4) Receipt by or on behalf of CELGENE, its Affiliates or Sublicensees of Regulatory Approval by the EMA or the first applicable Regulatory Authority in any Major EU Country of such Licensed Product for the first Indication.

[*]

(5) Receipt by or on behalf of CELGENE, its Affiliates or Sublicensees of Regulatory Approval by the MHLW of such Licensed Product for the first Indication.	[*]

(d)    Second Indication. With respect to milestone events (2) through (5), inclusive, in each of the above tables in this Section 7.4.3, in addition to the milestone payments specified therein for the first Indication, a corresponding milestone payment will be due in the

58	*Confidential Treatment Requested.

event such milestone event is achieved by or on behalf of CELGENE, its Affiliates or Sublicensees with respect to a Second Indication; provided that such milestone payment shall be [*] percent ([*]%) of the milestone payment applicable to the first Indication. “Second Indication” means a second therapeutic Indication having an organ tumor origin different than that of the Indication for which prior Regulatory Approval was obtained in the applicable territory. Further, with respect to milestone events (1) through (2), inclusive, in the above table, the applicable Clinical Trial must be a Clinical Trial designed such that the results thereof meet the requirements to be included, or are included, in an NDA in the United States. In the event a Phase 2 Clinical Trial is deemed a Phase 3 Clinical Trial pursuant to Section 1.71, the milestone payment for milestone event (1), in the above table, shall be paid upon FPFV, and the milestone payment for milestone event (2) shall be paid upon acceptance of filing for Regulatory Approval after the completion of such Clinical Trial for the applicable Licensed Product comprising or containing a Development Candidate.

(e)    Catch-up Payments.

(i)    First Indication. With respect to the first Indication, if, upon achievement of:

(A)    milestone event (2) set forth in the tables in Section 7.4.3(a), (b) or (c), as applicable, the milestone payment with respect to such Development Candidate for milestone event (1) set forth in such applicable table has not been paid for such Development Candidate, then (subject to the last sentence of Section 7.4.3(d)) such milestone payment shall be payable concurrently with the payment for such subsequent achievement with respect to milestone event (2); and

(B)    the first to occur of any of milestone events (3), (4) or (5) set forth in the table in Section 7.4.3(a), (b) or (c), as applicable, any of the previous milestone payments with respect to such Development Candidate for milestone events (1) and (2) set forth in such table, has not been paid for such Development Candidate, as applicable, then such milestone payment(s) shall be payable concurrently with the payment for such subsequent achievement with respect to milestone event (3), (4) or (5) set forth in such table, as applicable.

(ii)    Second Indication. With respect to the Second Indication, if, upon achievement of the first to occur of any of milestone events (3), (4) or (5) set forth in the table in Section 7.4.3(a), (b) or (c), as applicable, the milestone payment with respect to such Development Candidate for milestone event (2) set forth in such table (and subject to Section 7.4.3(a), (b) or (c), as applicable) has not been paid for such Development Candidate, then such milestone payment shall be payable concurrently with the payment for such subsequent achievement with respect to milestone event (3), (4) or (5) set forth in such table, as applicable;

(f)    Payment Only Once. For purposes of clarity, CELGENE only shall be obligated to make a milestone payment corresponding to each of the events set forth in this Section 7.4.3 only once for each Development Candidate with respect to such Development Candidate or the first corresponding Licensed Product, as applicable, only for the first Indication (and, to the extent set forth in Section 7.4.3(a), (b) or (c), as applicable (subject to Section 7.4.3(e)(ii), the Second Indication), in any case regardless of the number of Licensed Products containing the same Development Candidate that achieve such milestone event or the number of times such milestone event occurs for any Licensed Product.

59	*Confidential Treatment Requested.

7.4.4    Payment of Milestones. Upon achievement by or on behalf of (a) CELGENE, its Affiliates or Sublicensees of any milestone event set forth in Section 7.4.2 (if achieved by CELGENE, its Affiliates or Sublicensees) or 7.4.3, CELGENE shall promptly (but in no event more than ten (10) Business Days after achievement thereof) notify SUTRO of such achievement, and (b) SUTRO or its Affiliates of any milestone event set forth in Section 7.4.1 or 7.4.2 (if achieved by SUTRO or its Affiliates), SUTRO shall promptly (but in no event more than ten (10) Business Days after achievement thereof) notify CELGENE of such achievement, and in each of (a) and (b), CELGENE shall pay SUTRO the corresponding milestone payment within thirty (30) Business Days after issuance by SUTRO of an invoice for such milestone payment. Each milestone payment shall be payable by wire transfer of immediately available funds in accordance with Section 7.6, and shall be non-refundable and non-creditable (in each case, subject to Section 13.9) against any other amount due hereunder.

7.4.5    Right to Set-off Following Production Issue. Following receipt by SUTRO of the CELGENE Manufacturing Notice in accordance with Section 6.5, CELGENE shall have the right to set off the CELGENE Manufacturing Costs actually incurred by CELGENE for a particular BAC/ADC Program against the amounts due to SUTRO (in accordance with Section 7.4.4) for the corresponding Development Candidate, on a Development Candidate-by-Development Candidate basis, upon achievement of the milestone events set forth in Section 7.4.3(a), (b) or (c), as applicable, in each case up to [*] percent ([*]%) of the applicable milestone payment. Unless a Production Issue has occurred, CELGENE shall not be entitled to set off applicable milestone payments to SUTRO pursuant to this Section 7.4.5 by amounts (if any) attributable to CELGENE Manufacturing Costs for parallel cell-based development pursuant to Section 6.5.1.

7.5.    Royalties.

7.5.1    Royalty Rates.

(a)    With respect to a Licensed Product that comprises or contains a Development Candidate that is a [*] DC (other than any WRDC under an Identified BAC/ADC Program, which shall be subject to subsections (c) or (d), as applicable, of this Section 7.5.1), CELGENE shall pay SUTRO royalties on Annual Net Sales by CELGENE, its Affiliates and Sublicensees in the CELGENE Territory, on a Licensed Product-by-Licensed Product basis, for the applicable Licensed Product at the royalty rates set forth in the table below:

Annual Net Sales in the CELGENE Territory of the applicable Licensed Product	Incremental Royalty Rates
(1) Portion of Annual Net Sales by CELGENE, its Affiliates and Sublicensees up to and including $[*]	[*]%

(2) Portion of Annual Net Sales by CELGENE, its Affiliates and Sublicensees greater than $[*] up to and including $[*]	[*]%

(3) Portion of Annual Net Sales by CELGENE, its Affiliates and Sublicensees greater than $[*]	[*]%

60	*Confidential Treatment Requested.

For the avoidance of doubt, with respect to Licensed Products comprising or containing a [*] DC, the CELGENE Territory is the entire world.

(b)    With respect to a Licensed Product that comprises or contains a Development Candidate that is a Non-[*] DC, CELGENE shall pay SUTRO royalties on Annual Net Sales by CELGENE, its Affiliates and Sublicensees in the CELGENE Territory, on a Licensed Product-by-Licensed Product basis, for the applicable Licensed Product at the royalty rates set forth in the table below:

Annual Net Sales in the CELGENE Territory of the applicable Licensed Product	Incremental Royalty Rates
(1) Portion of Annual Net Sales by CELGENE, its Affiliates and Sublicensees up to and including $[*]	[*]%

(2) Portion of Annual Net Sales by CELGENE, its Affiliates and Sublicensees greater than $[*] up to and including $[*]	[*]%

(3) Portion of Annual Net Sales by CELGENE, its Affiliates and Sublicensees greater than $[*]	[*]%

For the avoidance of doubt, with respect to Licensed Products comprising or containing a Non-[*] DC, the CELGENE Territory is the entire world except the SUTRO Territory.

(c)    With respect to a Licensed Product that comprises or contains a Development Candidate that is a WRDC under a [*] Program or [*] Program, CELGENE shall pay SUTRO royalties on Annual Net Sales by CELGENE, its Affiliates and Sublicensees in the CELGENE Territory, on a Licensed Product-by-Licensed Product basis, for the applicable Licensed Product at the royalty rates set forth in the table below:

Annual Net Sales in the CELGENE Territory of the applicable Licensed Product	Incremental Royalty Rates
(1) Portion of Annual Net Sales by CELGENE, its Affiliates and Sublicensees up to and including $[*]	[*]%

(2) Portion of Annual Net Sales by CELGENE, its Affiliates and Sublicensees greater than $[*] up to and including $[*]	[*]%

(3) Portion of Annual Net Sales by CELGENE, its Affiliates and Sublicensees greater than $[*]	[*]%

61	*Confidential Treatment Requested.

For the avoidance of doubt, with respect to Licensed Products comprising or containing a WRDC, the CELGENE Territory is the entire world.

(d)    With respect to a Licensed Product that comprises or contains a Development Candidate that is a WRDC under a [*] Program or [*] Program, CELGENE shall pay SUTRO royalties on Annual Net Sales by CELGENE, its Affiliates and Sublicensees in the CELGENE Territory, on a Licensed Product-by-Licensed Product basis, for the applicable Licensed Product at the royalty rates set forth in the table below:

Annual Net Sales in the CELGENE Territory of the applicable Licensed Product	Incremental Royalty Rates
(1) Portion of Annual Net Sales by CELGENE, its Affiliates and Sublicensees up to and including $[*]	[*]%

(2) Portion of Annual Net Sales by CELGENE, its Affiliates and Sublicensees greater than $[*] up to and including $[*]	[*]%

(3) Portion of Annual Net Sales by CELGENE, its Affiliates and Sublicensees greater than $[*]	[*]%

For the avoidance of doubt, with respect to Licensed Products comprising or containing a WRDC, the CELGENE Territory is the entire world.

7.5.2    Diagnostic Products. In the event CELGENE decides to develop one or more Diagnostic Products, the Parties shall discuss in good faith the terms applicable to the assistance, if any, to be provided by SUTRO with respect to such development, and other terms applicable to the development and commercialization of such Diagnostic Products, provided that, in the event CELGENE does commercialize such Diagnostic Products, CELGENE (a) shall pay to SUTRO royalties on annual net sales (to be calculated based on the definitions of “Annual Net Sales” and “Net Sales” of Licensed Products, mutatis mutandis) of such Diagnostic Products by CELGENE, its Affiliates and Sublicensees in the CELGENE Territory, on a Diagnostic Product-by-Diagnostic Product basis, at the rate of [*] percent ([*]%), and (b) shall otherwise comply with the applicable provisions of this Agreement, including Sections 7.5.7, 7.6 and 7.7. The royalties payable under this Section 7.5.2 with respect to Diagnostic Products shall be subject to the same reductions applicable to royalties on Net Sales of Licensed Products pursuant to Sections 7.5.3, 7.5.4 and 7.5.5, provided, however, that, notwithstanding anything to the contrary, in no event shall the operation of Sections 7.5.3, 7.5.4 and 7.5.5, individually or in combination, reduce the royalty rate for Diagnostic Products to less than [*] percent ([*]%). Notwithstanding anything to the contrary, (i) no milestone payments shall be due under this Agreement with respect to Diagnostic Products, and (ii) net sales of Diagnostic Products will not count for the purpose of determining the applicable royalty rate under Section 7.5.1.

7.5.3    Royalty Term. CELGENE’s royalty obligations to SUTRO under this Section 7.5 shall commence on a country-by-country (in the CELGENE Territory) and Licensed Product-by-Licensed Product basis on the date of First Commercial Sale by CELGENE, its

62	*Confidential Treatment Requested.

Affiliates or Sublicensees to a Third Party of the applicable Licensed Product in the relevant country and shall expire on a country-by-country (in the CELGENE Territory) and Licensed Product-by-Licensed Product basis upon expiration of the Royalty Term for such Licensed Product; provided that, subject in all cases to the royalty floor set forth in Section 7.5.6, the royalty amounts payable with respect to Net Sales of Licensed Products shall be reduced, on a country-by-country (in the CELGENE Territory) and Licensed Product-by-Licensed Product basis, [*] percent ([*]%) of the amounts otherwise payable pursuant to Section 7.5.1 during any portion of the Royalty Term in which there is not at least one (1) Valid Claim of any CELGENE Patent which Covers the composition of matter, method of use, or formulation of such Licensed Product in such country. Only one royalty shall be payable by CELGENE for each sale of a Licensed Product.

7.5.4    Royalty Reduction for Comparable Third Party Product Competition. If, on a Licensed Product-by-Licensed Product, country-by-country (in the CELGENE Territory) and Calendar Quarter-by-Calendar Quarter basis,

(a)    Comparable Third Party Product(s) has a market share of [*] percent ([*]%) to less than [*] percent ([*]%); or

(b)    Comparable Third Party Product(s) has a market share of [*] percent ([*]%) or more;

then, subject in all cases to the royalty floor set forth in Section 7.5.6, the royalties payable with respect to Net Sales of such Licensed Product pursuant to Section 7.5.1 in such country during such Calendar Quarter shall be reduced by (i) [*] percent ([*]%) in the case of subclause (a) above and (ii) [*] percent ([*]%) in the case of subclause (b) above, respectively, of the royalties otherwise payable pursuant to Section 7.5.1. Market share shall be the aggregate market in such country of such Licensed Product and the Comparable Third Party Product(s) (based on sales of units of such Licensed Product and such Comparable Third Party Product(s), as reported by IMS International, or if such data are not available, such other reliable data source as reasonably agreed by the Parties). “Comparable Third Party Product” means, with respect to a Licensed Product in a country in the CELGENE Territory, any pharmaceutical product that (A) contains a highly similar or identical active ingredient(s) as such Licensed Product; (B) is approved for use in such country pursuant to a regulatory approval process governing approval of generic, interchangeable or biosimilar biologics based on the then-current standards for Regulatory Approval in such country, whether or not such Regulatory Approval was based upon clinical data generated by the Parties pursuant to this Agreement or was obtained using an abbreviated, expedited or other process; and (C) is sold in the same country as such Licensed Product by any Third Party that is not a Sublicensee of CELGENE or its Affiliates and did not purchase such product in a chain of distribution that included any of CELGENE or any of its Affiliates or its Sublicensees.

7.5.5    Royalty Reduction for Third Party Payments. The royalties payable under Section 7.5.1 shall be reduced, subject in all cases to the royalty floor set forth in Section 7.5.6, on a Licensed Product-by-Licensed Product, country-by-country (in the CELGENE Territory) and Calendar Quarter-by-Calendar Quarter basis, by an amount equal to [*] percent ([*]%) of any payments made to a Third Party in a Calendar Quarter on sales of such Licensed Product in such Calendar Quarter with respect to license rights to, or judgments owed to Third Parties regarding,

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Third Party Patents that CELGENE reasonably determines would Cover, or otherwise be infringed by, the manufacture, use, offer for sale, sale or importation of such Licensed Product in such country. CELGENE may carry over and apply any payments made to a Third Party as described in this Section 7.5.5, which are incurred or accrued in a Calendar Quarter and are not deducted in such Calendar Quarter, to any subsequent Calendar Quarter(s). CELGENE shall not be entitled to reduce royalty payments to SUTRO pursuant to this Section 7.5.5 by amounts (if any) attributable to CELGENE Manufacturing Costs for parallel cell-based development pursuant to Section 6.5.1.

7.5.6    Royalty Floor. During the Royalty Term, notwithstanding anything to the contrary but subject to Section 13.9, in no event shall the operation of Sections 7.5.3, 7.5.4 and 7.5.5, individually or in combination, reduce the royalty rates set forth in the tables in Section 7.5.1 to less than [*] percent ([*]%), [*] percent ([*]%) and [*] percent ([*]%), respectively, for the royalties set out in clauses (1), (2) and (3) of such tables.

7.5.7    Payment of Royalties. CELGENE shall make royalty payments owed to SUTRO hereunder in arrears, within sixty (60) days from the end of each Calendar Quarter in which such payment accrues. Each royalty payment shall be accompanied by a report for each country in the CELGENE Territory in which sales of Licensed Product occurred in the Calendar Quarter covered by such statement, specifying: the gross sales (if available) and Net Sales in each country’s currency; the applicable royalty rate under this Agreement; the royalties payable in each country’s currency, including an accounting of deductions taken in the calculation of Net Sales in accordance with CELGENE’s Accounting Principles; the applicable exchange rate to convert from each country’s currency to U.S. Dollars under Section 7.6.1; and the royalties payable in U.S. Dollars.

7.6.    Additional Payment Terms.

7.6.1    Accounting. All payments hereunder shall be made in the United States in U.S. Dollars by wire transfer to a bank in the U.S. designated in writing by SUTRO. Conversion of sales recorded in local currencies to Dollars shall be performed in a manner consistent with CELGENE’s normal practices used to prepare its audited financial statements for internal and external reporting purposes.

7.6.2    Late Payments. Any payments or portions thereof due hereunder that are not paid on the date such payments are due under this Agreement shall bear interest at a rate equal to the lesser of: (a) [*] percentage points ([*]%) above the prime rate as published by Citibank, N.A., New York, New York, or any successor thereto, at 12:01 a.m. on the first day of each Calendar Quarter in which such payments are overdue or (b) the maximum rate permitted by applicable Law; in each case calculated on the number of days such payment is delinquent, compounded monthly.

7.6.3    Tax Withholding; Restrictions on Payment. SUTRO will pay any and all taxes levied on account of all payments it receives under this Agreement. If applicable Laws require that taxes be withheld with respect to any payments by CELGENE to SUTRO under this Agreement, CELGENE will: (a) deduct those taxes from the remittable payment, (b) pay the taxes to the proper taxing authority, and (c) send evidence of the obligation together with proof of tax payment to SUTRO on a timely basis following that tax payment. Each Party agrees to cooperate

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with the other Party in claiming refunds or exemptions from such deductions or withholdings under any relevant agreement or treaty which is in effect. The Parties shall discuss applicable mechanisms for minimizing such taxes to the extent possible in compliance with applicable Laws. In addition, the Parties shall cooperate in accordance with applicable Laws to minimize indirect taxes (such as value added tax, sales tax, consumption tax and other similar taxes) in connection with this Agreement.

7.6.4    Tax Matters. Notwithstanding anything to the contrary in the Agreement, including the use of the term “option” (or any derivation thereof), the Parties agree that the CELGENE Worldwide Rights Option is not treated as an option for US federal (or applicable state or local) income tax purposes, and furthermore agree not to take any position inconsistent with the foregoing.

7.7.    Records Retention by CELGENE; Review by SUTRO.

7.7.1    Royalty Records. CELGENE agrees to keep, and to require its Affiliates and Sublicensees to keep, for at least three (3) years from the end of the Calendar Year to which they pertain, complete and accurate records of transfer and sales by CELGENE or its Affiliates or Sublicensees, as the case may be, of each Licensed Product, in sufficient detail to allow the accuracy of the payments hereunder to be confirmed.

7.7.2    Review. Subject to the other terms of this Section 7.7.2, at the request of SUTRO, which shall not be made more frequently than once per Calendar Year during the Term, upon at least thirty (30) days’ prior written notice from SUTRO, and at the expense of SUTRO, CELGENE shall permit an independent, nationally-recognized certified public accountant selected by SUTRO and reasonably acceptable to CELGENE to inspect (during regular business hours) the relevant records required to be maintained by CELGENE under Section 7.7.1. In every case the accountant must have previously entered into a confidentiality agreement with both Parties substantially similar to the provisions of Article 10 and limiting the disclosure and use of such information by such accountant to authorized representatives of the Parties and the purposes germane to Section 7.7. Results of any such review shall be binding on both Parties absent manifest error. SUTRO shall treat the results of any such accountant’s review of CELGENE’s records as Confidential Information of CELGENE subject to the terms of Article 10. If any review reveals a deficiency or overpayment in the calculation and/or payment of royalties by CELGENE, then (a) CELGENE or SUTRO shall promptly pay the other Party the amount remaining to be paid, and (b) if such underpayment is by [*] percent ([*]%) or more in any Calendar Year, CELGENE shall, within thirty (30) days of invoice therefor, pay the reasonable out-of-pocket costs and expenses incurred by SUTRO in connection with the review.

7.8.    SUTRO IPO.

7.8.1    SUTRO IPO. Within two (2) years of the Amendment Effective Date, if requested by SUTRO in connection with an initial public offering of SUTRO’s common stock (an “IPO”), CELGENE may in its sole discretion purchase an amount of SUTRO common stock equal to, in CELGENE’s sole discretion, either (i) CELGENE’s IPO Equity Pro Rata Amount (as defined below) or (ii) [*] ($[*]), at a price per share equal to the price per share at which SUTRO sells shares of common stock in the IPO, in a private placement to close concurrently with the closing

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of the IPO. If CELGENE in its sole discretion elects to purchase such shares, CELGENE agrees to enter into a stock purchase agreement and/or other documentation as reasonably requested by SUTRO or SUTRO’s underwriters (and for which SUTRO’s other shareholders with holdings in excess of [*]% of SUTRO’s common stock agree to be bound) in advance of SUTRO’s first public announcement of the IPO, in order to give effect to the foregoing agreement. In such agreement or documentation, Celgene shall agree that its purchase commitment may be reduced by SUTRO or SUTRO’s underwriters in their sole discretion during the IPO pricing process. “IPO Equity Pro Rata Amount” means a dollar amount equal to (1) the percentage of SUTRO’s outstanding capital stock, calculated on an issued and outstanding equity basis, held by CELGENE prior to the IPO, multiplied by (2) the aggregate amount that SUTRO proposes to raise through sales of its common stock in the IPO and the concurrent private placement to CELGENE. By way of example, if prior to the IPO CELGENE owns [*] percent ([*]%) of the outstanding SUTRO capital stock (calculated on an issued and outstanding equity basis) and SUTRO proposes to raise an aggregate of [*] Million Dollars ($[*]) through a combination of the IPO and a concurrent private placement to CELGENE, then the IPO Equity Pro Rata Amount would be [*] Dollars ($[*]).

7.8.2    SUTRO Planned IPO Agreement. SUTRO further agrees that in connection with a planned IPO, SUTRO will use commercially reasonable efforts to provide CELGENE with advance notice of, and an opportunity to review and comment on, those portions of the registration statement and prospectus for the IPO that describe SUTRO’s collaborations with CELGENE, the associated programs and all material SUTRO-CELGENE agreements.

ARTICLE VIII

EXCLUSIVITY

8.1.    Exclusivity.

8.1.1    Following the End of the Research Term. Subject to Section 8.1.3, following the expiration or termination of the Research Term and for the remainder of the Term, neither SUTRO nor any of its Affiliates shall:

(a)    alone or with or for any Third Party, conduct any activities with respect to the research (including testing, designing, identifying or generating), development, manufacture (for research, development or commercialization), or commercialization of:

(i)    any BAC (other than a Collaboration BAC in accordance with the terms of this Agreement), or any Antibody or other construct with bi- or multispecific binding capabilities that is not an antibody drug conjugate, that is Directed to the same Target Combination as any Collaboration BAC or associated Development Candidate or Licensed Products that CELGENE is actively pursuing, and only for so long as CELGENE is actively pursuing such Collaboration BAC or associated Development Candidate or Licensed Products;

(ii)    any ADC (other than a Collaboration ADC in accordance with the terms of this Agreement) or any other antibody drug conjugate that is Directed to the same Target Combination as any Collaboration ADC or associated Development Candidate or Licensed Product that CELGENE is actively pursuing, and only for so long as CELGENE is actively pursuing such Collaboration ADC or associated Development Candidate or Licensed Products;

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(iii)    any Tumor Targeted Multispecific ADC Directed to any individual Target within a Target Combination (comprising solely Tumor Targets) to which any Collaboration ADC or associated Development Candidate or Licensed Product is Directed, if and for so long as CELGENE is actively pursuing such Collaboration ADC or associated Development Candidate or Licensed Products; or

(iv)    any ADC (other than a Collaboration ADC in accordance with the terms of this Agreement) or any other antibody drug conjugate that is Directed to the same Target Combination as any Collaboration BAC or associated Development Candidate or Licensed Product that CELGENE is actively pursuing, and only for so long as CELGENE is actively pursuing such Collaboration BAC or associated Development Candidate or Licensed Products, unless such Target Combination is comprised solely of Tumor Targets and the Payload of such ADC or other antibody drug conjugate meets the minimum potency requirements set forth in Schedule 8.1.1(b)(ii)(C);

(b)    grant a license or sublicense to any Third Party under any Patents or Know-How owned or controlled by SUTRO and/or its Affiliates during the Term, including the SUTRO IP and SUTRO Expression Technology, to conduct any activities set forth in the preceding sub-section (a); or

(c)    transfer, assign, convey or otherwise sell any compound or product owned or controlled by SUTRO or its Affiliates that comprises or contains any such BAC, ADC, Antibody, antibody drug conjugate or construct described in the preceding sub-section (a);

(i)    provided that this Section 8.1.1 shall not prevent SUTRO from engaging any Third Party subcontractors in accordance with Section 2.6.

(ii)    For purposes of this Section 8.1.1, “actively pursuing” shall mean, with respect to a Collaboration BAC or Collaboration ADC, or associated Development Candidate or Licensed Products, that CELGENE is using Commercially Reasonable Efforts to develop such Collaboration BAC or Collaboration ADC, or associated Development Candidate or Licensed Product, provided that, (A) following initiation of a Phase 1 Clinical Trial for a particular Development Candidate, CELGENE shall be deemed to be “actively pursuing” the applicable Development Candidate, and associated Licensed Products, for the remainder of the Term for purposes of this Section 8.1.1, and (B) as of any time during the Term, the exercise of Commercially Reasonable Efforts by CELGENE (itself or through its Affiliates or Sublicensees) with respect to any Collaboration BAC or Collaboration ADC or associated Development Candidate or Licensed Products included in any BAC/ADC Program shall be deemed to satisfy the requirement to exercise Commercially Reasonable Efforts by CELGENE (itself or through its Affiliates or Sublicensees) with respect to each other Collaboration BAC or Collaboration ADC or associated Development Candidate or Licensed Products included in each such Program.

8.1.2    CELGENE Binder Exclusivity. For each proprietary CELGENE Binder (including any derivatives or modifications thereof) provided to SUTRO pursuant to the Research Plan under this Agreement for it to conduct its activities pursuant to the Research Plan, neither SUTRO nor any of its Affiliates shall (a) alone or with or for any Third Party, conduct any activities with respect to the research (including testing, designing, identifying or generating), development, manufacture (for research, development or commercialization), or commercialization of any antibody, antibody drug conjugate or any construct with bi- or multispecific binding capabilities containing any such proprietary CELGENE Binder (including any derivatives or modifications thereof), or (b) grant a license or sublicense under the SUTRO IP or the SUTRO Expression Technology to any Third Party to conduct any such activities, or (c) transfer, assign, convey or otherwise sell any compound or product owned or controlled by SUTRO or its Affiliates that comprises or contains any such proprietary CELGENE Binder (including any derivatives or modifications thereof); provided that this Section 8.1.2 shall not prevent SUTRO from engaging any Third Party subcontractors in accordance with Section 2.6. For purposes of this Section 8.1.2, “proprietary” shall mean that CELGENE owns, or has (or has the option to acquire) exclusively licensed-in rights to, the applicable CELGENE Binder in the United States or at least one (1) Major EU Country. Further, this Section 8.1.2 shall apply solely to the extent that such proprietary CELGENE Binder was provided to SUTRO by CELGENE in order to conduct its activities pursuant to the Research Plan.

8.1.3    Business Program. After the expiration of the Research Term, in the event a Third Party acquires SUTRO and, the Third Party (or any of such Third Party’s then-existing Affiliates) already has a program that existed prior to or implements a program after the acquisition of SUTRO that would otherwise violate Section 8.1.1 (a “Business Program”), then such Third Party (or such Third Party’s Affiliate) or SUTRO, as applicable, shall be permitted to continue or implement such Business Program after such acquisition and such continuation or implementation shall not constitute a violation of Section 8.1.1 (and in no event shall such Business Program be deemed an Internal Program of SUTRO); provided however that (a) none of the SUTRO IP, SUTRO Expression Technology, or Patents or Know-How Controlled by CELGENE and licensed to SUTRO, shall be used in the Business Program, and (b) the research or development activities required under this Agreement shall be conducted separately from any research or development activities directed to such Business Program, including the maintenance of separate lab notebooks and records (password-protected to the extent kept on a computer network) and separate personnel working on each of the activities under this Agreement and the activities covered under such Business Program.

8.2.    Government Approvals.

8.2.1    Efforts. Each Party shall coordinate and cooperate with one another and shall use its commercially reasonable efforts to eliminate any concern on the part of any court or governmental authority regarding the legality of this Agreement including promptly taking all steps to secure clearance from all court and governmental authorities under any applicable Antitrust Law, including cooperating in good faith with one another to address any investigation by a court or governmental authority and ensuring the prompt production of requested documents and information. Notwithstanding anything herein to the contrary, neither CELGENE nor any of its Affiliates shall be under any obligation to, nor, without CELGENE’S prior written consent (which consent may be withheld in CELGENE’S sole discretion), shall SUTRO, (a) make proposals, execute, agree or consent to or carry out agreements or submit to any court order or other injunction, ruling or decree of any court or governmental authority (i) providing for the sale or other disposition or holding separate of any assets of CELGENE or any of its Affiliates (including, after the Closing, SUTRO) or any of their Affiliates, or SUTRO or the holding separate of any equity interests of any such Person, or imposing or seeking to impose any limitation on the ability of CELGENE or any of its Affiliates, to own such assets or to acquire, hold or exercise full rights of ownership of equity interests of SUTRO, or (ii) imposing or seeking to impose (x) any limitation whatsoever on the business activities of CELGENE or any of its Affiliates or (y) any limitation on the business activities of SUTRO, or (b) otherwise take any step to avoid or eliminate any impediment which may be asserted or requested under any applicable Law governing competition, monopolies or restrictive trade practices.

8.2.2    Antitrust Filings. Each Party shall make with any court or governmental authority any filing required, in the reasonable opinion of either Party, of it under any applicable Antitrust Law (an “Antitrust Filing”) with respect to the transactions contemplated by this Agreement as promptly as practicable. The Parties shall cooperate with one another to the extent necessary in the preparation of any such Antitrust Filing. CELGENE shall be responsible for the filing fees associated with any Antitrust Filing; provided, however, that penalties that may be incurred as a result of actions or omissions on the part of a Party shall be the sole financial responsibility of such Party.

8.2.3    Information Exchange. CELGENE and SUTRO each shall promptly supply the other with any information which may be required in order to effectuate any filings or application pursuant to Section 8.2.2. Subject to applicable Law relating to the exchange of information and the preservation of any applicable attorney-client privilege, work product doctrine, self-audit privilege, or other similar privilege, each of SUTRO and CELGENE shall use commercially reasonable efforts to collaborate in reviewing and commenting on in advance, and to consult the other on, information relating to SUTRO, CELGENE or any of their subsidiaries, that appears in any filing made with, or written materials submitted to, any Third Party and/or any court or governmental authority in connection with any filing, investigation, or proceeding in connection with this Agreement or the transactions contemplated hereby (including under any Antitrust Law), provided, however, that to the extent any of the documents or information to be supplied are commercially or competitively sensitive a Party may satisfy its obligations by providing such documents or information to the other Party’s outside antitrust counsel, with the understanding that such antitrust counsel shall not share such documents and information with its client. In connection with such collaboration, SUTRO and CELGENE each shall act reasonably and as promptly as practicable. Notwithstanding anything to the contrary in this Section 8.2, CELGENE shall have the sole right to determine, control, and direct the Parties’ overall strategy with respect to any filings, submissions of information to, proceedings or negotiations with, or any other discussions, meetings, consultations, conversations or interactions with, any court or governmental authority under any applicable Antitrust Law.

8.2.4    Notification. Subject to this Section 8.2, each Party shall cooperate and use respectively all reasonable efforts to make all other registrations, filings and applications, to give all notices and to obtain as soon as practicable all governmental or other consents, transfers, approvals, orders, qualifications, authorizations, permits and waivers, if any, and to do all other things necessary or desirable for the consummation of the transactions as contemplated hereby.

8.2.5    Assistance. Without limiting the generality of the conditions set forth in Section 8.2.3, CELGENE and SUTRO each shall notify the other promptly upon the receipt of: (a) any comments from any officials of any court or governmental authority in connection with any filings made pursuant hereto and (b) any request by any officials of any court or governmental authority for amendments or supplements to any filings made pursuant to, or information provided to comply in all material respects with, any applicable Law. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to Section 8.2.2, CELGENE or SUTRO, as the case may be, shall promptly inform the other of such occurrence and, subject to the terms and conditions in Section  8.2.3, cooperate in filing with the applicable court or governmental authority such amendment or supplement.

ARTICLE IX

INTELLECTUAL PROPERTY

9.1.    Licenses.

9.1.1    Research Licenses.

(a)    License Grants to CELGENE.

(i)    Subject to Section 9.1.1(a)(ii), during the Research Term (and/or the Pre-Development Term, as applicable) SUTRO hereby grants to CELGENE an exclusive (even as to SUTRO and its Affiliates, subject to Section 9.1.9), worldwide, royalty-free right and license in the Field, with the right to grant sublicenses (subject to Section 9.1.4(a)), under the SUTRO IP solely to permit CELGENE to conduct its Collaboration activities as contemplated in the Research Plan and by this Agreement (including the activities described in Section 6.5), including with respect to the relevant Collaboration BACs and Collaboration ADCs Directed to Target Combinations in accordance with the terms of this Agreement.

(ii)    Commencing solely upon the date of execution of the applicable SUTRO Background IP Transfer Agreement and for the remainder of the Research Term (and/or the Pre-Development Term, as applicable), SUTRO grants upon such date to CELGENE an exclusive (even as to SUTRO and its Affiliates, subject to Section 9.1.9), worldwide, royalty-free right and license in the Field, with the right to grant sublicenses (subject to Section 9.1.4(a)), under the Patents, Know-How, SUTRO Binder, SUTRO Format, SUTRO Linker and SUTRO Payload set forth in such SUTRO Background IP Transfer Agreement, and any and all Patents and Know-How Controlled by SUTRO and/or its Affiliates as of the Original Effective Date or thereafter during the Research Term (and/or the Pre-Development Term, as applicable) that Cover such SUTRO Binder, SUTRO Format, SUTRO Linker or SUTRO Payload, as applicable, solely to permit CELGENE to conduct its activities with respect to the Collaboration as contemplated in the Research Plan and this Agreement, including with respect to Collaboration BAC(s) and Collaboration ADC(s) Directed to Target Combinations in accordance with the terms of this Agreement, provided that such license shall be subject to any express limitations imposed by the applicable SUTRO Background IP Transfer Agreement.

(b)    License Grants to SUTRO.

(i)    Subject to Section 9.1.1(b)(ii), during the Research Term (and/or the Pre-Development Term, as applicable), CELGENE hereby grants to SUTRO a non-exclusive, worldwide, royalty-free right and license in the Field, with the right to grant sublicenses solely to Third Party subcontractors engaged by SUTRO in accordance with Section 2.6 (subject to Section 9.1.4(b)), under the CELGENE IP solely to permit SUTRO to conduct its Collaboration activities as contemplated in the Research Plan and by this Agreement (and/or the Pre-Development Plan, as applicable), including with respect to the relevant Collaboration BACs and Collaboration ADCs Directed to Target Combinations in accordance with the terms of this Agreement.

(ii)    Commencing solely upon the date of execution of the applicable CELGENE Background IP Transfer Agreement and for the remainder of the Research Term (and/or the Pre-Development Term, as applicable), CELGENE grants upon such date to SUTRO a non-exclusive, worldwide, royalty-free right and license in the Field, with the right to grant sublicenses solely to Third Party subcontractors engaged by SUTRO in accordance with Section 2.6 (subject to Section 9.1.4(b)), under the Patents, Know-How, Antibody, CELGENE Binder, CELGENE Format, CELGENE Linker and CELGENE Payload set forth in such CELGENE Background IP Transfer Agreement, and any and all Patents and Know-How Controlled by CELGENE and/or its Affiliates as of the Original Effective Date or thereafter during the Research Term (and/or the Pre-Development Term, as applicable) that Cover such Antibody, CELGENE Binder, CELGENE Format, CELGENE Linker or CELGENE Payload, as applicable, solely to permit SUTRO to conduct its activities with respect to the Collaboration as contemplated in the Research Plan (and/or the Pre-Development Plan, as applicable) and by this Agreement, including with respect to Collaboration BAC(s) and Collaboration ADC(s) Directed to Target Combinations in accordance with the terms of this Agreement, provided that such license shall be subject to any express limitations imposed by the applicable CELGENE Background IP Transfer Agreement.

9.1.2    Development and Commercialization License.

(a)    License Grant to CELGENE. Commencing upon each Collaboration BAC or Collaboration ADC (Directed to a Target Combination) becoming a Development Candidate (but subject to the last sentence of this Section 9.1.2(a)), and continuing during the remainder of the Term (and until such later time as provided in Article 13, to the extent applicable), SUTRO hereby grants to CELGENE in the Field worldwide:

(i)    an exclusive right and license (even as to SUTRO and its Affiliates, subject to Section 9.1.9), with the right to grant sublicenses (subject to Section 9.1.4(a)), under any Patent in the SUTRO IP that Covers such Development Candidate, to research, develop, manufacture, have manufactured, use, offer for sale, sell, import and otherwise commercialize such Development Candidate (including, in all cases, the corresponding Licensed Products and Diagnostic Products (subject to Section 7.5.2)), and

(ii)    a non-exclusive right and license, with the right to grant sublicenses (subject to Section 9.1.4(a)), under any Know-How in the SUTRO IP to research, develop, manufacture, have manufactured, use, offer for sale, sell, import and otherwise commercialize such Development Candidate (including, in all cases, the corresponding Licensed Products and Diagnostic Products (subject to Section 7.5.2));

(iii)    provided that, in each case of (i) and (ii):

(iv)    (A) Unless and until a SUTRO Opt-Out has occurred pursuant to Section 2.6, CELGENE’s right to offer for sale, sell, import and otherwise commercialize Development Candidates (including, in all cases, the corresponding Licensed Products and Diagnostic Products) shall exclude Non-[*] DCs in the SUTRO Territory upon IND Clearance in the SUTRO Territory. Notwithstanding the foregoing and anything to the contrary in this Agreement, a Collaboration BAC or Collaboration ADC may only be clinically developed or commercialized by CELGENE upon Nomination as a Development Candidate in accordance with this Agreement, and CELGENE shall not initiate any IND-Enabling Study or file an IND for any Collaboration BAC or Collaboration ADC until such Collaboration BAC or Collaboration ADC is designated as a Development Candidate in accordance with this Agreement.

(b)    License Grant to SUTRO. Subject to Section 4.6, commencing upon each Non-[*] DC achieving IND Clearance in the SUTRO Territory, and continuing during the remainder of the Term (and until such later time as provided in Article 13, to the extent applicable), CELGENE hereby grants to SUTRO in the Field in the SUTRO Territory:

(i)    an exclusive right and license (even as to CELGENE and its Affiliates, subject to Section 9.1.9), with the right to grant sublicenses (subject to Section 9.1.4(b)), under any Patent in the CELGENE IP that Covers such Non-[*] DC, to research, develop, use, offer for sale, sell, import and otherwise commercialize such Non-[*] DC (including, in all cases, the corresponding Licensed Products and Diagnostic Products), and

(ii)    a non-exclusive right and license, with the right to grant sublicenses (subject to Section 9.1.4(b)), under any Know-How in the CELGENE IP to research, develop, manufacture, have manufactured, use, offer for sale, sell, import and otherwise commercialize such Non-[*] DC (including, in all cases, the corresponding Licensed Products and Diagnostic Products);

(iii)    provided that, in each case of (i) and (ii), SUTRO’s right to offer for sale, sell, import and otherwise commercialize Development Candidates (including, in all cases, the corresponding Licensed Products and Diagnostic Products) shall be limited to Non-[*] DCs in the SUTRO Territory (which, for clarity, is the United States). For clarity, subject to Section 3.1.1, a Non-[*] DC may only be clinically developed or commercialized by SUTRO upon IND Clearance in the SUTRO Territory in accordance with this Agreement, and except as expressly permitted herein, SUTRO shall not initiate any IND-Enabling Study or file an IND for any Development Candidate.

9.1.3    SUTRO Expression Technology Back-Up Licenses. Subject to the terms of the Agreement, SUTRO hereby grants to CELGENE, with the right to grant sublicenses (subject to Section 9.1.4):

(a)    an exclusive (even as to SUTRO and its Affiliates, subject to Section 9.1.9), worldwide license, in the Field, under the SUTRO Expression Technology, solely for the purpose of CELGENE (i) having a CMO manufacture (in accordance with Section 13.6.3(e)) any Development Candidates and corresponding Licensed Products Directed to a Target Combination, and (ii) developing, using, offering for sale, selling, importing and otherwise commercializing Development Candidates and corresponding Licensed Products, provided that, for clarity, a

Collaboration BAC or Collaboration ADC may only be clinically developed or commercialized by CELGENE upon designation as a Development Candidate in accordance with this Agreement, and notwithstanding anything herein to the contrary, CELGENE shall not initiate any IND-Enabling Study or file an IND for any Collaboration BAC or Collaboration ADC until such Collaboration BAC or Collaboration ADC is designated as a Development Candidate in accordance with this Agreement; and

(b)    a non-exclusive, worldwide license in the Field under the applicable SUTRO Expression Patents solely to the extent necessary (if at all) to permit CELGENE to conduct the activities permitted under Section 9.1.1(a) and otherwise in accordance with this Agreement.

(c)    Notwithstanding the above, no SUTRO Expression Know-How shall be transferred under this Agreement until the earliest of (i) subject to the last two sentences of this Section 9.1.3(c), the decision to use a CELGENE CMO pursuant to Section 6.2 (in which case such SUTRO Expression Know-How shall be transferred to the Potential CMO or CELGENE CMO, in accordance with, and subject to the process set forth, in Section 6.2), (ii) termination of the Agreement by CELGENE in accordance with Section 13.2 (in which case such SUTRO Expression Know-How shall be transferred solely to the applicable CELGENE CMO or Potential CMO(s), in accordance with, and subject to the process set forth in, Section 13.6.3(e)), (iii) exercise by CELGENE of the rights set forth in Section 9.3 (in which case such SUTRO Expression Know-How shall be transferred solely to the applicable CELGENE CMO, in accordance with, and subject to the process set forth in, Section 13.6.3(e)), and (iv) CELGENE’s written request, solely to permit the applicable regulatory personnel at CELGENE to compile and review the CMC (and other relevant) portions of Regulatory Materials to be submitted for Regulatory Approval to the applicable Regulatory Authority; provided that (a) in the case of this subsection (iv), such transfer shall not include any tangible embodiments of the SUTRO Expression Technology other than information and documentation, and (b) such personnel shall be subject to the obligations of confidentiality and non-use set forth in Article 10. In addition, prior to execution of a manufacturing agreement pursuant to Section 6.2, upon CELGENE’s written request, SUTRO shall provide to each Potential CMO, pursuant to a material transfer agreement with commercially reasonable terms, such Know-How as reasonably necessary for each such Potential CMO to evaluate the possible terms of a manufacturing agreement with CELGENE or its Affiliates. Furthermore, upon completion of the evaluation described above, the Potential CMO shall return to SUTRO, or at SUTRO’s written request, destroy such Know-How, and provide to SUTRO a written confirmation thereof.

(d)    The licenses granted under this Section 9.1.3(a) and (b) shall be subject to, and limited by, the terms of the Stanford In-License, and CELGENE agrees to comply with all such terms, including those set forth in Schedule 9.1.3(d).

9.1.4    Sublicenses.

(a)    By CELGENE. CELGENE shall have the right to grant sublicenses under the rights granted to it under Sections 9.1.1(a), 9.1.2(a) and 9.1.3, without the prior written consent of SUTRO, to any (i) Affiliate of CELGENE, (ii) Third Party subcontractor engaged by CELGENE in accordance with Section 2.6, and (iii) (with respect to the rights granted under

Sections 9.1.2(a) and 9.1.3) any Third Party for the development and commercialization of any Development Candidate and corresponding Licensed Products, provided that in the event CELGENE grants a sublicense under this Section 9.1.4(a)(iii), CELGENE shall provide SUTRO with a fully-executed copy of any agreement (redacted as necessary to protect confidential or commercially sensitive information) reflecting any such sublicense promptly after the execution thereof, provided that, such copy shall provide SUTRO with sufficient information to enable SUTRO to ascertain that any such sublicense is in conformance with this Agreement, including Section 2.6. Each sublicense granted by CELGENE under this Section 9.1.4(a) shall be subject to and subordinate to the terms and conditions of this Agreement. CELGENE shall remain fully responsible to SUTRO for the performance of any and all such terms by its Sublicensees.

(b)    By SUTRO. SUTRO shall have the right to grant sublicenses under the rights granted to it (i) under Section 9.1.1(b) without the prior written consent of CELGENE to Third Party subcontractors engaged by SUTRO in accordance with Section 2.6, and (ii) under Section 9.1.2(b) without the prior written consent of CELGENE, to any (A) Affiliate of SUTRO, (B) Third Party subcontractor engaged by SUTRO in accordance with Section 2.6, and (C) any Third Party for the development and commercialization of any Development Candidate and corresponding Licensed Products, provided that in the event SUTRO grants a sublicense under Section 9.1.4(b)(i), Section 9.1.4(b)(ii)(B) or Section 9.1.4(b)(ii)(C), SUTRO shall provide CELGENE with a fully-executed copy of any agreement (redacted as necessary to protect confidential or commercially sensitive information) reflecting any such sublicense promptly after the execution thereof, provided that, such copy shall provide CELGENE with sufficient information to enable CELGENE to ascertain that any such sublicense is in conformance with this Agreement, including Section 2.6. Each sublicense granted by SUTRO under this Section 9.1.4(b) shall be subject to and subordinate to the terms and conditions of this Agreement. SUTRO shall remain fully responsible to CELGENE for the performance of any and all such terms by its sublicensees, each of which shall be a “licensee” of SUTRO for purposes of this Agreement.

9.1.5    Third Party Sourced IP. With respect to any Binder, Format, Linker or Payload contributed by a Party that is in-licensed from a Third Party pursuant to Section 2.2.3, the Parties will discuss the ownership of Inventions conceived or reduced to practice in the course of performing activities pursuant to the Research Plan (and/or Pre-Development Plan, as applicable) with respect to such Binder, Format, Linker or Payload and the scope of any licenses (for clarity, in addition to Sections 9.1.1 and 9.1.2) to be granted by one Party to the other Party with respect to such Inventions. Further, in the event SUTRO wishes to in-license intellectual property from a Third Party for purposes of the Collaboration that does not constitute a Binder, Format, Linker or Payload, the Parties shall first discuss the need and scope of license for such intellectual property. In the event CELGENE does not agree as to the need for such intellectual property, then SUTRO shall be solely responsible for any payments obligations to such Third Party for such license.

9.1.6    Conjugation Chemistry. CELGENE hereby grants to SUTRO a non-exclusive, worldwide, royalty-free, right and license, with the right to grant and authorize sublicenses (subject to Section 9.1.4(b)), to practice and otherwise exploit any Conjugation Chemistry Controlled by CELGENE or its Affiliates for any core business purpose of SUTRO; provided, that in the event SUTRO or any of its sublicensees discover, develop, invent, conceive or reduce to practice any improvements, modifications or derivatives thereof, whether or not patentable (“Conjugation Chemistry Improvements”), SUTRO hereby grants, and shall cause its sublicensees to grant, to CELGENE a non-exclusive, worldwide, royalty-free, right and license, with the right to grant and authorize sublicenses, to practice and exploit any Conjugation Chemistry Improvements for any core business purpose of CELGENE. For avoidance of doubt, the license granted to SUTRO in this Section 9.1.6 is subject to CELGENE’s rights pursuant to Section 9.1 as well as the exclusivity provisions set forth in Section 8.1. SUTRO shall remain fully responsible to CELGENE for the performance of any and all such terms by its sublicensees.

9.1.7    Third Party Technology. The Parties acknowledge and agree that as of the Original Effective Date, SUTRO does not and will not use the Scripps Technology in any manner in the Collaboration, and that no sublicense, whether to Patents or Know-How, are granted to CELGENE pursuant to Section 9.1 (or otherwise pursuant to this Agreement) under the Scripps In-License and the Patents and Know-How in-licensed under the Scripps In-License are not Controlled by SUTRO for purposes of this Agreement. In the event the Parties mutually agree, through the JSC, to use any Patents, Know-How or other technology owned or controlled by a Third Party, that is not licensed to CELGENE as of the Original Effective Date (the “Third Party Technology”), (a) SUTRO will grant CELGENE licenses under such Third Party Technology that are substantially similar to the licenses granted to CELGENE in Sections 9.1.1(a), 9.1.2(a) and 9.1.3, as applicable, and (b) the Parties will agree upon allocation of any costs arising under the Third Party Technology. In addition, SUTRO covenants that (i) it will not perform any activity under the Collaboration related to the incorporation of NNAAs that infringes any claim of any patent or published patent application (other than the Scripps Patents) owned by The Scripps Research Institute and/or its Affiliates (such patents, but not such patent applications, collectively, the “Other Scripps Patents”) issued or published, as applicable, as of the Original Effective Date, (ii) it will use Commercially Reasonable Efforts to monitor the issuance of additional Other Scripps Patents subsequent to the Original Effective Date, and (iii) it will not perform any activity under the Collaboration that infringes any claim of any such additional Other Scripps Patents.

9.1.8    Non-Exclusive Licenses to Data and Results. Subject to the terms and conditions of this Agreement, each Party hereby grants to the other Party a non-exclusive, worldwide, royalty-free, fully paid-up, perpetual, irrevocable, non-terminable, non-transferable and non-sublicensable license to use for any and all purposes any and all data and results (including pharmacological, toxicological and clinical test data and results, research data, and reports) included in the Inventions that are Controlled by such Party which relate to the research and development of, during the Research Term (or, limited to data and results generated under the Pre-Development Plan, the Pre-Development Term), Abandoned BACs and Abandoned ADCs.

9.1.9    Rights Retained by the Parties. For purposes of clarity, each Party retains the right under Know-How and Patents Controlled by such Party to the extent necessary to exercise its rights and perform its obligations under this Agreement, and any rights of SUTRO or CELGENE, as the case may be, not expressly granted to the other Party pursuant to this Agreement shall be retained by such Party. Notwithstanding anything contrary in this Agreement, SUTRO shall have (a) the right to license or transfer the SUTRO Expression Technology and any improvements thereof, to any Third Party in SUTRO’s discretion for any purpose, provided that there is no conflict with the license(s) granted in Section 9.1 or the exclusivity provisions set forth in Section 8.1, and (b) the right to use and exploit any SUTRO IP, and any SUTRO Binder, SUTRO Format, SUTRO Linker and/or SUTRO Payload in connection with any Internal Program of SUTRO in accordance with this Agreement. For clarity, SUTRO retains the rights to any and all potential uses of the SUTRO Expression Technology except those subject to the license(s) granted in Section 9.1 or the exclusivity provisions set forth in Section 8.1.

9.2.    No Implied License. Except for the rights expressly granted under this Agreement, no right, title, or interest of any nature whatsoever is granted whether by implication, estoppel, reliance, or otherwise, by any Party to the other Party. All rights with respect to Know-How, Patent or other intellectual property rights that are not specifically granted herein are reserved to the owner thereof. CELGENE agrees not to use any SUTRO IP or SUTRO Expression Technology (including any tangible embodiments thereof) or any ADCs or BACs, and any variants thereof, and any all derivatives and modifications of any of the foregoing, to research, develop or commercialize any compound or product, other than (a) Collaboration BACs, Collaboration ADCs, and Development Candidates thereof pursuant to the Research Plan and other terms of this Agreement, or (b) development or commercialization of a Development Candidate and its corresponding Licensed Products and Diagnostic Products pursuant to this Agreement and subject to the payment obligations under Article 7.

9.3.    Section 365(n) of the Bankruptcy Code. All licenses granted under this Agreement are deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined in Section 101 of such Code. Each Party, as licensee, may fully exercise all of its rights and elections under the U.S. Bankruptcy Code and any foreign equivalent thereto in any country having jurisdiction over a Party or its assets (the “Bankruptcy Code”). The Parties further agree that, if a Party elects to retain its rights as a licensee under any Bankruptcy Code, such Party shall be entitled to complete access to any technology licensed to it hereunder and all embodiments of such technology. Such embodiments of the technology shall be delivered to the licensee Party (in the case of SUTRO Know-How, in accordance with, and subject to the process set forth in, Section 13.6.3(e)) not later than: (a) the commencement of bankruptcy proceedings against the licensor, upon written request, unless the licensor elects to perform its obligations under the Agreement, or (b) if not delivered under Section 9.3 upon the rejection of this Agreement by or on behalf of the licensor, upon written request. Any agreements supplemental hereto will be deemed to be “agreements supplementary to” this Agreement for purposes of Section 365(n) of the Bankruptcy Code.

9.4.    Ownership.

9.4.1    CELGENE Ownership.

(a)    Retained Rights. As between the Parties, CELGENE retains all right, title and interest in and to the CELGENE IP, including any CELGENE Background IP, and each CELGENE Binder, CELGENE Format, CELGENE Linker and CELGENE Payload, except to the extent that any right is expressly licensed by CELGENE to SUTRO under this Agreement.

(b)    CELGENE Core Technology. Subject to Section 9.4.2(a), as between the Parties, CELGENE shall solely own any and all Inventions to the extent related to: (i) each CELGENE Binder, CELGENE Format, CELGENE Linker and CELGENE Payload, and any derivatives and modifications thereof, (ii) the CELGENE Background IP (provided that with respect to any Invention solely related to any CELGENE Binder, CELGENE Format, CELGENE Linker or CELGENE Payload, the foregoing subclause (i) will apply), (iii) the compositions of matter, methods of use, and formulations of each Nominated Development Candidate and corresponding Licensed Product, including any modification to the amino acid sequence of a Development Candidate to the extent necessary to enable the production of such Development Candidate at scale or as required by a Regulatory Authority, provided that such Development Candidate that includes such modified sequence shall be Directed to the applicable Target Combination (each such modification, a “Permitted Modification”), and (iv) any conjugation chemistry between a NNAA incorporated in an Antibody (but excluding any NNAA structure) and the applicable Linker (such Inventions, “Conjugation Chemistry”) (collectively, the “CELGENE Core Technology”). Notwithstanding anything to the contrary in this Agreement, in no event shall the CELGENE Core Technology include any SUTRO Core Technology with respect to the SUTRO Expression Technology.

(c)    Assignment by SUTRO. SUTRO hereby: (i) assigns to CELGENE all of its right, title and interest in and to the CELGENE Core Technology, and (ii) agrees to execute and deliver all documents reasonably required to evidence or record such assignment.

9.4.2    SUTRO Ownership.

(a)    Retained Rights. As between the Parties, SUTRO retains all right, title and interest in and to the SUTRO IP, including any SUTRO Background IP, and each SUTRO Binder, SUTRO Format, SUTRO Linker and SUTRO Payload, and SUTRO Expression Technology, except to the extent that any right is expressly licensed by SUTRO to CELGENE under this Agreement.

(b)    SUTRO Core Technology. Subject to Section 9.4.1(a), as between the Parties, SUTRO shall solely own any and all Inventions to the extent related to: (i) the SUTRO Expression Technology, (ii) each SUTRO Binder, SUTRO Format, SUTRO Linker and SUTRO Payload, and any derivatives and modifications thereof, (iii) each Collaboration BAC and Collaboration ADC, and any derivatives and modifications thereof (other than the composition of matter, methods of use, and formulations of each Development Candidate and Licensed Product, including any Permitted Modifications), (iv) any tRNA charged with NNAAs or relating to the expression of proteins containing NNAAs, and any derivatives and modifications thereof, and (v) any NNAA, and incorporation of NNAAs in proteins in general or in families or classes of proteins (collectively, the “SUTRO Core Technology”). Notwithstanding anything to the contrary in this Agreement, in no event shall the SUTRO Core Technology include any CELGENE Core Technology.

(c)    Assignment by CELGENE. CELGENE hereby: (i) assigns to SUTRO all of its right, title and interest in and to the SUTRO Core Technology, and (ii) agrees to execute and deliver all documents reasonably required to evidence or record such assignment. Notwithstanding Section 9.4.1(b), in the event that a Non-[*] DC becomes an Abandoned Non-[*] DC pursuant to Section 2.2.6(b)(iii), CELGENE shall assign to SUTRO, at the time such Non-[*] DC becomes an Abandoned Non-[*] DC, all rights under Section 9.4.1(b)(iii) that were previously assigned by SUTRO to CELGENE pursuant to Section 9.4.1(c) with respect to the Abandoned Non-[*] DC.

77	*Confidential Treatment Requested.

9.4.3    All Other Inventions. Ownership of all Inventions that are not CELGENE Core Technology or SUTRO Core Technology shall be determined as follows:

(a)    Sole Inventions. Each Party shall own any such Inventions that are discovered, developed, invented, conceived or reduced to practice solely, as between the Parties, by such Party.

(b)    Joint Inventions.

(i)    The Parties shall jointly own any such Inventions that are discovered, developed, invented, conceived or reduced to practice jointly by the Parties (the “Joint Inventions”), including any Patents that solely Cover the Joint Inventions (the “Joint Patents”). Prosecution and Maintenance, and enforcement, of the Joint Patents shall be managed as mutually agreed by the Parties. Except as expressly provided in this Agreement, it is understood that neither Party shall have any obligation to account to the other for profits, or to obtain any approval of the other Party to license, assign or otherwise exploit any Joint Inventions or Joint Patents, by reason of joint ownership thereof, and each Party hereby waives any right it may have under the laws of any jurisdiction that require any such approval or accounting. For the avoidance of doubt, Joint Patents will be deemed SUTRO Patents or CELGENE Patents solely for the purposes of the licenses granted to CELGENE or SUTRO, respectively, in Section 9.1.

(ii)    Notwithstanding Section 9.4.3(a), any Invention that constitutes both CELGENE Core Technology and SUTRO Core Technology shall be jointly owned by the Parties and shall be considered Joint Inventions and subject to the terms of Section 9.4.3(b)(i).

Inventorship of any patentable Inventions shall be determined in accordance with the rules of inventorship under United States patent laws.

9.4.4    Disclosure. During the Term, each Party shall update the other Party through the Patent Committee on a quarterly basis with respect to the making, conception or reduction to practice of any Inventions directly arising out of activities conducted under this Agreement, including any Inventions falling within the scope of SUTRO Core Technology or CELGENE Core Technology.

9.5.    Prosecution and Maintenance of Patents. The Parties will perform their respective activities under this Section 9.5 in accordance with the Patent Strategy to the extent reasonably practicable and legally permissible.

9.5.1    SUTRO Patents.

(a)    First Right to Prosecute. As between the Parties, SUTRO shall have the first right (but not the obligation) to Prosecute and Maintain the SUTRO Patents at its cost (subject to the second to last sentence of this Section 9.5.1(a)). SUTRO shall keep CELGENE informed as to material developments with respect to the Prosecution and Maintenance of such Patents, including by providing copies of all substantive office actions or any other substantive documents that SUTRO receives from any patent office, including notice of all interferences, reissues, re-examinations, oppositions or requests for patent term extensions. The Prosecution and

Maintenance conducted in accordance with the terms and conditions of this Agreement of any SUTRO Patent Covering a BAC or ADC, Development Candidate or corresponding Licensed Product (each, a “Product-Specific SUTRO Patent”) and exclusively licensed to CELGENE under this Agreement shall be at CELGENE’s cost. For clarity, no rights are granted under this Section to CELGENE with respect to the SUTRO Expression Patents.

(b)    Second Right to Prosecute. If, during the Term, SUTRO in any country in the world decides not to file any Product-Specific SUTRO Patent or intends to allow such Patent to lapse or become abandoned without having first filed a substitute, it shall notify and consult with CELGENE of such decision or intention at least sixty (60) days prior to the date upon which the subject matter of such Patent shall become unpatentable or such Patent shall lapse or become abandoned, and CELGENE shall thereupon have the right (but not the obligation) to assume the Prosecution and Maintenance thereof at CELGENE’s expense with counsel of its choice. For clarity, CELGENE shall not have the right pursuant to this Section 9.5.1(b) to assume the Prosecution and Maintenance of any SUTRO Expression Patent, or any SUTRO Patent other than a Product-Specific SUTRO Patent.

9.5.2    CELGENE Patents.

(a)    First Right to Prosecute. As between the Parties, CELGENE shall have the first right (but not the obligation) to Prosecute and Maintain the CELGENE Patents at its cost. CELGENE shall keep SUTRO informed as to material developments with respect to the Prosecution and Maintenance of such Patents, including by providing copies of all substantive office actions or any other substantive documents that CELGENE receives from any patent office, including notice of all interferences, reissues, re-examinations, oppositions or requests for patent term extensions.

(b)    Second Right to Prosecute. If, during the Term, CELGENE in any country in the world decides not to file any CELGENE Patent or intends to allow such Patent to lapse or become abandoned without having first filed a substitute, it shall notify and consult with SUTRO of such decision or intention at least sixty (60) days prior to the date upon which the subject matter of such Patent shall become unpatentable or such Patent shall lapse or become abandoned, and SUTRO shall thereupon have the right (but not the obligation) to assume the Prosecution and Maintenance thereof at SUTRO’s expense with counsel of its choice. For clarity, SUTRO shall not have the right pursuant to this Section 9.5.2(b) to assume the Prosecution and Maintenance of any Patent in the CELGENE IP other than a CELGENE Patent.

9.5.3    Cooperation.

(a)    General. Each Party agrees to make its employees, agents and consultants reasonably available to the other Party (or to the other Party’s authorized attorneys, agents or representatives), to the extent reasonably necessary to enable the Party responsible for the Prosecution and Maintenance of a Patent in accordance with this Section 9.5.3 to undertake such Prosecution and Maintenance, and shall assist in any license registration processes with applicable governmental authorities that may be available for the protection of a Party’s interests in this Agreement. In the event of any termination of a Party’s license rights hereunder, the Party with a license registration related to such terminated license rights shall promptly cooperate with any request by the other Party to terminate any such registration relating to the terminated license rights.

(b)    Regarding the Filing and Prosecution of Divisional Patent Applications. The Parties shall cooperate with one another, through the Patent Committee and their respective Patent Liaisons, to file and prosecute the SUTRO Patents and CELGENE Patents for which either Party is responsible for Prosecution and Maintenance pursuant to this Section 9.5, including in the furtherance of the Patent Strategy. At either Party’s request, the Parties shall cooperate with one another to file and prosecute divisional Patent applications with respect to SUTRO Patents and CELGENE Patents, in each case that are primarily applicable to any Target Combination, ADC or BAC Directed to a Target Combination, Development Candidate, Licensed Product or Diagnostic Product, if practicable and if necessary or desirable to divide subject matter relating to the development, manufacture or commercialization of Licensed Products or Diagnostic Products from other subject matter.

9.6.    Defense of Claims Brought by Third Parties. If a Party becomes aware of any claim that the research, development, manufacture or commercialization of any Development Candidate or corresponding Licensed Product, in each case, infringes the intellectual property rights of any Third Party, such Party shall promptly notify the other Party. In any such instance, the Parties shall as soon as practicable thereafter discuss in good faith regarding the best response to such notice, subject to Article 12.

9.7.    Enforcement of Patents.

9.7.1    Notice. If any Party learns of an infringement or threatened infringement by a Third Party with respect to any CELGENE Patent or SUTRO Patent (excluding for clarity any SUTRO Expression Patents), including actual or alleged infringement under 35 USC §271(e)(2) that is or would be competitive with a Development Candidate or corresponding Licensed Product with respect to at least one (1) Target of a Target Combination (“Competitive Infringement”), such Party shall promptly notify the other Party and shall provide such other Party with available evidence of such Competitive Infringement.

9.7.2    Enforcement.

(a)    SUTRO Patents. SUTRO shall have the primary right, but not the obligation, to institute, prosecute, and control any action or proceeding with respect to any Competitive Infringement of any Product-Specific SUTRO Patent(s) under this Agreement, by counsel of its own choice. The foregoing right of SUTRO shall include the right to perform all actions of a reference product sponsor set forth in the Hatch-Waxman Act or any ex-U.S. equivalent of the Hatch-Waxman Act. CELGENE will have the right, at its own expense and by counsel of its choice, to be represented in any such action or proceeding. At SUTRO’s request, CELGENE will join any such action or proceeding as a party and will use Commercially Reasonable Efforts to cause any Third Party as necessary to join such action or proceeding as a party (all at SUTRO’s expense) if doing so is necessary for the purposes of establishing standing or is otherwise required by applicable Law to pursue such action or proceeding. SUTRO will have a period of ninety (90) days after its receipt or delivery of notice and evidence pursuant to Section 9.7.1 to elect to so enforce such Product-Specific SUTRO Patent(s) in the applicable jurisdiction

(or to settle or otherwise secure the abatement of such Competitive Infringement), provided however, that such period will be more than ninety (90) days to the extent applicable Law prevents earlier enforcement of such SUTRO Patent(s) (such as the enforcement process set forth in or under the Hatch-Waxman Act or any ex-U.S. equivalent of the Hatch-Waxman Act) and such period will be less than ninety (90) days to the extent that a delay in bringing an action to enforce the applicable Product-Specific SUTRO Patent(s) against such alleged Third Party infringer would limit or compromise the remedies (including monetary and injunctive relief) available against such alleged Third Party infringer. In the event SUTRO does not so elect (or settle or otherwise secure the abatement of such Competitive Infringement) within the aforementioned period of time or twenty (20) days before the time limit, if any, for the filing of an action or proceeding or taking of any other action with respect to such Competitive Infringement, whichever is sooner, it will so notify CELGENE in writing and in the case where CELGENE then desires to commence a suit or take action to enforce the applicable SUTRO Patents with respect to such Competitive Infringement in the applicable jurisdiction, the Parties will confer and upon SUTRO’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), CELGENE will have the right to commence such a suit or take such action to enforce the applicable SUTRO Patent(s), at CELGENE’s expense. Each Party will provide to the Party enforcing any such rights under this Section 9.7.2 reasonable assistance and cooperation in such enforcement, at such enforcing Party’s request and expense, including joining such action as a party plaintiff if required by applicable Law to pursue such action. The enforcing Party will keep the other Party regularly informed of the status and progress of such enforcement efforts, and will reasonably consider the other Party’s comments on any such efforts. For clarity, CELGENE shall not have any rights pursuant to this Section 9.7.2 to assume the Prosecution and Maintenance of any SUTRO Expression Patent, or any SUTRO Patent other than a Product-Specific SUTRO Patent.

(b)    CELGENE Patents. Except as set forth in Section 9.7.2(c), CELGENE shall have the sole right, but not the obligation, to institute, prosecute, and control any action or proceeding with respect to any Competitive Infringement of any CELGENE Patent under this Agreement, by counsel of its own choice.

(c)    Non-[*] DCs. Solely with respect to any CELGENE Patent(s) that Covers a Non-[*] DC in the SUTRO Territory, the following shall apply: CELGENE shall have the primary right, but not the obligation, to institute, prosecute, and control any action or proceeding with respect to any Competitive Infringement of such CELGENE Patent(s) in the SUTRO Territory under this Agreement, by counsel of its own choice. The foregoing right of CELGENE shall include the right to perform all actions of a reference product sponsor set forth in the Hatch-Waxman Act. SUTRO will have the right, at its own expense and by counsel of its choice, to be represented in any such action or proceeding. At CELGENE’s request, SUTRO will join any such action or proceeding as a party and will use Commercially Reasonable Efforts to cause any Third Party as necessary to join such action or proceeding as a party (all at CELGENE’s expense) if doing so is necessary for the purposes of establishing standing or is otherwise required by applicable Law to pursue such action or proceeding. CELGENE will have a period of ninety (90) days after its receipt or delivery of notice and evidence pursuant to Section 9.7.1 to elect to so enforce such CELGENE Patent(s) in the SUTRO Territory (or to settle or otherwise secure the abatement of such Competitive Infringement), provided however, that such period will be more than ninety (90) days to the extent applicable Law prevents earlier enforcement of such CELGENE Patent(s) (such as the enforcement process set forth in or under the Hatch-Waxman Act) and such

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period will be less than ninety (90) days to the extent that a delay in bringing an action to enforce the applicable CELGENE Patent(s) against such alleged Third Party infringer would limit or compromise the remedies (including monetary and injunctive relief) available against such alleged Third Party infringer. In the event CELGENE does not so elect (or settle or otherwise secure the abatement of such Competitive Infringement) within the aforementioned period of time or twenty (20) days before the time limit, if any, for the filing of an action or proceeding with respect to such Competitive Infringement, whichever is sooner, it will so notify SUTRO in writing and in the case where SUTRO then desires to commence a suit or take action to enforce the applicable CELGENE Patent(s) with respect to such Competitive Infringement in the applicable jurisdiction, the Parties will confer and upon CELGENE’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), SUTRO will have the right to commence such a suit or take such action to enforce the applicable CELGENE Patent(s), at SUTRO’s expense. Each Party will provide to the Party enforcing any such rights under this Section 9.7.2 reasonable assistance and cooperation in such enforcement, at such enforcing Party’s request and expense, including joining such action as a party plaintiff if required by applicable Law to pursue such action. The enforcing Party will keep the other Party regularly informed of the status and progress of such enforcement efforts, and will reasonably consider the other Party’s comments on any such efforts. For clarity, SUTRO shall not have any rights pursuant to this Section 9.7.2 to assume the Prosecution and Maintenance of any Patent in the CELGENE IP other than a CELGENE Patent.

9.7.3    Other Actions. For purposes of clarity, (a) SUTRO shall have the sole right, at its own expense, to institute, prosecute, and control any action or proceeding with respect to any infringement of any SUTRO Patent, other than the Product-Specific SUTRO Patents (as set forth in Section 9.7.2), by counsel of its own choice; and (b) CELGENE shall have the sole right, at its own expense, to institute, prosecute, and control any action or proceeding with respect to any infringement of any Patent in the CELGENE IP.

9.7.4    Settlement. A settlement or consent judgment or other voluntary final disposition of a suit under this Section 9.7 may be entered into without the consent of the Party not bringing suit; provided however that any such settlement, consent judgment or other disposition of any action or proceeding by a Party under this Article 9 shall not, without the consent of the Party not bringing suit, (a) impose any liability or obligation on such Party, (b) include the grant of any license, covenant or other rights to any Third Party that would conflict with or reduce the scope of the subject matter included under the exclusive licenses granted to such Party under this Agreement, or (c) conflict with or reduce the scope of the subject matter claimed in any Patent owned by the Party not bringing suit.

9.7.5    Cooperation. If one Party brings any such action or proceeding in accordance with this Section 9.7 or where legally required to initiate or maintain suit or collect damages, the other Party agrees to be joined as a party plaintiff, and to give the first Party reasonable assistance, cooperation and authority to file and prosecute the suit, all at the first Party’s cost and expense.

9.7.6    Costs and Recoveries. The costs and expenses of the Party bringing suit under this Section 9.7 shall be borne by such Party, and any damages or other monetary awards recovered shall be shared as follows:

(a)    the amount of such recovery actually received by the Party controlling such action shall first be applied to the out-of-pocket costs incurred by each Party in connection with such action; and

(b)    any remaining proceeds shall, in the case of suits with respect to Competitive Infringement relating to any Development Candidate or corresponding Licensed Product or Diagnostic Product, be allocated between the Parties such that the Party bringing suit under this Section 9.7 retains [*] and the other Party retains [*] of such amount.

9.8.    Patent Marking. CELGENE shall mark (or cause to be marked) all Licensed Products marketed and sold hereunder with the appropriate numbers or indicia of the applicable SUTRO Patent or (if applicable) SUTRO Expression Patent, to the extent permitted by law, in those countries in the CELGENE Territory in which such notices impact recoveries of damages or remedies available with respect to infringements of Patents. SUTRO shall mark (or cause to be marked) all Licensed Products marketed and sold hereunder with the appropriate numbers or indicia of the applicable CELGENE Patent, to the extent permitted by law, in those countries in the SUTRO Territory in which such notices impact recoveries of damages or remedies available with respect to infringement of Patents.

9.9.    Common Interest Disclosures. With regard to any information or opinions disclosed pursuant to Article 9 by one Party to the other Party regarding Prosecution and Maintenance of SUTRO IP or CELGENE IP, or enforcement of intellectual property and/or technology by or against Third Parties, SUTRO and CELGENE agree that they have a common legal interest in determining the ownership, scope, validity and/or enforcement of such SUTRO IP and CELGENE IP, and whether, and to what extent, Third Party intellectual property rights may affect the conduct of the research, development, manufacture and commercialization of any BAC or ADC Directed to any Target Combination and have a further common legal interest in defending against any actual or prospective Third Party claims based on allegations of misuse or infringement of intellectual property rights relating to the research, development, manufacturing, or commercialization of any BAC or ADC Directed to any Target Combination. Accordingly, the Parties agree that all such information and materials obtained by the Parties from each other in connection with the matters described above, including certain legally privileged documents, information, factual materials, mental impressions, memoranda, and client communications, whether oral or written (“Defense Materials”), will be used solely for purposes of the Parties’ common legal interests with respect to the conduct of the Agreement or as otherwise permitted under this Agreement. All Defense Materials will be treated as protected by the attorney-client privilege, the work product privilege, and any other privilege or immunity that may otherwise be applicable. By sharing any Defense Materials, neither Party intends to waive or limit any privilege or immunity that may apply to the Defense Materials. Neither Party shall have the authority to waive any privilege or immunity on behalf of the other Party without such other Party’s prior written consent, nor shall the waiver of privilege or immunity resulting from the conduct of one Party be deemed to apply against the other Party. The Parties mutually agree as follows:

(a)    Neither Party nor its agents will disclose Defense Materials (or the contents thereof) originating from the other Party (“Received Materials”) to anyone except directors, officers, employees and agents (including counsel) of the receiving Party who would be included within the scope of the applicable legal privilege for the receiving Party’s comparable

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material (“Qualified Recipient”), unless the receiving Party first obtains the consent in writing of the Party that is the source of the Received Materials, except to the extent that such Received Materials: (i) are now or hereafter become, through no breach of this Agreement by the receiving party, generally known or available; (ii) are known by the receiving party at the time of receiving such materials, as evidenced by its pre-existing written records; (iii) are hereafter furnished to the receiving party by a Third Party, as a matter of right and without restriction on disclosure; and/or (iv) are hereafter independently developed by the receiving party without reference to or reliance upon the Received Materials and without any breach of this Agreement (with each of (i), (ii), (iii), and/or (iv) being an “Exception”). It is further agreed that all persons permitted access to Defense Materials shall be advised that the Defense Materials are privileged and subject to the terms of this Section 9.9. Defense Materials (including all copies thereof and the relevant portions of any notes or other documents reflecting oral Defense Materials or the contents of Defense Materials) shall be returned upon request at any time to the Party (or their designee) that furnished or permitted access to them. Defense Materials also shall be returned promptly to the Party (or their designee) who furnished or permitted access to them in the event either Party concludes that the Parties no longer have a common interest in the matter or if for any reason this Agreement is terminated. In the event that the Defense Materials have been incorporated into notes, memoranda or other work-product, the Party may in lieu of returning the documents destroy those portions that reflect Defense Materials and confirm in writing that such destruction has occurred. The obligation the Parties and their agents not to disclose Defense Materials, except in accordance with this Section 9.9, shall not be affected by the return or destruction of such materials or the termination of this Agreement. Should either Party testify in any proceeding, counsel for the other Party will not be disqualified from cross-examining the testifying Party for any reason arising out of the existence of this Section 9.9, including the ground that such counsel has been privy to attorney-client communications pursuant to this Section 9.9. Defense Materials or their contents will not, however, be used in any way in or in connection with any such cross-examination, unless an Exception exists. Notwithstanding the foregoing, nothing contained in this Section 9.9 shall be deemed to create an attorney-client relationship between CELGENE’s counsel and SUTRO and its Affiliates on the one hand, nor between SUTRO’s counsel and CELGENE and its Affiliates, on the other hand.

(b)    The Parties and their agents may use Defense Materials only for the purposes set forth above. Defense Materials will not be used for any other purpose. In particular, the Parties understand and agree that Received Materials and the contents of such Received Materials, will not be used at any time against the Party who provided or granted access to the Received Materials, even if such Party develops adverse interests in litigation or otherwise, unless an Exception exists.

(c)    If another Person requests or demands, by subpoena or otherwise, any Received Materials, the receiving Party (or its agents) receiving the request or demand will immediately notify the supplying Party. The Person seeking the Received Materials will be informed that such Received Materials are privileged and may not be disclosed without the consent of the supplying Party furnishing or granting access to them unless ordered by a court or other legally authorized entity. Before any disclosure is made by a receiving Party, that Party will take all steps necessary and appropriate to facilitate the assertion of all applicable rights and privileges with respect to such Received Materials, including permitting the supplying Party a reasonable opportunity to intervene and be heard, and otherwise cooperating with the supplying Party to enable that Party to take any other appropriate steps to protect its rights under this Section 9.9.

(d)    This Section 9.9 is binding on each Party’s agents, including counsel, and employees. The Defense Materials received from one Party will not be disseminated to any agent that is a qualified recipient (including counsel) representing the receiving Party without informing such agent that the Defense Materials are subject to attorney-client privilege, work product and other privileges, and providing such agent a copy of the relevant portions of this Agreement. Furthermore, any disclosure in accordance with this subclause (d) will not diminish in any way the confidentiality of the Defense Materials disclosed and will not constitute a waiver of any applicable privilege.

(e)    Specific performance and/or injunctive relief is an appropriate remedy to complete compliance with the provisions of this Section 9.9.

ARTICLE X

CONFIDENTIALITY

10.1.    Confidentiality. Except to the extent expressly authorized by this Agreement, the Parties agree that the receiving Party (the “Receiving Party”) shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any Know-How, Materials or other confidential and proprietary information and materials (whether patentable or not and in any form (written, oral, photographic, electronic, magnetic, or otherwise)) of the other Party (the “Disclosing Party”) which is disclosed to it by the Disclosing Party, including trade secrets, Know-How, inventions or discoveries, sequences, formulae, processes, techniques and information relating to a Party’s past, present and future marketing, financial and research or development activities of any product or potential product or useful technology of the Disclosing Party and the pricing thereof, whether disclosed before, on or after the Original Effective Date with respect to the subject matter of this Agreement (collectively, “Confidential Information”). Notwithstanding anything to the contrary, any SUTRO IP, SUTRO Core Technology and SUTRO Expression Technology shall be deemed SUTRO’s Confidential Information, and any CELGENE IP, CELGENE Core Technology and CELGENE Background IP shall be deemed CELGENE’s Confidential Information. Each Party recognizes that the other Party’s Confidential Information constitutes highly valuable and proprietary confidential information. Each Party agrees that during the Term and for [*] ([*]) years thereafter, it will keep confidential, and will cause its officers, employees, consultants (including any subcontractors or CMO), agents, Affiliates, Sublicensees (in the case of CELGENE) and licensees (in the case of SUTRO), to keep confidential, all Confidential Information of the other Party. Neither Party nor any of its respective officers, employees, consultants, agents, Affiliates, Sublicensees (in the case of CELGENE) or licensees (in the case of SUTRO) shall use any Confidential Information of the other Party for any purpose whatsoever other than exercising any rights granted to it or reserved by it hereunder or as expressly permitted in this Article 10. Each Party may disclose the other Party’s Confidential Information to the extent such disclosure is reasonably necessary to file and prosecute patent applications and/or maintain patents which are filed or prosecuted in accordance with the provisions of this Agreement or to obtain any authorization to conduct Clinical Trials or any Regulatory Approval for Licensed Products. Each Party may disclose the other Party’s Confidential Information as reasonably necessary to file, conduct or defend litigation in

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accordance with the provisions of this Agreement or comply with applicable Laws or court orders; provided, however, that if a Party is required to make any such disclosure of the other Party’s Confidential Information in connection with any of the foregoing, it will give reasonable advance notice to the other Party of such disclosure requirement and will use reasonable efforts to assist such other Party in efforts to secure confidential treatment of such information required to be disclosed. Notwithstanding anything to the contrary in this Agreement, SUTRO will keep confidential any SUTRO IP consisting of trade secrets in accordance with its ordinary business practices, and will cause its employees, consultants (including any subcontractors or CMO), licensees, sublicensees, professional advisors and Affiliates to keep confidential, such SUTRO IP, on confidentiality terms at least as protective as the confidentiality provisions of this Agreement.

10.2.    Exceptions. The obligations of non-use and non-disclosure set forth in Section 10.1 shall not apply to the extent that it can be established by the Receiving Party that such Confidential Information:

(a)    was in the lawful knowledge and possession of the Receiving Party prior to the time it was disclosed to the Receiving Party, or was otherwise developed independently by or for the Receiving Party, as evidenced by written records kept in the ordinary course of business, or other documentary proof of actual use by the Receiving Party;

(b)    was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

(c)    became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of this Agreement; or

(d)    was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who, to the knowledge of the Receiving Party, had no obligation to the Disclosing Party not to disclose such information to others.

Notwithstanding anything to the contrary in this Agreement, a Receiving Party may use any learning, skills, ideas, concepts, techniques, know-how and information, including general chemistry methodologies and general SAR (structure-activity relationship) concepts, retained in intangible form in the unaided memory of the Receiving Party’s directors, employees, contractors, advisors, agents and other personnel of the Receiving Party who had access to the Disclosing Party’s Confidential Information (collectively, “Residual Information”) for any purpose, provided that (i) the Receiving Party may not disclose to Third Parties such Confidential Information except as set forth in Section 10.3, and (ii) this right to use Residual Information does not represent a license to any Patents Controlled by the Disclosing Party. For purposes of clarity, nothing contained in the preceding sentence gives the Receiving Party the right to publish or otherwise disclose or use the tangible source of any Residual Information for any purpose other than as provided for in this Agreement. A personnel’s memory will be considered unaided only if such personnel has not intentionally memorized the information for the purpose of retaining and/or subsequently recording, publishing, disclosing or using it.

10.3.    Limited Disclosure and Use. Each Party may disclose the other Party’s Confidential Information to any of its officers, directors, employees, consultants, agents or Affiliates, Sublicensees (in the case of CELGENE) or licensees (in the case of SUTRO), if and only to the extent necessary to carry out its rights and responsibilities under this Agreement; provided that each such disclosee is bound by written confidentiality obligations to maintain the confidentiality thereof and not to use such Confidential Information except as expressly permitted by this Agreement. Each Party shall not disclose nor transfer the other Party’s Confidential Information to any Third Parties under any circumstances without the prior written approval from the other Party (such approval not to be unreasonably withheld, conditioned or delayed), except as otherwise required by Law or as otherwise expressly permitted under this Agreement or to exercise the rights granted to it hereunder. Each Party shall take such action, to preserve the confidentiality of the other Party’s Confidential Information, as it would customarily take to preserve the confidentiality of its own Confidential Information, using, in all such circumstances, not less than reasonable care. Each Party, upon the request of the other Party, will return all copies of or destroy (and certify such destruction in writing) the Confidential Information disclosed or transferred to it by the other Party pursuant to this Agreement, within fifteen (15) days of such request or, if earlier, the termination or expiration of this Agreement; provided however that a Party may retain (a) Confidential Information of the other Party relating to any license that is still in force hereunder or which expressly survives such termination, and (b) one (1) copy of all other Confidential Information in archives solely for the purpose of establishing the contents thereof.

10.4.    Terms of Agreement. Subject to Sections 10.1, 10.2, 10.3, 10.5 and 10.7, neither Party may disclose the existence or terms or any other matter of fact regarding the performance of this Agreement without the prior written consent of the other Party; provided however that either Party may make such a disclosure (a) to the extent required by Law or by the requirements of any nationally recognized securities exchange, quotation system or over-the-counter market on which such Party has its securities listed or traded, or (b) to any investors, prospective investors, lenders and their respective legal and financial advisors who are obligated to keep such information confidential (provided that such disclosure is solely in the form of a redacted version of this Agreement, such redacted version to be reasonably and mutually agreed upon by the Parties), or (c) solely upon expiration of the Research Term, to any acquirers or potential acquirers who are obligated to keep such information confidential (provided that such disclosure is solely in the form of a redacted version of this Agreement, such redacted version to be reasonably and mutually agreed upon by the Parties). If such disclosure is required as aforesaid, the disclosing Party shall make reasonable efforts to provide the other Party with notice beforehand and to coordinate with the other Party with respect to the wording and timing of any such disclosure.

10.5.    Press Release. SUTRO shall issue a press release in the form attached hereto as Exhibit H, to announce the execution of this Agreement, the timing of which issuance shall be decided by CELGENE, and provided that CELGENE shall provide reasonable advance notice thereof (but in no event less than 24 hours) to SUTRO. Thereafter, except as otherwise set forth in Section 10.4, neither Party shall issue any subsequent press release or other public disclosure regarding this Agreement or the subject matter hereof, including the Parties’ activities hereunder, or any results or data arising hereunder, without the prior consent of the other Party, provided, however, that in the event of achievement of any of the development milestones (1) through (5) set forth in Section 7.4.3(a), (b) or (c), as applicable, CELGENE may not unreasonably withhold or delay its consent to the issuance by SUTRO of a press release with respect to the achievement of such milestone. Once any press release or any other written statement subject to this Article 10 is approved for disclosure by both Parties, either Party may make subsequent public disclosure of the contents of such statement without the further approval of the other Party. Further, neither Party shall employ or use the name of the other Party in any promotional materials or advertising without the prior express written permission of the other Party. Notwithstanding anything to the contrary in this Agreement, communications required by applicable Law will not require advance approval, but will be provided to the other Party as soon as practicable after release or communication thereof; provided that any such disclosure is limited to that information which is legally required to be disclosed.

10.6.    Permitted Publications. CELGENE, its Affiliates and Sublicensees may publish or present any information with respect to any Collaboration BAC, Collaboration ADC, Development Candidate or Licensed Product without prior consent of SUTRO; provided that prior consent of SUTRO is required if such publication or presentation contains any Confidential Information of SUTRO. With respect to any (a) Collaboration BAC or Collaboration ADC that is not a Development Candidate or (b) Non-[*] DC, in each case CELGENE shall provide to SUTRO for review written copies of any such publication or presentation at least thirty (30) days prior to submission for publication or presentation, and SUTRO shall provide its comments, if any, within thirty (30) days from CELGENE’s submission. Upon SUTRO’s request, CELGENE shall delete from such publication or presentation any Confidential Information of SUTRO identified by SUTRO. In addition, CELGENE shall delay the submission for publication or presentation for a period of up to sixty (60) days in the event SUTRO can demonstrate reasonable need for such delay for the purpose of preparing and filing patent applications on such Confidential Information in accordance with this Agreement. SUTRO and its Affiliates may not publish or present any information with respect to any Collaboration BAC, Collaboration ADC, Development Candidate or Licensed Product without prior consent of CELGENE.

10.7.    Third Party Sourced IP. Notwithstanding anything to the contrary in this Agreement, any Confidential Information related to any Third Party Binder, Format, Linker, Payload and/or any other Third Party Know-How contributed pursuant to a CELGENE Background IP Transfer Agreement or otherwise generated by the Parties during the Term with specific respect to any such Third Party Binder, Format, Linker, Payload and/or any other Third Party Know-How contributed pursuant to a CELGENE Background IP Transfer Agreement shall constitute the Confidential Information of CELGENE, and may not be used by SUTRO, its Affiliates, licensees and any of its or their respective officers, employees, consultants or agents for any purpose other than to perform activities contemplated by this Agreement. The obligations of non-use and non-disclosure set forth in this Article 10 shall survive any expiration or termination of this Agreement indefinitely with respect to such Confidential Information.

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ARTICLE XI

REPRESENTATIONS AND WARRANTIES

11.1.    Representations and Warranties of Both Parties. Each Party hereby represents and warrants to the other Party, as of the Effective Date, that:

(a)    such Party is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

(b)    such Party has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

(c)    this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against it in accordance with the terms hereof;

(d)    the execution, delivery and performance of this Agreement by such Party does not conflict with any agreement or any provision thereof, or any instrument or understanding, oral or written, to which it is a party or by which it is bound, nor violate any applicable Law of any court, governmental body or administrative or other agency having jurisdiction over such Party; and

(e)    no government authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any applicable Laws currently in effect, is or will be necessary for, or in connection with, the transaction contemplated by this Agreement or any other agreement or instrument executed in connection herewith, or for the performance by it of its obligations under this Agreement and such other agreements except as may be required to conduct Clinical Trials or to seek or obtain Regulatory Approvals.

11.2.    Representations and Warranties of SUTRO. SUTRO hereby represents and warrants to CELGENE, as of the Original Effective Date, that:

(a)    Schedule 11.2(a) sets forth a complete and accurate list of all SUTRO Patents and SUTRO Expression Patents Controlled by SUTRO and/or its Affiliates as of the Original Effective Date, indicating the owner, licensor and/or co-owner(s), if applicable. Except as set forth on Schedule 11.2(a), SUTRO and its Affiliates do not own, or have a license to, or possess as beneficiary a covenant not to sue regarding any Patent that Covers any Antibody Directed to any Target or BAC or ADC Directed to any Target Combination, or that otherwise are necessary or useful to research, develop, manufacture or commercialize any Antibody Directed to any Target or BAC or ADC Directed to any Target Combination;

(b)    Schedule 11.2(b) sets forth a complete and accurate list of all agreements pursuant to which SUTRO and/or its Affiliates receive a license or sublicense of any SUTRO IP or SUTRO Expression Technology, and SUTRO has provided complete and accurate copies of all such agreements to CELGENE (the “SUTRO In-Licenses”). Except under the SUTRO In-Licenses, SUTRO and its Affiliates are not subject to any contractual payment obligations to Third Parties as a result of the execution or performance of this Agreement. SUTRO and its Affiliates are not in material breach (and as a result of the delivery and execution of this Agreement will not be in material breach) of any SUTRO In-Licenses. As between the Parties, SUTRO shall be solely responsible for any payment obligations to the applicable Third Parties pursuant to any SUTRO In-Licenses;

(c)    SUTRO has all rights, authorizations and consents necessary to grant all rights and licenses it purports to grant to CELGENE with respect to the SUTRO IP or (if applicable) SUTRO Expression Technology under this Agreement, and other than (i) that certain license agreement between SUTRO and Pfizer effective as of December 31, 2010, and (ii) evaluation and/or agreements entered in the ordinary course of business that do not grant to the applicable licensee any development or commercialization rights with respect to the SUTRO IP or SUTRO Expression Technology, SUTRO and/or its Affiliates has not granted any license or rights under any SUTRO IP or SUTRO Expression Technology, or to any BAC or ADC, to any Third Party;

(d)    neither SUTRO nor any of its Affiliates has granted any right or license to any Third Party relating to any of the SUTRO IP or (if applicable) SUTRO Expression Technology that would conflict with or limit the scope of any of the rights or licenses granted to CELGENE hereunder;

(e)    neither SUTRO nor any of its Affiliates has granted or is otherwise subject to any liens or security interests of any kind on the SUTRO IP or (if applicable) SUTRO Expression Technology;

(f)    neither SUTRO nor its Affiliates has received any written notice of any claim that any Patent or trade secret right owned or controlled by a Third Party would be infringed or misappropriated by the use of the SUTRO Know-How or the SUTRO Expression Technology as contemplated by this Agreement;

(g)    there are no claims, judgments, settlements, litigations, suits, actions, disputes, arbitration, judicial or legal, administrative or other proceedings or governmental investigations pending or, to SUTRO’s knowledge, threatened against SUTRO which would be reasonably expected to materially affect or restrict the ability of SUTRO to consummate the transactions contemplated under this Agreement and to perform its material obligations under this Agreement, or which would affect in a material manner the SUTRO IP or SUTRO Expression Technology;

(h)    to its knowledge, the SUTRO IP and SUTRO Expression Technology are not being infringed or misappropriated by any Third Party;

(i)    to its knowledge, the use of the SUTRO Know-How and SUTRO Expression Know-How as contemplated by this Agreement does not infringe on any Third Party Patents or misappropriate any Third Party Know-How; and

(j)    the Pre-Existing Licenses are non-exclusive.

11.3.    Representations and Warranties of CELGENE. Celgene Corp. on behalf of itself and Celgene Alpine, and Celgene Alpine, on behalf of itself, hereby represents and warrants to SUTRO, as of the Original Effective Date, that:

(a)    CELGENE has all rights, authorizations and consents necessary to grant all rights and licenses it purports to grant to SUTRO with respect to the CELGENE Background IP under this Agreement;

(b)    neither CELGENE nor any of its Affiliates has granted any right or license to any Third Party relating to any of the CELGENE Background IP that would conflict with or limit the scope of any of the rights or licenses granted to SUTRO hereunder;

(c)    neither CELGENE nor any of its Affiliates has granted any liens or security interests on the CELGENE Background IP and the CELGENE Background IP is free and clear of any mortgage, pledge, claim, security interest, covenant, easement, encumbrance, lien or charge of any kind;

(d)    neither CELGENE nor its Affiliates has received any written notice of any claim that any Patent or trade secret right owned or controlled by a Third Party would be infringed or misappropriated by the research, development, manufacture, or commercialization of any BAC or ADC Directed to any Target Combination by CELGENE, its Affiliates or Sublicensees as contemplated by this Agreement;

(e)    there are no claims, judgments, settlements, litigations, suits, actions, disputes, arbitration, judicial or legal, administrative or other proceedings or governmental investigations pending or, to CELGENE’s knowledge, threatened against CELGENE which would be reasonably expected to materially affect or restrict the ability of CELGENE to consummate the transactions contemplated under this Agreement and to perform its material obligations under this Agreement, or which would affect in a material manner the CELGENE Background IP;

(f)    to its knowledge, the CELGENE Background IP is not being infringed or misappropriated by any Third Party; and

(g)    to its knowledge, except for the matter disclosed by CELGENE to SUTRO by email dated August 14, 2014, the CELGENE Background Know-How and CELGENE Binders do not infringe on any valid Third Party Patents or misappropriate any Third Party trade secrets.

11.4.    Covenants.

11.4.1    Mutual Covenants. Each Party hereby covenants to the other Party that:

(a)    all employees of such Party or its Affiliates or Third Party subcontractors or Sublicensees (in the case of CELGENE) or licensees (in the case of SUTRO) working under this Agreement will be under appropriate confidentiality provisions at least as protective as those contained in this Agreement and the obligation to assign all right, title and interest in and to their inventions and discoveries, whether or not patentable to such Party as the sole owner thereof;

(b)    to its knowledge, such Party will not (i) employ or use, nor hire or use any contractor or consultant that employs or uses, any individual or entity, including a clinical investigator, institution or institutional review board, debarred or disqualified by the FDA (or subject to a similar sanction by any Regulatory Authority outside the United States) or (ii) employ any individual who or entity that is the subject of an FDA debarment investigation or proceeding (or similar proceeding by any Regulatory Authority outside the United States), in each of subclauses (i) and (ii) in the conduct of its activities under this Agreement; and

(c)    neither Party nor any of its Affiliates shall, during the Term, grant any right or license to any Third Party relating to any of the intellectual property rights it owns or Controls which would conflict with any of the rights or licenses granted to the other Party hereunder.

11.4.2    SUTRO Covenants. SUTRO hereby covenants to CELGENE that:

(a)    SUTRO shall maintain the SUTRO In-Licenses, and shall not amend or terminate such agreements, and will not breach such agreements, if such modification, termination or breach would materially adversely affect CELGENE’s rights under this Agreement;

(b)    if SUTRO or any of its Affiliates licenses or acquires any Patents or Know-How related to any BAC/ADC Program, SUTRO or its Affiliate shall use Commercially Reasonable Efforts to ensure that such license or acquisition permits SUTRO to grant to CELGENE a license or sublicense consistent with the terms of this Agreement, subject to payment by CELGENE of any applicable Additional Payments (subject to Section 9.1.7);

(c)    any Collaboration BAC, Collaboration ADC or Development Candidate supplied by SUTRO to CELGENE pursuant to Article 6 shall have been produced in accordance with this Agreement;

(d)    SUTRO shall manufacture, store, ship and transport (whether on its own or through a Third Party) any Collaboration BAC, Collaboration ADC or Development Candidate supplied by SUTRO to CELGENE pursuant to Article 6, in compliance with all applicable Laws; and

(e)    SUTRO shall use Commercially Reasonable Efforts to ensure that any manufacturing agreement entered into with any Third Party to manufacture cGMP Development Candidates and corresponding Licensed Products under this Agreement contain a provision providing CELGENE and its Affiliates with industry-standard indemnification, including against Product Liability claims.

11.5.    Disclaimer. Except as otherwise expressly set forth in this Agreement, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY THAT ANY PATENTS ARE VALID OR ENFORCEABLE, AND EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT. Without limiting the generality of the foregoing, each Party disclaims any warranties with regards to: (a) the success of any study or test commenced under this Agreement; (b) the safety or usefulness for any purpose of the technology or materials (and any derivatives or modifications thereof), including any BAC or ADC, it provides or discovers under this Agreement; or (c) the validity, enforceability, or non-infringement of any intellectual property rights or technology it provides or licenses to the other Party under this Agreement.

ARTICLE XII

INDEMNIFICATION; INSURANCE

12.1.    Indemnification by CELGENE. Celgene Corp. on behalf of itself and Celgene Alpine, shall indemnify, defend (subject to Section 12.3) and hold harmless SUTRO and its Affiliates, and its and their respective directors, officers, employees and agents (collectively, the “SUTRO Indemnitees”), from and against any and all liabilities, damages, losses, costs and expenses, including the reasonable fees of attorneys and other professional Third Party advisors and experts (collectively, “Losses”), arising out of or resulting from any and all suits, claims, actions, proceedings or demands brought by a Third Party (“Claims”) based upon:

(a)    the willful misconduct of CELGENE or its Affiliates and its or their respective directors, officers, employees and agents, in connection with CELGENE’s performance of its obligations or exercise of its rights under this Agreement;

(b)    any breach of any representation or warranty or express covenant made by CELGENE under Article 11 or any other provision under this Agreement;

(c)    the research that is conducted by or on behalf of CELGENE or its Affiliates (excluding any research carried out by or on behalf of SUTRO or its Affiliates hereunder in accordance with the Research Plan and/or Pre-Development Plan, as applicable), the handling and storage by or on behalf of CELGENE of any chemical agents or other compounds for the purpose of conducting research by or on behalf of CELGENE, and the development and commercialization by CELGENE, its Affiliate or Sublicensee of any Collaboration BAC or Collaboration ADC, including any Product Liability claims in the CELGENE Territory, or personal injury, property damage or other damage resulting from any of the foregoing activities described in this Section 12.1(c); and

(d)    an allegation that the contribution by CELGENE to the Collaboration of any Third Party Binder, Format, Linker, Payload and/or any other Third Party Know-How, whether or not listed on the CELGENE Background IP Transfer Agreement, constitutes a breach by CELGENE of any agreement with such Third Party.

in each case, provided however that, such indemnity shall not apply to the extent SUTRO has an indemnification obligation pursuant to Section 12.2 for such Loss or any matters for which royalties have been reduced pursuant to Section 7.5 or milestones have been reduced pursuant to Section 6.5.

12.2.    Indemnification by SUTRO. SUTRO shall indemnify, defend (subject to Section 12.3) and hold harmless CELGENE and its Affiliates, and its and their respective directors, officers, employees and agents (collectively, the “CELGENE Indemnitees”), from and against any and all Losses, arising out of or resulting from any and all Claims based upon:

(a)    the willful misconduct of SUTRO or its Affiliates or its or their respective directors, officers, employees and agents, in connection with SUTRO’s performance of its obligations or exercise of its rights under this Agreement;

(b)    any breach of any representation or warranty or express covenant made by SUTRO under Article 10 or any other provision under this Agreement;

(c)    the research that is conducted by or on behalf of SUTRO (excluding any research carried out by or on behalf of CELGENE or its Affiliates or Sublicensees hereunder in accordance with the Research Plan, the handling and storage by or on behalf of SUTRO of any chemical agents or other compounds for the purpose of conducting research by or on behalf of SUTRO, and the development and commercialization by SUTRO, its Affiliate or licensee of any Collaboration BAC, Collaboration ADC, and any Non-[*] DCs, Licensed Products comprising or containing any Non-[*] DCs, including any Product Liability claims in the SUTRO Territory, and any personal injury or property damage directly caused by the personnel of SUTRO, its Affiliates and/or subcontractors while performing activities under this Agreement on SUTRO’s or its Affiliates’ or subcontractors’ premises; or

(d)    any use by or on behalf of SUTRO of the Scripps Technology to conduct any of its activities under this Agreement, unless the Parties have mutually agreed to use such Scripps Technology in accordance with Section 9.1.7 and CELGENE has been granted a license to such Scripps Technology; and

(e)    an allegation that the contribution by SUTRO to the Collaboration of any Third Party Binder, Format, Linker, Payload and/or any other Third Party Know-How, whether or not listed on the SUTRO Background IP Transfer Agreement, constitutes a breach by SUTRO of any agreement with such Third Party;

in each case, provided however that, such indemnity shall not apply to the extent CELGENE has an indemnification obligation pursuant to Section 12.1 for such Loss; and provided further that any manufacturing agreement entered into between the Parties to manufacture cGMP Development Candidates and corresponding Licensed Products under this Agreement shall contain a provision providing CELGENE and its Affiliates with industry-standard indemnification, including for Product Liability claims.

12.3.    Indemnification Procedures. Subject to the immediately succeeding sentence, each Party’s agreement to indemnify and hold the other harmless is conditioned upon the indemnified Party (a) providing written notice to the indemnifying Party of any Claim arising out of the indemnified activities within thirty (30) days after the indemnified Party has actual knowledge of such Claim, (b) permitting the indemnifying Party to assume full responsibility to investigate, prepare for and defend against any such Claim, (c) reasonably assisting the indemnifying Party, at the indemnifying Party’s expense, in the investigation, preparation and defense of any such Claim, and (d) not compromising or settling such claim, demand or action without the indemnifying Party’s prior written consent; provided however that, if the Party entitled to indemnification fails to promptly notify the indemnifying Party pursuant to the foregoing clause (a), the indemnifying Party will only be relieved of its indemnification obligation to the extent materially prejudiced by such failure. The indemnifying Party may, at its option, assume the defense of any Claim arising out of the indemnified activities by giving written notice to the indemnified Party within thirty (30) days of receipt of notice from the indemnified party under subsection (a) above; provided that, (i) such Claim solely seeks monetary damages and (ii) the indemnifying Party expressly agrees in writing that as between the indemnifying Party and the indemnified Party, the

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indemnifying Party shall be solely obligated to satisfy and discharge such Claim in full and is able to reasonably demonstrate that it has sufficient financial resources (the matters described in (i) and (ii), the “Litigation Conditions”); provided further that the indemnified Party may, at any time, assume the defense of a Claim if at any time the Litigation Conditions are not satisfied with respect to such Claim.

12.4.    Insurance. Each Party shall maintain, at its cost, a program of insurance and/or self insurance against liability and other risks associated with its activities and obligations under this Agreement, including as applicable its Clinical Trials, the commercialization of any Licensed Products, and its indemnification obligations hereunder, in such amounts, subject to such deductibles and on such terms as are customary for such Party for the activities to be conducted by it under this Agreement.

12.5.    LIMITATION OF LIABILITY. EXCEPT (A) FOR A BREACH OF ARTICLE 8 OR ARTICLE 10 OR (B) FOR CLAIMS OF A THIRD PARTY THAT ARE SUBJECT TO INDEMNIFICATION UNDER THIS ARTICLE 12 OR (C) FOR DAMAGES DUE TO THE WILLFUL MISCONDUCT OF THE LIABLE PARTY, NEITHER SUTRO NOR CELGENE, NOR ANY OF THEIR RESPECTIVE AFFILIATES OR SUBLICENSEES (IN THE CASE OF CELGENE) OR LICENSEES (IN THE CASE OF SUTRO), WILL BE LIABLE TO THE OTHER PARTY TO THIS AGREEMENT, ITS AFFILIATES OR CELGENE’S SUBLICENSEES (IN THE CASE OF SUTRO) OR SUTRO’S LICENSEES (IN THE CASE OF CELGENE) FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES OR LOST PROFITS OR ROYALTIES, LOST DATA OR COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY), INDEMNITY OR CONTRIBUTION, AND IRRESPECTIVE OF WHETHER THAT PARTY OR ANY REPRESENTATIVE OF THAT PARTY HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE.

ARTICLE XIII

TERM AND TERMINATION

13.1.    Term; Expiration. Unless earlier terminated in accordance with this Article 13, the term of this Agreement (the “Term”) shall commence as of the Original Effective Date and remain in force until it expires as follows: (a) on a Licensed Product-by-Licensed Product and country-by-country (in the CELGENE Territory) basis, this Agreement shall expire on the date of expiration of all applicable Royalty Terms with respect to such Licensed Product in such country; and (b) this Agreement shall expire in its entirety upon the expiration of all applicable Royalty Terms under this Agreement with respect to all Licensed Products in all countries in the CELGENE Territory. Upon expiration of the Term with respect to any Licensed Product in a country in the CELGENE Territory pursuant to this Section 13.1, CELGENE shall have a fully paid-up, royalty-free, perpetual, non-terminable and irrevocable right and license, with the right to grant sublicenses, under (i) the SUTRO IP, on an exclusive basis and (ii) the SUTRO Expression Technology, on a non-exclusive basis, in each case, to research, develop, manufacture, commercialize, make, have made, use, sell, offer to sell and import such Licensed Product in such country (and in the case of SUTRO Expression Technology, on the terms set forth in Section 9.1.3, except, for clarity, that such licenses shall be non-exclusive) in the CELGENE Territory; provided, for the avoidance of doubt, that CELGENE shall make any payment obligations that accrued as of the expiration of the Term.

13.2.    Termination for Breach. Subject to the other terms of this Agreement, this Agreement and the rights granted herein may be terminated by either Party for the material breach by the other Party of this Agreement, provided that the breaching Party has not cured such breach within ninety (90) days (or thirty (30) days, in case of CELGENE’s payment obligations under the Agreement) after the date of written notice to the breaching Party of such breach, which notice shall describe such breach in reasonable detail and shall state the non-breaching Party’s intention to terminate this Agreement pursuant to this Section 13.2; provided further that, after a Development Candidate has been Nominated, (a) a material breach shall be deemed to have occurred only in the event a Party materially breaches or defaults in the performance of its obligations hereunder with respect to a Licensed Product in a manner that fundamentally frustrates the transactions contemplated by this Agreement with respect to such Licensed Product, (b) such Party has failed to cure such breach within the sixty (60)-day period specified in this Section 13.2, and (c) the other Party’s termination right shall be limited to a termination of this Agreement with respect to the applicable Licensed Product and, with respect to termination by SUTRO, only in the country(ies) materially and adversely impacted by such material breach.

13.3.    Termination for IP Challenge. If either Party or any Affiliate directly or indirectly, makes, files or maintains any claim, demand, lawsuit or cause of action to challenge the validity or enforceability of any SUTRO IP, SUTRO Expression Technology or CELGENE IP licensed to it hereunder, the other Party may terminate this Agreement immediately upon written notice to the challenging Party with respect to such SUTRO IP, SUTRO Expression Technology or CELGENE IP, as applicable; it being understood and agreed that such other Party’s right to terminate this Agreement under this Section 13.3 shall not apply to any Affiliate of such Party that first becomes an Affiliate of such Party as a result of or after the date of a Business Combination involving such Party, where such new Affiliate was undertaking any of the activities described in the first sentence of this Section  13.3 prior to such Business Combination.

13.4.    Voluntary Termination. CELGENE may terminate this Agreement in its entirety or with respect to one or more BAC/ADC Program(s), Development Candidates or Licensed Products upon one hundred twenty (120) days’ prior written notice to SUTRO hereunder.

13.5.    Termination for Bankruptcy. If either Party makes a general assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over all or substantially all of its property, files a petition under any bankruptcy or insolvency act or has any such petition filed against it which is not dismissed, discharged, bonded or stayed within ninety (90) days after the filing thereof, the other Party may terminate this Agreement in its entirety effective immediately upon written notice to such Party.

13.6.    Effects of Expiration or Termination.

13.6.1    License Upon Expiration. Upon expiration, but not earlier termination, of this Agreement, the licenses granted to CELGENE in Sections 9.1.2 and 9.1.3 shall automatically convert to the license set forth in Section 13.1, and the licenses granted under Sections 9.1.5, 9.1.6 and 9.1.8 shall survive in perpetuity.

13.6.2    Termination (Other Than By CELGENE Pursuant to Section 13.2 or 13.5). Upon any termination of this Agreement for any reason other than by CELGENE pursuant to Section 13.2 or 13.5, (a) as of the effective date of such termination, all licenses granted by a Party to the other Party under this Agreement shall terminate automatically (except for the licenses granted under Sections 9.1.5, 9.1.6 and 9.1.8, which shall survive in perpetuity), (b) the conduct of the activities of the Parties under the then-current Research Plan (and/or Pre-Development Plan, as applicable) shall terminate, and (c) each Party shall return or destroy (i) all Confidential Information of the other Party as required by Article 10 and (ii) all materials received from the other Party as required by Sections 2.7.2 and 2.7.3, as applicable; provided that if such termination is limited to a particular Licensed Product, country, BAC/ADC Program, SUTRO IP or SUTRO Expression Technology or CELGENE IP, then (A) the termination of the licenses set forth in the foregoing subclause (a) shall be limited to such particular Licensed Product, country, BAC/ADC Program, SUTRO IP, SUTRO Expression Technology or CELGENE IP, as applicable, and (B) the obligation to return or destroy Confidential Information or materials of the other Party set forth in the foregoing subclause (c) shall be limited to that Confidential Information or materials that are solely related to such particular Licensed Product, country, BAC/ADC Program, SUTRO IP, SUTRO Expression Technology or CELGENE IP, as applicable.

13.6.3    Termination by CELGENE Pursuant to Section 13.2 or 13.5. In the event CELGENE terminates this Agreement pursuant to Section 13.2 or 13.5, then:

(a)    All rights and obligations of the Parties under this Agreement shall terminate, except that the licenses granted under Sections 9.1.2 and 9.1.3 shall survive (provided that the licenses set forth in Section 9.1.3 shall survive on a non-exclusive basis), and 9.1.5, 9.1.6, 9.1.8, 9.5, 9.6, and 9.7 shall survive, CELGENE’s payment obligations (subject to this Section 13.6.3) and the audit rights set forth in Article 7 shall survive, and Section 13.8 shall survive.

(b)    The conduct of the activities of the Parties under the then-current Research Plan (and/or Pre-Development Plan, as applicable) shall terminate.

(c)    Each Party shall return or destroy (i) all Confidential Information of the other Party as required by Article 10 and (ii) all materials received from the other Party as required by Sections 2.7.2 and 2.7.3, as applicable, provided, however, that CELGENE shall not have any obligation to return or destroy Development Candidates Nominated by CELGENE prior to delivery of notice of termination pursuant to Section 13.2 or 13.5.

(d)    CELGENE shall be entitled, in its sole discretion, to seek and recover all Losses available to CELGENE under this Agreement and applicable Laws (at law or in equity) as a result of the breaches giving rise to the termination by CELGENE pursuant to Section 13.2; it being understood and agreed that, if CELGENE elects to avail itself of the remedy described in the immediately succeeding sentence and for so long as such remedy remains in effect (the “Liquidated Damages Alternative”), then such Liquidated Damages Alternative shall be CELGENE’s sole recourse for the identified breaches giving rise to the termination by CELGENE pursuant to Section 13.2. In the event termination of this Agreement pursuant to Section 13.2 by

CELGENE is pursuant to a breach of: (a) Section 6.1, 6.2, 8.1 or 8.2, (b) Section 14.3, or (c) Article 10 (provided that, solely in the case of any such breach of Article 10, if (but only if) such breach of Article 10 (i) materially adversely affects the actual and anticipated commercial prospects of CELGENE’s interests under this Agreement, (ii) such breach of Article 10 resulted from the willful misconduct of employees, consultants or agents of SUTRO, and (iii) SUTRO failed to adopt reasonable precautions that could have reasonably avoided such breach), then, in each case of clauses (i), (ii) and (iii) of this sentence, each of the payment obligations set forth in Article 7 shall be reduced by [*] percent ([*]%). The Parties understand and agree that the Liquidated Damages Alternative shall not be a penalty but shall constitute liquidated damages (in addition to any other remedies available at law or in equity). The Parties understand and agree that the Liquidated Damages Alternative is so fixed and agreed upon because of the impracticability and difficulty in fixing and ascertaining the actual Losses that CELGENE would sustain in the event of termination by CELGENE pursuant to Section 13.2 for the identified breaches.

(e)    Upon CELGENE’s written request, SUTRO shall transfer the relevant processes, documents, and materials included in any Know-How Controlled by SUTRO as of the effective date of termination (including Cell-Free Extract), as necessary to manufacture the Development Candidate(s) and Licensed Products (and derivatives or modifications thereof) designated by CELGENE prior to such date solely to a CELGENE CMO, for the sole purpose of having such CELGENE CMO manufacture the applicable Development Candidate(s) and Licensed Products for CELGENE subject to the terms of this Agreement, including the payment obligations under Article 7 and the confidentiality obligations set forth in Article 10. In addition, prior to the selection of the CELGENE CMO, upon CELGENE’s written request, SUTRO shall provide to each Potential CMO, pursuant to a material transfer agreement with commercially reasonable terms, such Know-How as reasonably necessary for each such Potential CMO to evaluate the possible terms of a manufacturing agreement with CELGENE or its Affiliates. Furthermore, (i) the CELGENE CMO or Potential CMO, as applicable, shall not, and shall be contractually required not to, share with, or disclose to, CELGENE, its Affiliates or subcontractors any such Know-How transferred by SUTRO to such CELGENE CMO or Potential CMO, (ii) CELGENE, its Affiliates and subcontractors shall not solicit any such sharing or disclosure, and (iii) upon termination of the manufacturing agreement between the CELGENE CMO, or, in the case of a Potential CMO, completion of the evaluation described above, the CELGENE CMO and/or Potential CMO, as applicable, shall return to SUTRO or, at SUTRO’s written request, destroy such Know-How, and provide to SUTRO a written confirmation thereof. Notwithstanding the foregoing, upon CELGENE’s written request, SUTRO or the CELGENE CMO, at SUTRO’s election, will disclose to CELGENE such Know-How solely to permit the applicable regulatory personnel at CELGENE to compile and review the CMC (and other relevant) portions of Regulatory Materials to be submitted for Regulatory Approval to the applicable Regulatory Authority; provided that such personnel shall be subject to the obligations of confidentiality and non-use set forth in Article 10.

(f)    Notwithstanding the above, SUTRO will, (i) upon CELGENE’s written request and pursuant to the applicable supply agreement, continue to supply CELGENE with mutually agreed upon quantities of such Development Candidate(s) and Licensed Products in the dosage strength, formulation and presentation under development or being commercialized by CELGENE, in either case, as of the effective date of termination, until the earlier of: (x) eighteen (18) calendar months after the effective date of termination or (y) establishment by

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CELGENE of an alternative supply for such Development Candidate(s) and Licensed Products (and SUTRO shall assist, including by conducting a technology transfer, in the transition of supply to such alternative supplier); and (ii) at CELGENE’s election, SUTRO will transfer to CELGENE SUTRO’s existing inventory of Development Candidates and Licensed Products, as applicable, subject to payment of the amounts, if any, payable under Article 6.

13.6.4    Survival of Sublicensees. Notwithstanding the foregoing, no termination of this Agreement shall be construed as a termination of any sublicense of any Sublicensee hereunder and, except in the case of termination of this Agreement by CELGENE pursuant to Section 13.2 or 13.5, thereafter each such Sublicensee shall be considered a direct licensee of SUTRO, provided that (a) CELGENE has first represented and warranted to SUTRO that, to CELGENE’s actual knowledge, as of the effective date of such termination, such Sublicensee is then in full compliance with all terms and conditions of its sublicense, and (b) such Sublicensee agrees in writing to assume all applicable obligations of CELGENE under this Agreement.

13.7.    Remedies. Except as otherwise expressly set forth in this Agreement, the termination provisions of this Article 13 are in addition to any other relief and remedies available to either Party under this Agreement and at Law.

13.8.    Surviving Provisions. Notwithstanding any provision herein to the contrary, the rights and obligations of the Parties set forth in Sections 1, 2.7.4, 2.8, 4.1.1(d), 6.2, 6.5, 9.3, 9.4, 10, 12, 13 and 14, as well as any rights or obligations otherwise accrued hereunder (including any accrued payment obligations), shall survive the expiration or termination of this Agreement. For the avoidance of doubt, in the event notice of termination of this Agreement is given by CELGENE pursuant to Section 13.5 prior to the occurrence of any milestone events set forth in Article 7, CELGENE shall not be obligated to make any payment to SUTRO for such or subsequent milestone events. Termination shall not relieve any Party from any liability which has accrued prior to such termination.

13.9.    Right to Set-off. Notwithstanding anything to the contrary in this Agreement, each Party has the right at all times to retain and set off against all amounts due and owing to the other Party under this Agreement any amounts payable to the first Party by such other Party as determined in a final judgment.

ARTICLE XIV

MISCELLANEOUS

14.1.    Governing Law; Dispute Resolution for Assignment.

14.1.1    Governing Law; Jurisdiction; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles that would provide for application of the law of a jurisdiction other than the State of New York and excluding the United Nations Convention on Contracts for the International Sales of Goods; provided however that with respect to matters involving the enforcement of intellectual property rights, the Laws of the applicable country shall apply. Subject to Sections 14.1.2 and 14.2, each Party hereby irrevocably and unconditionally (a) consents to submit to the exclusive jurisdiction of the state and federal courts located in New York, New York, for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby and (b) waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the state and federal courts of New York, New York, and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

14.1.2    Dispute Resolution for Assignment. Notwithstanding the above, any dispute with respect to the breach or alleged breach by SUTRO of the restrictions on assignment set forth in Section 14.3, shall be resolved by arbitration pursuant to the Commercial Arbitration Rules (Expedited Rules) of the American Arbitration Association (“AAA Expedited Rules”). Arbitration will be conducted in New York City, New York by one (1) arbitrator who shall be reasonably acceptable to the Parties and who shall be appointed in accordance with the AAA Expedited Rules. If the Parties are unable to select an arbitrator within ten (10) days of the notice that initiated the arbitration, then the arbitrator shall be appointed in accordance with the AAA Expedited Rules. Any arbitrator chosen hereunder shall have educational training and industry experience sufficient to demonstrate a reasonable level of scientific, financial, medical and industry knowledge relevant to the particular dispute.

14.2.    Injunctive Relief. Nothing in this Agreement will preclude either Party from seeking equitable relief or interim or provisional relief from any court of competent jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief, concerning a dispute if necessary to protect the interests of such Party or to preserve the status quo. Any such remedies will be in addition to all other remedies available by Law or at equity to such Party.

14.3.    Assignment. Neither Party may assign (which for purposes hereof includes any transfer as part of a merger or consolidation) this Agreement without the consent of the other Party, except that the consent of the other Party shall not be required for an assignment of this Agreement in whole (but not in part) that (1) is made in connection with or occurs (or is deemed by operation of law to occur) as a result of a merger or consolidation in which the assigning Party is a constituent party and not the surviving entity of such merger or consolidation, or (2) is made to any Affiliate of a Party for so long as it remains an Affiliate of such Party, provided, that in the case of an assignment described in either subclause (1) or (2) that the following conditions have been met, as applicable:

(a)    such assigning Party provides the other Party to this Agreement with at least thirty (30) Business Days (or in the case of an assignment resulting from a merger or consolidation transaction described in clause “(1)” above, three (3) Business Days) advance written notice of such assignment and the assigning Party agrees in a written agreement delivered prior to such assignment to the non-assigning Party (and upon which such non-assigning Party may rely) to remain fully liable for the performance of its obligations under this Agreement by its assignees,

(b)    the assignee agrees in a written agreement delivered prior to such assignment to the non-assigning Party (and upon which such non-assigning Party may rely) to assume performance of all such assigned obligations,

(c)    in the case of any assignment by SUTRO, all SUTRO IP licensed to CELGENE under this Agreement shall be transferred to such assignee effective as of such assignment,

(d)    all of the matters referred to in clauses (a), (b) and (c), as applicable, shall be set forth in documentation reasonably acceptable to the non-assigning Party prior to any such assignment (and with such reasonable acceptance not to be unreasonably withheld, conditioned or delayed) and in all cases shall provide the non-assigning Party with the full benefits of its rights under this Agreement (after taking into account all risks involving applicable counter-party performance and bankruptcy and insolvency risks, including those involving contractual rejection under 11 USC §365) as if no such assignment had occurred; provided, however, that in the case of an assignment resulting from a merger or consolidation transaction described in clause “(1)” above, the Parties agree that the requirements of clauses (a), (b) and (d) of this Section 14.3 shall be satisfied by delivery of an executed notice and assumption agreement in the form attached hereto as Schedule 14.3, and

(e)    in the case of any assignment, the assigning Party shall reimburse the non-assigning Party for all of the legal fees and expenses reasonably incurred by such non-assigning Party in connection with the matters set forth in clause (iv) of this sentence in an aggregate amount not to exceed [*] ($[*]).

Notwithstanding anything to the contrary in this Agreement, including the foregoing, CELGENE may assign this Agreement, or any rights or obligations hereunder, in whole or in part, to (A) an Affiliate (and an Affiliate of CELGENE may assign this Agreement to another Affiliate of CELGENE or to CELGENE) or (B) its successor in connection with the merger, consolidation, or sale of all or substantially all of its assets or that portion of its business pertaining to the subject matter of this Agreement, in all cases, without the prior consent of SUTRO. The terms of this Agreement shall be binding upon and shall inure to the benefit of the successors, heirs, administrators and permitted assigns of the Parties. Any purported assignment in violation of this Section 14.3 shall be null and void ab initio. SUTRO hereby agrees that it will not transfer ownership of the SUTRO IP licensed to CELGENE under this Agreement unless the conditions set forth in subclauses (i) through (v), inclusive, have been met.

14.4.    Performance by Affiliates. The Parties recognize that each may perform some or all of its obligations under this Agreement through Affiliates or may exercise some or all of its rights under this Agreement through Affiliates, provided, however, that each Party shall remain responsible and be guarantor of the performance by its Affiliates and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. In particular and without limitation, all Affiliates of a Party that receive Confidential Information of the other Party pursuant to this Agreement shall be governed and bound by all obligations set forth in Article 10. Each Party will prohibit all of its Affiliates from taking any action that such Party is prohibited from taking under this Agreement as if such Affiliates were parties to this Agreement.

101	*Confidential Treatment Requested.

14.5.    Notices. Any notice or request required or permitted to be given under or in connection with this Agreement shall be deemed to have been sufficiently given if in writing and personally delivered or sent by certified mail (return receipt requested), facsimile transmission (receipt verified), or overnight express courier service (signature required), prepaid, to the Party for which such notice is intended, at the address set forth for such Party below:

If to SUTRO,

addressed to:	SUTRO Biopharma, Inc. 310 Utah Avenue South San Francisco, CA 94080 Attention: William Newell Telephone: [*] Facsimile: [*]

with a copy to:	Fenwick and West, LLP 1191 Second Avenue 10th Floor Seattle, WA 98101 Attention: [*] Facsimile: [*]

If to CELGENE,

addressed to:	Celgene Corporation 86 Morris Avenue Summit, NJ 07901 Attention: President, Global Research and Early Development Telephone: [*] Facsimile: [*]

with a copy to:	Celgene Legal 86 Morris Avenue Summit, NJ 07901 Attention: General Counsel Telephone: [*] Facsimile: [*]

with a copy to:	Dechert LLP 1900 K Street, N.W. Washington, DC 20006 Attention: [*] Telephone: [*] Facsimile: [*]

or to such other address for such Party as it shall have specified by like notice to the other Party; provided however that notices of a change of address shall be effective only upon receipt thereof. If delivered personally or by facsimile transmission, the date of delivery shall be deemed to be the date on which such notice or request was given. If sent by overnight express courier service, the

102	*Confidential Treatment Requested.

date of delivery shall be deemed to be the next Business Day after such notice or request was deposited with such service. If sent by certified mail, the date of delivery shall be deemed to be the third (3rd) Business Day after such notice or request was deposited with the U.S. Postal Service.

14.6.    Entire Agreement. This Agreement, together with the Exhibits and Schedules hereto, the Research Plan, the Pre-Development Plan, and the agreements referenced or contemplated herein, contain the entire agreement by the Parties with respect to the subject matter hereof and supersedes any prior express or implied agreements, understandings and representations, either oral or written, which may have related to the subject matter hereof in any way, including any and all term sheets relating to the transactions contemplated by this Agreement and exchanged between the Parties prior to the Amendment Effective Date.

14.7.    Severability. If any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, the Parties shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties and all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties hereto as nearly as may be possible. Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

14.8.    Waiver; Amendment. A term of this Agreement may be waived only by a written instrument executed by a duly authorized representative of the Party waiving compliance. The delay or failure of any Party at any time to require performance of any provision of this Agreement shall in no manner affect such Party’s rights at a later time to enforce the same. This Agreement may be amended, and any term of this Agreement may be modified, only by a written instrument executed by a duly authorized representative of each Party.

14.9.    Headings; Construction; Interpretation. Headings used herein are for convenience only and shall not in any way affect the construction of or be taken into consideration in interpreting this Agreement. Each Party hereby waives the application in connection with the interpretation and construction of this Agreement of any rule of Law to the effect that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the Party whose attorney prepared the executed draft or any earlier draft of this Agreement. Any reference in this Agreement to an Article, Section, subsection, paragraph, clause, subclause, Schedule or Exhibit shall be deemed to be a reference to any Article, Section, subsection, paragraph, clause, subclause, Schedule or Exhibit, of or to, as the case may be, this Agreement. Except where the context otherwise requires, (a) any definition of or reference to any agreement, instrument or other document refers to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (b) any reference to any Law refers to such Law as from time to time enacted, repealed or amended, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, refer to this Agreement in its entirety and not to any particular provision hereof, (d) the words “include,” “includes,” and “including,” shall be deemed to be followed by the phrase “but not limited to,” “without limitation” or words of similar import, (e) the word “or” is used in the inclusive sense (and/or), (f) the singular shall include the plural and vice versa; and (g) masculine, feminine and neuter pronouns and expressions shall be interchangeable.

14.10.    Force Majeure. No Party shall be held liable or responsible to the other Party nor be deemed to be in default under, or in breach of any provision of, this Agreement for failure or delay in fulfilling or performing any obligation of this Agreement when such failure or delay is due to force majeure, and without the fault or negligence of the Party so failing or delaying. For purposes of this Agreement, force majeure is defined as causes beyond the control of the Party, including acts of God; material changes in Law; war; civil commotion; destruction of production facilities or materials by fire, flood, earthquake, explosion or storm; labor disturbances; epidemic; and failure of public utilities or common carriers. In such event SUTRO or CELGENE, as the case may be, shall immediately notify the other Party of such inability and of the period for which such inability is expected to continue. The Party giving such notice shall thereupon be excused from such of its obligations under this Agreement as it is thereby disabled from performing for so long as it is so disabled for up to a maximum of ninety (90) days, after which time SUTRO and CELGENE shall promptly meet to discuss in good faith how to best proceed in a manner that maintains and abides by the Agreement. To the extent possible, each Party shall use reasonable efforts to minimize the duration of any force majeure.

14.11.    Independent Contractors. Nothing herein shall be construed to create any relationship of employer and employee, agent and principal, partnership or joint venture between the Parties. Each Party is an independent contractor. Neither Party shall assume, either directly or indirectly, any liability of or for the other Party. Neither Party shall have the authority to bind or obligate the other Party and neither Party shall represent that it has such authority.

14.12.    Further Assurances. Each Party shall execute, acknowledge and deliver such further instruments, and do all such other acts, as may be necessary or appropriate in order to carry out the expressly stated purposes and the clear intent of this Agreement.

14.13.    Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and other electronically scanned signatures shall have the same effect as their originals.

14.14.    Celgene Parties. The Parties hereby acknowledge and agree that (a) Celgene Corp. is the party to this Agreement with respect to all rights and obligations under this Agreement in the United States; (b) Celgene Alpine is the party to this Agreement with respect to all rights and obligations under this Agreement outside of the United States; and (c) as between SUTRO, on the one hand, and Celgene Corp. and Celgene Alpine, on the other, Celgene Corp. shall undertake all actions permitted or required to be taken by Celgene Corp. and/or Celgene Alpine.

[Signature page follows]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties have caused this AMENDED AND RESTATED COLLABORATION AND LICENSE AGREEMENT to be executed by their duly authorized representatives as of the Amendment Effective Date.

SUTRO BIOPHARMA, INC.

By:	/s/ William J. Newell
	Name:	William J. Newell
	Title:	CEO

CELGENE CORPORATION		App’d Legal Dept.

By:	/s/ [illegible]
Name: Title:

Solely with respect to the rights and obligations under this Amended and Restated Collaboration and License Agreement outside of the United States (subject to Section 14.14 ):
CELGENE ALPINE INVESTMENT COMPANY II, LLC By: Celgene International Sàrl, sole member			App’d Legal Dept.

By:	/s/ Kevin Mello
	Name:	Kevin Mello
	Title:	Manager

[Signature Page to Amended and Restated Collaboration and License Agreement]

Exhibit A

A-1 Research Plan

[*]

Exhibit A – 1	*Confidential Treatment Requested.

A-2 Pre-Development Plan

[To be agreed by the JSC and attached after execution]

Exhibit A - 2

Exhibit B

Target Combinations

BCMA ADC Program: BCMA (single Target)

[*]

Exhibit B – 1	*Confidential Treatment Requested.

Exhibit C

Development Candidates

(Indicate applicable Target Combination and whether a [*] DC or a Non-[*] DC)

As of the Amendment Effective Date:

BCMA ADC Program Development Candidates List.

1) [*] (mAb [*] conjugated to [*])*

2) [*] (mAb [*] conjugated to [*])*

*	None of the binding domains is Directed to [*] (may subsequently deemed to be a [*] DC in accordance with the second sentence of Section 1.15 of the Agreement)

Exhibit C – 1	*Confidential Treatment Requested.

Exhibit D

Form of SUTRO Background IP Transfer Agreement

This SUTRO Background IP Transfer Agreement No.                  (the “IP Transfer Agreement”) is made as of                      (the “IP Transfer Agreement Effective Date”), by and between Celgene Corporation and Sutro Biopharma, Inc., pursuant and subject to that certain Collaboration and License Agreement, entered into among Celgene Corporation, Celgene Alpine Investment Company II, LLC and Sutro Biopharma, Inc. with an effective date of [                ] (the “Agreement”), for the transfer pursuant to Section 2.2.3(a) thereof, of:

A.	Program(s) – Indicate if use of the transferred IP is to restricted to any specific BAC/ADC Program(s):

Internal Program Designation:
Restriction:

B.	Transfer – Indicate what is being transferred (check all that apply):

☐ Patents

☐ Know-How

☐ Antibody

	☐ Binder	Indicate Target(s):

	Source:	☐SUTRO	☐ Third Party:	☐ Public Domain

☐ Format

	Source:	☐SUTRO	☐ Third Party:	☐ Public Domain

	☐ Linker	Indicate Antibody Base(s):

	Source:	☐SUTRO	☐ Third Party:	☐ Public Domain

	☐ Payload	Indicate Antibody Base(s):

	Source:	☐SUTRO	☐ Third Party:	☐ Public Domain

Exhibit D - 1

C. Description of Patents and Know-How:

If Patents or Know-How are being transferred, please list below, otherwise state “None”:

[None]

D.	Description of Antibody, Binder, Format, Linker or Payload being transferred:

•	[Add description, if any]
•

E.	Patents and Know-How– Any Patents or Know-How Controlled by CELGENE and/or its Affiliates that Cover the transferred IP shall be listed or described below (if not previously listed):

Patents: [        ]

Know-How: [        ]

F.	Additional Terms – The following terms shall apply regarding the transferred IP:

If any additional terms, please describe below, otherwise state “None”:

[None]

The Parties acknowledge and agree that the Patents, Antibodies, Binders, Formats, Linkers and/or Payloads set forth in this IP Transfer Agreement are Confidential Information of SUTRO and that the transfer thereof pursuant to this IP Transfer Agreement will be pursuant to and in accordance with the terms and conditions of the Agreement. Any capitalized terms used in this IP Transfer Agreement that are not defined herein have the meanings ascribed to them in the Agreement.

[Signature Page Follows]

Exhibit D - 2

IN WITNESS WHEREOF, this IP Transfer Agreement is entered into as of the IP Transfer Agreement Effective Date, and it is accepted and agreed to by the Parties’ authorized representatives.

For CELGENE CORPORATION:	For SUTRO BIOPHARMA, INC.

By:	By:
Name:	Name:

Title:	Alliance Manager	Title:

Exhibit D - 3

Exhibit E

Form of Initial CELGENE Background IP Transfer Agreement

This Initial CELGENE Background IP Transfer Agreement (the “IP Transfer Agreement”) is made as of                  (the “IP Transfer Agreement Effective Date”), by and between Celgene Corporation and Sutro Biopharma, Inc., pursuant and subject to that certain Collaboration and License Agreement, entered into among Celgene Corporation, Celgene Alpine Investment Company II, LLC and Sutro Biopharma, Inc. with an effective date of September                   , 2014 (the “Agreement”), for the transfer pursuant to Section 2.2.3(b) thereof, of:

A.	Program(s) – Indicate if use of the transferred IP is restricted to any specific BAC/ADC Program(s):

Internal Program Designation:

Restriction:

B.	Transfer – Indicate what is being transferred (check all that apply):

☐ Patents

☐ Know-How

☐ Antibody

☐ Binder	Indicate Target(s): ____________________________

Source:	☐ CELGENE ☐ Third Party: ______ ☐ Public Domain

☐ Format

Source:	☐ CELGENE ☐ Third Party: ☐ Public Domain

☐ Linker	Indicate Antibody Base(s): ______________________

Source:	☐ CELGENE ☐ Third Party: ______ ☐ Public Domain

☐ Payload	Indicate Antibody Base(s): ______________________

Source:	☐ CELGENE ☐ Third Party: ______ ☐ Public Domain

Exhibit E - 1

C.	Description of Patents and Know-How:

If Patents or Know-How are being transferred, please list below, otherwise state “None”:

[None]

D.	Description of Antibody, Binder, Format, Linker or Payload being transferred:

•	[Add description, if any]
•

E.	Patents and Know-How– Any Patents or Know-How Controlled by CELGENE and/or its Affiliates that Cover the transferred IP shall be listed or described below (if not previously listed):

Patents: [      ]

Know-How: [      ]

F.	Additional Terms

•

Access. Subject to Section G. of this IP Transfer Agreement, SUTRO hereby covenants and agrees that, during the Research Term, it will grant CELGENE access to SUTRO IP and SUTRO Expression Technology with respect to any Patents, Know-How, Antibodies, Binders, Formats, Linkers and Payloads transferred by CELGENE under this IP Transfer Agreement and each future CELGENE Background IP Transfer Agreement, for the purpose of developing and commercializing Collaboration BACs and Collaboration ADCs, and corresponding Development Candidates and Licensed Products and Diagnostic Products in accordance with the Agreement, as more specifically described in Schedule A hereto. Promptly after execution of this IP Transfer Agreement and each future CELGENE Background IP Transfer Agreement, the Parties shall update the Research Plan to reflect such access and the performance by SUTRO of the activities described in Schedule A hereto.

•

If any additional terms, please describe below, otherwise state “None”:

[Address, if relevant, ownership of portion, fragment, variant, modification or derivative of Antibody contributed under this IP Transfer Agreement]

[None]

G.	Acknowledgement:

The Parties acknowledge and agree that the Patents, Know-How, Antibodies, Binders, Formats, Linkers and/or Payloads set forth in this IP Transfer Agreement are Confidential Information of CELGENE and that the transfer of such Patents, Know-How, Antibodies, Binders, Formats, Linkers and/or Payloads pursuant to this IP Transfer Agreement will be pursuant to and in accordance with the terms and conditions of the Agreement. The Parties further acknowledge and agree that nothing in this IP Transfer Agreement shall be construed to expand the rights granted to CELGENE with respect to SUTRO IP and/or SUTRO Expression Technology under Article 9 of the Agreement. Any capitalized terms used in this IP Transfer Agreement that are not defined herein have the meanings ascribed to them in the Agreement.

[Signature Page Follows]

Exhibit E - 2

IN WITNESS WHEREOF, this IP Transfer Agreement is entered into as of the IP Transfer Agreement Effective Date, and it is accepted and agreed to by the Parties’ authorized representatives.

For CELGENE CORPORATION:	For SUTRO BIOPHARMA, INC.

By:		By:
Name:		Name:
Title:	Alliance Manager	Title:

Exhibit E - 4

[*]

Exhibit E - 5
*Confidential Treatment Requested.

Exhibit F

Form of Subsequent CELGENE Background IP Transfer Agreement

This Subsequent CELGENE Subsequent Background IP Transfer Agreement No.                  (the “IP Transfer Agreement”) is made as of                  (the “IP Transfer Agreement Effective Date”), by and between Celgene Corporation and Sutro Biopharma, Inc., pursuant and subject to that certain Collaboration and License Agreement, entered into among Celgene Corporation, Celgene Alpine Investment Company II, LLC and Sutro Biopharma, Inc. with an effective date of September                   , 2014 (the “Agreement”), for the transfer pursuant to Section 2.2.3(b) thereof, of:

A.	Program(s) – Indicate if use of the transferred IP is restricted to any specific BAC/ADC Program(s):

Internal Program Designation:

Restriction:

B.	Transfer – Indicate what is being transferred (check all that apply):

☐ Patents

☐ Know-How

☐ Antibody

☐ Binder	Indicate Target(s): ____________________________

Source:	☐ CELGENE ☐ Third Party: ☐ Public Domain

☐ Format

Source:	☐ CELGENE ☐ Third Party: ☐ Public Domain

☐ Linker	Indicate Antibody Base(s): ______________________

Source:	☐ CELGENE ☐ Third Party: ______ ☐ Public Domain

☐ Payload	Indicate Antibody Base(s): ______________________

Source:	☐ CELGENE ☐ Third Party: ______ ☐ Public Domain

Exhibit F - 1

C.	Description of Patents and Know-How:

If Patents or Know-How are being transferred, please list below, otherwise state “None”:

[None]

D.	Description of Antibody, Binder, Format, Linker or Payload being transferred:

-	[Add description, if any]
-

E.	Patents and Know-How– Any Patents or Know-How Controlled by CELGENE and/or its Affiliates that Cover the transferred IP shall be listed or described below (if not previously listed):

Patents: [      ]

Know-How: [      ]

F.	Additional Terms – The following terms shall apply regarding the transferred IP:

If any additional terms, please describe below, otherwise state “None”:

[Address, if relevant, ownership of portion, fragment, variant, modification or derivative of Antibody contributed under this IP Transfer Agreement]

[None]

The Parties acknowledge and agree that the Patents, Know-How, Antibodies, Binders, Formats, Linkers and/or Payloads set forth in this IP Transfer Agreement are Confidential Information of CELGENE and that the transfer of such Patents, Know-How, Antibodies, Binders, Formats, Linkers and/or Payloads pursuant to this IP Transfer Agreement will be pursuant to and in accordance with the terms and conditions of the Agreement. Any capitalized terms used in this IP Transfer Agreement that are not defined herein have the meanings ascribed to them in the Agreement.

[Signature Page Follows]

Exhibit F - 2

IN WITNESS WHEREOF, this IP Transfer Agreement is entered into as of the IP Transfer Agreement Effective Date, and it is accepted and agreed to by the Parties’ authorized representatives.

For CELGENE CORPORATION:	For SUTRO BIOPHARMA, INC.

By:	By:

Name:	Name:

Title:	Alliance Manager	Title:

Exhibit F - 3

Exhibit G

In-Life Portion of Exploratory Toxicology Testing

[*]

Exhibit G – 1
*Confidential Treatment Requested.

Exhibit H

Press Release

[to be attached]

Exhibit H - 1

EXHIBIT I

San Carlos Facility Improvements

1.	Complete detailed engineering drawings for San Carlos site upgrade and get San Carlos city approval and permit

2.	Complete construction at San Carlos site based on approved drawings

3.	Receive license to utilize San Carlos facility after inspection

4.	Install the following equipment at San Carlos facility:

a.	[*]

b.	[*]

c.	[*]

d.	[*]

e.	[*]

5.	Receive Quality validation on process equipment at San Carlos facility

Exhibit I – 1	*Confidential Treatment Requested.

EXHIBIT J

Identified BAC/ADC Programs

Exhibit-A1

BCMA ADC Program Development Candidates List:

1) [*] (mAb [*] conjugated to [*])

2) [*] (mAb [*] conjugated to [*])

Exhibit-A2

[*] Program Molecule List

[*]

Exhibit-A3

[*] Program Molecule List

[*]

Exhibit-A4

[*] Program Molecule List

[*]

Exhibit J – 1	*Confidential Treatment Requested.

EXHIBIT K

JMC Memo

[*]

Exhibit J – 1	*Confidential Treatment Requested.

Schedule 1.98(b)

SUTRO Patents

[*]

*Confidential Treatment Requested.

Schedule 6.5.4

Agreed Cost Allocation

Notwithstanding anything to the contrary in this Agreement, the Parties acknowledge and agree that CELGENE will pay [*] percent ([*]%) of the costs for the [*] Program, as set forth in the budget attached to this Schedule 6.5.4 (“[*] Budget”), provided that: (a) in the event [*] achieves the milestone set forth in [*], unless otherwise set forth in the [*] Budget, [*] percent ([*]%) of such costs will be deducted from the milestone payable to SUTRO under Section 7.4.3(c)(2), and (b) any change to the [*] Program that would result in an increase greater than [*] percent ([*]%) of the [*] Budget shall require the Parties’ mutual agreement. For clarity, in the event such milestone is not achieved, SUTRO shall not be required to reimburse CELGENE for any costs.

[*] Budget:

Activity	Lead Party/Individual	Cost (000’s)
Generate PK study Material (3 constructs)	Celgene ([*] group)	$[*]
PK Study- 5 animals per group for 3 compounds	Celgene ([*] group)	$[*]
ET Material manufactured at CMO	Celgene ([*])	$[*]
ET Study on 1 Construct	Celgene ([*] group)	$[*]
Process Development to support manufacturing of IND enabling material and the manufacturing of Tox material	Celgene ([*])	$[*]
Process Development to support Phase 1 manufacturing and manufacturing of Phase 1 material*	Celgene ([*])	$[*]
Total		$[*]

*

Celgene to bear [*]% of these costs to the extent that these costs are incurred for the development of a molecule for which Celgene has world-wide commercial rights for such molecules, these costs are not subject to offset against Phase III milestone. For molecules where Sutro retains U.S. commercial rights, Celgene and Sutro shall [*] bear [*] of these costs; Sutro’s portion shall be offset against [*].

Schedule 6.5.4	*Confidential Treatment Requested.

CONFIDENTIAL

Schedule 7.2.3

Other Payments

(a) [*], in consideration for CELGENE’s exercise of the NNAA Option (as defined in the Original Agreement).

(b) [*] in consideration for that certain option set forth in that certain Option Support Agreement, dated as of the Original Effective Date, by and between Celgene Corp. and SUTRO (“Option Agreement”). Notwithstanding the foregoing payment, the Parties acknowledge and agree that the Option Agreement is hereby terminated in its entirety as of the Amendment Effective Date.

(c) Eighty One Million and Five Hundred and Sixty Three Thousand Dollars ($81,563,000) within five (5) Business Days after the Original Effective Date, pursuant to Section 7.1.

(d) CELGENE purchased from SUTRO 18,097,331 shares of Series D-2 Convertible Preferred Stock, par value $0.001 per share, of SUTRO at a purchase price of $ $0.6596 per share, having an aggregate purchase price of Eleven Million and Nine Hundred and Thirty Seven Thousand Dollars ($11,937,000.00), pursuant to the Series D-2 Stock Purchase Agreement and Section 7.2.

(e) The following one-time payments have been paid by CELGENE to SUTRO:

(i) Ten Million Dollars ($10,000,000) pursuant to Section 7.4.1(a) for achievement of MS Milestone 1.

(ii) Twenty-Five Million Dollars ($25,000,000) pursuant to Section 7.4.2 for achievement of the Tranche 2 Milestone.

(iii) Fifteen Million Dollars ($15,000,000) in connection with the execution of that certain initial IP transfer agreement referenced in Section 2.2.3 (c)(i)(2).

Schedule 7.2.3	*Confidential Treatment Requested.

Schedule 7.4.1(b)

MS Milestone 2 Performance and Quality Requirements

[*]

Schedule 7.4.1(b)	*Confidential Treatment Requested.

Schedule 8.1.1(b)(ii)(C)

Minimum Potency Requirement

[*]

Schedule 8.1.1(b)(ii)(C)	*Confidential Treatment Requested.

Schedule 9.1.3(d)

Stanford In-License Sublicensing Requirements

CELGENE hereby agrees to be bound by the terms and conditions of the Stanford In-License, including the terms set forth below, to the same extent SUTRO (formerly known as Fundamental Applied Biology, Inc., or “FAB”) is bound thereunder, as if references to FAB or SUTRO were references to CELGENE.

Sec. 1. The following provisions of the Stanford In-License (Articles 9 and 10) are hereby included in the Agreement, and Stanford is hereby named as a third party beneficiary of such provisions:

9	WARRANTIES AND NEGATION OF WARRANTIES

9.1.

Warranties. Stanford warrants and represents that (a) it has the right and authority to enter into this Agreement and to grant licenses of the scope granted in this Agreement and (b) Stanford has not previously granted any rights in the Licensed Patents other than the rights and licenses granted in the Pre-Existing Licenses and will not grant any further rights in the Licensed Patents that are inconsistent with the rights and licenses granted to SUTRO herein. For purposes of clarity, SUTRO acknowledges that it has been made aware by Stanford of the scope of the field of use of the Pre-Existing Licenses.

9.2.

Negation of Warranties. Except as expressly set forth in this Agreement, Stanford makes no representations and extends no warranties of any kind, either express or implied. Among other things, Stanford disclaims any express or implied warranty:

(A) of merchantability, of fitness for a particular purpose,

(B) of non-infringement or

(C) arising out of any course of dealing.

9.2.	No Representation of Licensed Patent. SUTRO also acknowledges that Stanford does not represent or warrant:

(A) the validity or scope of any Licensed Patent, or

(B) that the exploitation of Licensed Patent or Technology will be successful.

10	INDEMNITY

10.1.

Indemnification. SUTRO will indemnify, hold harmless, and defend all Stanford Indemnitees against any and all third party claims for death, illness, personal injury, property damage, and improper business practices arising out of the manufacture, use, sale, or other disposition of the Licensed Patents or Licensed Products by SUTRO or any sublicensee, unless resulting from a claimed breach by Stanford of its warranties or the gross negligence or willful misconduct of any Stanford Indemnitee; provided that:

(A) SUTRO receives prompt notice of any such claim,

Schedule 9.1.3(d) - 1

(B) SUTRO shall not be obligated to indemnify any Stanford Indemnitee in connection with any settlement for any claim unless SUTRO consents in writing to such settlement (which consent shall not be unreasonably withheld), and

(C) SUTRO shall have the first right to defend any such claim and, if SUTRO elects to exercise such first right, the exclusive right to control the defense thereof.

Notwithstanding the foregoing, SUTRO shall have no obligations for any third party claim or demand that may be the subject of this Section 10.1 if the Stanford Indemnitee seeking indemnification makes any admission regarding such claim without the prior written consent of SUTRO, which consent shall not be unreasonably withheld.

10.2.

No Indirect Liability. Neither party shall be liable for any special, consequential, lost profit, expectation, punitive or other indirect damages in connection with any claim arising out of or related to this Agreement, whether grounded in tort (including negligence), strict liability. contract, or otherwise arising out of or in connection with solely this Agreement under any theory of liability; provided, however, that the foregoing shall not apply to any right of action for infringement, contributory infringement or inducement of infringement Stanford may have under any applicable law. Except as provided in Section 9.1, Stanford shall not have any responsibilities or liabilities whatsoever with respect to Licensed Products.

10.3.	Workers’ Compensation. SUTRO will comply with all statutory workers’ compensation and employers’ liability requirements for activities performed under this Agreement.

10.4.

Insurance. During the term of this Agreement, SUTRO will maintain Comprehensive General Liability Insurance, including Product Liability Insurance, with a reputable and financially secure insurance carrier to cover the activities of SUTRO and its sublicensees. Upon introduction of Licensed Product into humans, such insurance will provide minimum limits of liability of $[*] and will include all Stanford Indemnitees as additional insureds. Such insurance shall be written to cover claims incurred, discovered, manifested, or made during or after the expiration of this Agreement and must be placed with carriers with ratings of at least A- as rated by A.M. Best. Within 15 days of the introduction of Licensed Product into humans. SUTRO will furnish a Certificate of Insurance evidencing primary coverage and additional insured requirements. SUTRO will provide to Stanford 30 days prior written notice of cancellation or material change to this insurance coverage. SUTRO will advise Stanford in writing that it maintains excess liability coverage (following form) over primary insurance for at least the minimum limits set forth above. All insurance of SUTRO will be primary coverage; insurance of Stanford and Stanford Hospitals and Clinics will be excess and noncontributory. Notwithstanding the foregoing, if SUTRO proposes alternative coverage under this Section 10.4, Stanford shall not unreasonably withhold its consent to such alternative coverage in lieu of the coverage detailed in this Section 10.4, so long as the proposed coverage is reasonable and customary for the industry and reasonably protects Stanford’s interests.”

Schedule 9.1.3(d) - 2	*Confidential Treatment Requested.

Sec. 2. If the Stanford In-License is terminated, the applicable obligations with respect to the subject matter covered by the Stanford In-License will be transferred to Stanford or its designee, and CELGENE will assume such obligations, and (to the extent it exercises any rights to such subject matter) CELGENE will make any payment thereby due under the Stanford In-License by SUTRO directly to Stanford or its designee. For purposes of clarity, it is agreed that in the event the Stanford In-License is terminated, Stanford shall have audit rights vis-à-vis CELGENE and its Affiliates substantially similar to those set forth in Section 8.5 of the Stanford In-License.

Sec. 3. Stanford is hereby named as a third party beneficiary of Section 12.3 of the Agreement (Termination for IP Challenge).

Sec. 4. Any sublicense granted by CELGENE under the Licensed Patents (as defined in the Stanford In-License) will not include the right to further sublicense.

Schedule 9.1.3(d) - 3

Schedule 11.2(a)

PATENTS AND PATENT APPLICATIONS LICENSED FROM STANFORD

MATTER NO	COUNTRY	STATUS	SERIAL NO	PUBL NO	PATENT NO	TITLE
STAN-117	US	ISSUED	09/270,814		6,168,931	Enhanced In Vitro Synthesis of Biological Macromolecules Using a Novel ATP Regeneration System

STAN-117CA	CA	ISSUED	2365668		2,365,668	In Vitro Macromolecule Biosynthesis Methods Using Exogenous Amino Acids and a Novel ATP Regeneration System

STAN-117CON	US	ISSUED	09/948,815	US-2002-0081660-A1	6,994,986	In Vitro Synthesis of Polypeptides by Optimizing Amino Acid Metabolism

STAN-117EP	EP	PUBLISHED	923078			In Vitro Macromolecule Biosynthesis Methods Using Exogenous Amino Acids and a Novel ATP Regeneration System

STAN-117JP	JP	ISSUED	2000-605770	2002-538832	4707237	In Vitro Macromolecule Biosynthesis Methods Using Exogenous Amino Acids and a Novel ATP Regeneration System

STAN-117JPDIV	JP	PUBLISHED	2010-259783	2011-079845		In Vitro Macromolecule Biosynthesis Methods Using Exogenous Amino Acids and a Novel ATP Regeneration System

STAN-117WO	WO	NAT PHASE	US00/07095	WO00/5353		In Vitro Macromolecule Biosynthesis Methods Using Exogenous Amino Acids and a Novel ATP Regeneration System

MATTER NO	COUNTRY	STATUS	SERIAL NO	PUBL NO	PATENT NO	TITLE
STAN-152	US	ISSUED	09/621,339		6,337,191	In Vitro Protein Synthesis Using Glycolytic Intermediates as an Energy Source

STAN-152CA	CA	ABANDONED	2428693			In Vitro Protein Synthesis Using Glycolytic Intermediates as an Energy Source

STAN-152EP	EP	ABANDONED	980413.9			In Vitro Synthesis Using Glycolytic Intermediates as an Energy Source

STAN-152JP	JP	ABANDONED	2002-543505			In Vitro Synthesis Using Glycolytic Intermediates as an Energy Source

STAN-152PRV	US	EXPIRED	60/145,438			In Vitro Synthesis Using Glucose Or Glycolytic Intermediates as an Energy Source

STAN-152WO	WO	NAT PHASE	US00/31449			In Vitro Synthesis Using Glycolytic Intermediates as an Energy Source

Schedule 11.2(a) - 1

MATTER NO	COUNTRY	STATUS	SERIAL NO	PUBL NO	PATENT NO	TITLE
STAN-205	US	ISSUED	09/948,052	US-2002-0058303-A1	6,548,276	Enhanced In Vitro Synthesis of Active Proteins Containing Disulfide Bonds

STAN-205AU	AU	ISSUED	2001288931		2001288931	Enhanced In Vitro Synthesis of Active Proteins Containing Disulfide Bonds

STAN-205CA	CA	ISSUED	2419996		2419996	Enhanced In Vitro Synthesis of Active Proteins Containing Disulfide Bonds

STAN-205CIP	US	ISSUED	10/404,599	US-2004-0038332-A1	7,041,479	Enhanced In Vitro Synthesis of Active Proteins Containing Disulfide Bonds

STAN-205EP	EP	ISSUED	1968701.1	1315826	1315826	Enhanced In Vitro Synthesis of Active Proteins Containing Disulfide Bonds

STAN-205JP	JP	ISSUED	2002-525824	2004-508050	4889185	Enhanced In Vitro Synthesis of Active Proteins Containing Disulfide Bonds

STAN-205PRV	US	EXPIRED	60/230,381			Enhanced In Vitro Synthesis of Active Proteins Containing Disulfide Bonds

STAN-205WO	WO	NAT PHASE	US01/28159	WO 02/20818		Enhanced In Vitro Synthesis of Active Proteins Containing Disulfide Bonds

MATTER NO	COUNTRY	STATUS	SERIAL NO	PUBL NO	PATENT NO	TITLE
STAN-273	US	ISSUED	10/643,683	US 2004-0209321 A1	7,338,789	Methods of In Vitro Protein Synthesis
STAN-273AU	AU	ISSUED	2003259912		2003259912	Improved Methods of In Vitro Protein Synthesis
STAN-273CA	CA	ISSUED	2496437		2496437	Improved Methods of In Vitro Protein Synthesis
STAN-273DIV	US	ISSUED	11/971,130	US 2008-0138857 A1	8,357,529	Methods of In Vitro Protein Synthesis
STAN-273EP	EP	ISSUED	3788625.6	1539948	1539948	Improved Methods of In Vitro Protein Synthesis
STAN-273EPDIV	EP	ABANDONED	9009204	2108697		Improved Methods of In Vitro Protein Synthesis
STAN-273JP	JP	ISSUED	2004-529558	2005-536206	5259046	Improved Methods of In Vitro Protein Synthesis
STAN-273JPDIV	JP	ABANDONED	2010-153515	2010-279368		Improved Methods of In Vitro Protein Synthesis
STAN-273PRV	US	EXPIRED	60/404,591			Methods of In Vitro Protein Synthesis
STAN-273WO	WO	NAT PHASE	US03/25888	WO 2004/016778		Improved Methods of In Vitro Protein Synthesis

Schedule 11.2(a) – 2

MATTER NO	COUNTRY	STATUS	SERIAL NO	PUBL NO	PATENT NO	TITLE
STAN-309	US	ISSUED	10/888,145	US-2005-0054032-A1	7,341,852	Methods of Decoupling Reaction Scale and Protein Synthesis Yield in Batch Mode

STAN-309AU	AU	ISSUED	2004259433		2004259433	Methods of Decoupling Reaction Scale and Protein Synthesis Yield in Batch Mode

STAN-309EP	EP	ISSUED	4778237	1649025	1649025	Methods of Decoupling Reaction Scale and Protein Synthesis Yield in Batch Mode

STAN-309JP	JP	ISSUED	2006-521119	2006-527997	4751829	Methods of Decoupling Reaction Scale and Protein Synthesis Yield in Batch Mode

STAN-309PRV	US	EXPIRED	60/488,282			Methods of Decoupling Reaction Scale and Protein Synthesis Yield in Batch Mode

STAN-309WO	WO	NAT PHASE	US2004/022632	WO 2004/022632		Methods of Decoupling Reaction Scale and Protein Synthesis Yield in Batch Mode

MATTER NO	COUNTRY	STATUS	SERIAL NO	PUBL NO	PATENT NO	TITLE
STAN-337	US	PUBLISHED	10/579,711	US 2007-0154983 A1		Improved Methods of In Vitro Protein Synthesis

STAN-337AU	AU	ISSUED	2004293798		2004293798	Improved Methods of In Vitro Protein Synthesis

STAN-337CN	CN	PUBLISHED	2.0048E+11	101014716		Improved Methods of In Vitro Protein Synthesis

STAN-337EP	EP	PUBLISHED	4811533.1	1685240		Improved Methods of In Vitro Protein Synthesis

STAN-337IN	IN	ISSUED	1741/CHENP/ 2006		239129	A Method for Synthesis of Polynucleotides and/or Polypeptides

STAN-337JP	JP	ISSUED	2006-541404	2007-521023	5074768	Improved Methods of In Vitro Protein Synthesis

STAN-337KR	KR	ISSUED	2006-7010314		10-1232656	Improved Methods of In Vitro Protein Synthesis

STAN-337NZ	NZ	ISSUED	546961	Journal No. 1559	546961	Improved Methods of In Vitro Protein Synthesis

STAN-337PRV	US	EXPIRED	60/524,374			Improved Methods of In Vitro Protein Synthesis

STAN-337WO	WO	NAT PHASE	US2004/038830	WO 2005/052117		Improved Methods of In Vitro Protein Synthesis

Schedule 11.2(a) – 3

MATTER NO	COUNTRY	STATUS	SERIAL NO	PUBL NO	PATENT NO	COUNTRY
STAN-353	US	ISSUED	10/599,310	US 2009-0042244 A1	8,298,759	Protein Expression Yield Enhancement in Cell-Free Protein Synthesis Systems by Addition of Antifoam Agents

STAN-353AU	AU	ISSUED	2005230916		2005230916	Protein Expression Yield Enhancement in Cell-Free Protein Synthesis Systems by Addition of Antifoam Agents

STAN-353CA	CA	PENDING	2560504			Protein Expression Yield Enhancement in Cell-Free Protein Synthesis Systems by Addition of Antifoam Agents

STAN-353CN	CN	ABANDONED	2.0058E+11			Protein Expression Yield Enhancement in Cell-Free Protein Synthesis Systems by Addition of Antifoam Agents

STAN-353EA	EA	ISSUED	200601748		10837	Protein Expression Yield Enhancement in Cell-Free Protein Synthesis Systems by Addition of Antifoam Agents

STAN-353EP	EP	ISSUED	5733219.9	1730313	1730313	Protein Expression Yield Enhancement in Cell-Free Protein Synthesis Systems by Addition of Antifoam Agents

STAN-353ID	ID	ISSUED	W00 2006 02538	047.0258A	P0029416	Protein Expression Yield Enhancement in Cell-Free Protein Synthesis Systems by Addition of Antifoam Agents

STAN-353JP	JP	ISSUED	2007-505063	2007-530042	4829215	Protein Expression Yield Enhancement in Cell-Free Protein Synthesis Systems by Addition of Antifoam Agents

STAN-353KR	KR	ISSUED	10-2006-7019493		10-1229849	Protein Expression Yield Enhancement in Cell-Free Protein Synthesis Systems by Addition of Antifoam Agents

STAN-353MX	MX	ISSUED	PA/a/2006/010918		280082	Protein Expression Yield Enhancement in Cell-Free Protein Synthesis Systems by Addition of Antifoam Agents

STAN-353NO	NO	ISSUED	20064735		331586	Protein Expression Yield Enhancement in Cell-Free Protein Synthesis Systems by Addition of Antifoam Agents

STAN-353NZ	NZ	ISSUED	549523	1564	549523	Protein Expression Yield Enhancement in Cell-Free Protein Synthesis Systems by Addition of Antifoam Agents

Schedule 11.2(a) – 4

STAN-353PRV	US	EXPIRED	60/556,736			Protein Expression Yield Enhancement in Cell-Free Protein Synthesis Systems by Addition of Antifoam Agents

STAN-353SG	SG	ISSUED	200606158-4		125458	Protein Expression Yield Enhancement in Cell-Free Protein Synthesis Systems by Addition of Antifoam Agents

STAN-353WO	WO	NAT PHASE	US2005/009342	WO 2005/098048		Protein Expression Yield Enhancement in Cell-Free Protein Synthesis Systems by Addition of Antifoam Agents

MATTER NO	COUNTRY	STATUS	SERIAL NO	PUBL NO	PATENT NO	COUNTRY
STAN-405	US	ISSUED	11/447,367	US 2007-0004001 A1	7,312,049	Total Amino Acid Stabilization During Cell-Free Protein Synthesis

STAN-405AU	AU	ISSUED	2006259543		2006259543	Total Amino Acid Stabilization During Cell-Free Protein Synthesis

STAN-405CA	CA	PENDING	2611908			Total Amino Acid Stabilization During Cell-Free Protein Synthesis

STAN-405EP	EP	PUBLISHED	6784839	1893768		Total Amino Acid Stabilization During Cell-Free Protein Synthesis

STAN-405PRV	US	EXPIRED	60/690,571			Total Amino Acid Stabilization During Cell-Free Protein Synthesis

STAN-405WO	WO	NAT PHASE	US2006/023032	WO 2006/138322		Total Amino Acid Stabilization During Cell-Free Protein Synthesis

MATTER NO	COUNTRY	STATUS	SERIAL NO	PUBL NO	PATENT NO	COUNTRY
STAN-459	US	ISSUED	12/089,596	US 2009-0029414 A1	8,183,010	Cell-Free Synthesis of Membrane Bound Polypeptides

STAN-459AU	AU	ISSUED	2006308854		2006308854	Cell-Free Synthesis of Membrane Bound Polypeptides

STAN-459CA	CA	PENDING	2626061			Cell-Free Synthesis of Membrane Bound Polypeptides

STAN-459DIV	US	ISSUED	13/468,907		8,492,115	Cell-Free Synthesis of Membrane Bound Polypeptides

STAN-459EP	EP	PUBLISHED	6844245.8	1943338		Cell-Free Synthesis of Membrane Bound Polypeptides

STAN-459IN	IN	PENDING	3144/DELNP/ 2008			Cell-Free Synthesis of Membrane Bound Polypeptides

Schedule 11.2(a) – 5

STAN-459JP	JP	ISSUED	2008-538111	2009-513146	5383197	Cell-Free Synthesis of Membrane Bound Polypeptides

STAN-459PRV	US	EXPIRED	60/732,437			Cell-Free Synthesis of Membrane Bound Polypeptides

STAN-459WO	WO	NAT PHASE	US2006/042583	WO 2007/053655		Cell-Free Synthesis of Membrane Bound Polypeptides

MATTER NO	COUNTRY	STATUS	SERIAL NO	PUBL NO	PATENT NO	COUNTRY
STAN-507	US	ISSUED	12/305,617	US 2010-0093024 A1	8,715,958	Cell-Free Synthesis of Proteins Containing Unnatural Amino Acids

STAN-507AU	AU	ISSUED	2007325952		2007325952	Cell-Free Synthesis of Proteins Containing Unnatural Amino Acids

STAN-507CA	CA	PENDING	2657811			Cell-Free Synthesis of Proteins Containing Unnatural Amino Acids

STAN-507CN	CN	ISSUED	2.0078E+11		ZL200780024345.9	Cell-Free Synthesis of Proteins Containing Unnatural Amino Acids

STAN-507EP	EP	ISSUED	7870711.4	2035554	2035554	Cell-Free Synthesis of Proteins Containing Unnatural Amino Acids

STAN-507IN	IN	ISSUED	2784/MUMNP/2008		258411	Cell-Free Synthesis of Proteins Containing Unnatural Amino Acids

STAN-507JP	JP	PUBLISHED	2009-518303	2009-542214		Cell-Free Synthesis of Proteins Containing Unnatural Amino Acids

STAN-507PRV	US	EXPIRED	60/817,915			Cell-Free Synthesis of Proteins Containing Unnatural Amino Acids

STAN-507WO	WO	NAT PHASE	US2007/015170	WO 2008/066583		Cell-Free Synthesis of Proteins Containing Unnatural Amino Acids

MATTER NO	COUNTRY	STATUS	SERIAL NO	PUBL NO	PATENT NO	COUNTRY
STAN-534	US	ISSUED	12/016,763	US 2008-0248521 A1	7,871,794	Enhanced Cell-Free Synthesis of Active Proteins Containing Disulfide Bonds

STAN534AU	AU	ABANDONED	2008205479			Enhanced Cell-Free Synthesis of Active Proteins Containing Disulfide Bonds

STAN-534CA	CA	ABANDONED	2673765			Enhanced Cell-Free Synthesis of Active Proteins Containing Disulfide Bonds

STAN-534EP	EP	ABANDONED	8724626	2109682		Enhanced Cell-Free Synthesis of Active Proteins Containing Disulfide Bonds

Schedule 11.2(a) – 6

STAN-534JP	JP	ABANDONED	2009-546434	2010-516251	Enhanced Cell-Free Synthesis of Active Proteins Containing Disulfide Bonds

STAN-534PRV	US	EXPIRED	60/881,251		Enhanced in Vitro Synthesis of Active Proteins Containing Disulfide Bonds

STAN-534WO	WO	NAT PHASE	US2008/000699	WO 2008/088884	Enhanced Cell-Free Synthesis of Active Proteins Containing Disulfide Bonds

Schedule 11.2(a) – 7

PATENTS AND PATENT APPLICATIONS OWNED BY SUTRO

[*]

Schedule 11.2(a) - 8	*Confidential Treatment Requested.

Schedule 11.2(b)

SUTRO In–Licenses

•	License Agreement by and between SUTRO and The Board of Trustees of the Leland Stanford Junior University, dated Oct. 3, 2007

•	License Agreement by and between SUTRO and Enwave Corporation, dated May 23, 2014

SUTRO will be solely responsible for all payment obligations under the agreements listed above.

Schedule 11.2(b) - 1

Schedule 14.3

Assignee Assumption Form

[Assigning Party Letterhead]

[Notice Address of Non-Assigning Party]

[Date]

Re:	Notice and Agreement of Assignment and Assumption

To Whom It May Concern:

Pursuant to Section 14.3 of that certain Amended and Restated Collaboration and License Agreement, entered into by and between Celgene Corporation (“Celgene”) and Sutro Biopharma, Inc. (“Sutro”), dated August 2, 2017 (as amended and restated, the “Collaboration Agreement”), [ASSIGNING PARTY] (the “Assigning Party”) hereby gives notice to [NON-ASSIGNING PARTY] (the “Non-Assigning Party”) of the assignment to, and the assumption by, [ASSIGNEE] (“Assignee”) of the Collaboration Agreement (the “Assignment and Assumption”), effective as of [INSERT DATE] (the “Assignment Date”). In the event the Assignment and Assumption does not occur on the Assignment Date specified above, the Assigning Party shall provide written notice and certification of the date of consummation of the Assignment and Assumption (the “Actual Assignment Date”) to the Non-Assigning Party within three (3) Business Days (as defined in the Collaboration Agreement) after such consummation, and for purposes of this Notice and Agreement of Assignment and Assumption, such Actual Assignment Date shall be deemed the Assignment Date.

The Assigning Party and Assignee hereby acknowledge and agree that on and after the Assignment Date: (a) the Assigning Party remains fully liable for the performance of its obligations under the Collaboration Agreement by Assignee, (b) Assignee assumes performance of all such obligations under the Collaboration Agreement, and (c) the Non-Assigning Party may rely upon this Notice and Agreement of Assignment and Assumption, including with respect to any obligations owed to the Non-Assigning Party under the Collaboration Agreement.

[IF HOLDER OF SUTRO IP IS THE ASSIGNING PARTY, INCLUDE THIS PROVISION: In addition, the Assigning Party hereby represents and warrants, as of the Assignment Date, that all SUTRO IP (as defined in the Collaboration Agreement) licensed to Celgene under the Collaboration Agreement is transferred to Assignee.]

In the event it is determined not to proceed with the Assignment and Assumption, the Assigning Party shall provide written notice and certification thereof to the Non-Assigning Party within three (3) Business Days after such determination. Upon receipt of such notice and certification by the Non-Assigning Party, this Notice and Agreement of Assignment and Assumption shall be deemed null and void ab initio; provided that the Assignment and Assumption referenced herein is not consummated.

Schedule 14.3 - 1

Respectfully,

[ASSIGNING PARTY]

Name:

Title:

Date:

ACKNOWLEDGED AND AGREED BY ASSIGNEE:

Name:

Title:

Date:

Schedule 14.3 – 2